UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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 METLIFE, INC.
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MetLife

Navigating life together

Notice of 2019 Annual Meeting & Proxy Statement

MetLife, Inc.
200 Park Avenue, New York, NY 10166
April 25, 2019
Fellow Shareholders:
I am writing to you as MetLife’s Lead Director to share the Board’s perspective on MetLife’s performance in 2018.
I want to thank you for the confidence that you have placed in us. The Board recognizes that we are directly accountable to you, our shareholders, for our oversight of the Company’s performance, strategy, leadership and risk management. Your feedback and perspective are valuable to us as we conduct this oversight. We appreciate your continued engagement with us.
The Board was pleased that the Company’s 2018 financial results demonstrated that its strategy is working. MetLife achieved a Core Free Cash Flow ratio that enabled the Company to return a MetLife record $5.7 billion to shareholders through share repurchases and common stock dividends. The Company made additional progress toward its target of $800 million in expense margin improvement by 2020. The Board continues to believe that the Company’s strategy of growing responsibly in businesses with high internal rates of return, low capital intensity, and strong cash generation is a compelling path to long-term value creation.
The Directors take seriously our role in holding management accountable for consistent execution. In 2018, the Board oversaw remediation of the material weaknesses associated with the U.S. group annuity business and the run-off Japan variable annuity business in the MetLife Holdings segment. Just as important to the Board, MetLife strengthened its practices and procedures to deliver better service to its customers.
The Company also formed a new sustainability function in 2018 to ensure a strategic, coordinated approach in this important area. This function will provide periodic updates to the Board on the Company’s sustainability strategy and efforts, and environmental and social issues management and reporting. MetLife has a long-standing commitment to investing for the long-term benefit of all of its stakeholders, and making its commitment public. At the same time, we have noted the growing interest among investors in how companies report their performance on environmental, social and governance (ESG) issues. The creation of this sustainability function is consistent with this developing investor focus and a desire for better reporting among current and potential shareholders.
MetLife and its shareholders benefit from a diverse and independent set of Directors. As a Board, we remain committed to maintaining a diversity of perspectives and voices. Using a matrix of the relevant skills and experiences that evolve as the Company’s business and strategy evolve, we continue to recruit highly-capable new Directors who are equipped with the right skills and experiences to oversee the success of the business and effectively represent shareholder interests. We were pleased to have Diana McKenzie, chief information officer for Workday, Inc. through April 30, 2019, join the Board in November. Diana is a technology leader and innovator who brings digital and cyber security knowledge to the Board at a critical time in MetLife’s efforts to build out its digital capabilities.
We also continue to refine our corporate governance practices to address the Company’s needs and shareholder perspectives. The Board continues to believe, as we have discussed with shareholders previously, that it is important for any Board to be unconstrained in electing the Director best suited to the Chairman role at the time - whether an executive or independent. In keeping with this philosophy, in January 2019 the Board determined, after careful consideration, that following the retirement of the current Chairman and Chief Executive Officer (CEO) it would be appropriate to elect a non-executive Chairman to lead the Board while the new CEO leads the management team. On May 1, 2019, I will transition from independent Lead Director to MetLife’s non-executive Chairman. I am both excited about, and honored by, the opportunity to help oversee this great Company.
In one of my last acts as Lead Director, I would like to recognize Steve Kandarian for the many contributions he has made to the Company and welcome Michel A. Khalaf to the CEO role.
Steve had multiple regulatory, macroeconomic and operational issues to resolve during his tenure as Chairman, President and CEO. In each case, he took bold action that set the Company on the right course for profitable growth. As Steve himself put it, MetLife’s strong results in 2018 were but a down payment to the Company’s patient investors.
Future payments will be the responsibility of Michel A. Khalaf, and the Board and I look forward to working with him. Michel has a proven track record of meeting and beating ambitious plans, and was the Board’s unanimous selection following a rigorous CEO search process. As the financial services landscape continues to evolve, we are confident that Michel is the right executive to strengthen MetLife’s customer focus, drive innovation, and create long-term shareholder value.
Thank you for your continued engagement with, and confidence in, the Board and MetLife.
Sincerely,
R. Glenn Hubbard
Lead Director
MetLife, Inc.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Place: 200 Park Avenue New York, New York 10166 Date: June 18, 2019 Time: 2:30 p.m., Eastern Time Record Date: April 22, 2019
  ITEMS OF BUSINESS:
1. The election of 12 Directors named in the Proxy Statement, each for a one-year term;
2. The ratification of the appointment of Deloitte & Touche LLP as MetLife, Inc.’s independent auditor for 2019;
3. An advisory (non-binding) vote to approve the compensation paid to MetLife, Inc.’s Named Executive Officers; and
4. Such other matters as may properly come before the meeting.

Information about the matters to be acted upon at the meeting is contained in the accompanying Proxy Statement.
MetLife, Inc. common stock shareholders of record at the close of business on April 22, 2019 will be entitled to vote at the meeting or any adjournment or postponement thereof.
By Order of the Board of Directors,
Jeannette N. Pina
Vice President and Secretary
New York, New York
April 25, 2019

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on June 18, 2019:
The accompanying Proxy Statement, the MetLife, Inc. 2018 Annual Report to Shareholders, the Chairman’s Letter, and directions to the location of the 2019 annual meeting of shareholders are available at http://investor.metlife.com by selecting the appropriate link under either “Financials” or "Quick Links."

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Proxy Statement Introduction / Table of Contents

PROXY STATEMENT
This Proxy Statement contains information about the 2019 annual meeting of shareholders (Annual Meeting) of MetLife, Inc. (including its corporate affiliates, where applicable, MetLife or the Company). We are providing proxy materials to solicit proxies on behalf of the MetLife Board of Directors (the Board). We are sending certain of our shareholders a Notice of Internet Availability of Proxy Materials (Notice) on or about April 25, 2019. The Notice includes instructions on how to access our Proxy Statement, 2018 Annual Report to Shareholders, and Chairman’s Letter online. Shareholders who have previously requested a printed or electronic copy of the proxy materials will continue to receive such a copy of the proxy materials, which will be sent on or about April 25, 2019. See “Accessing your proxy materials” in "Information About the Annual Meeting, Proxy Voting, and Other Information" for additional information.

2019 Proxy Statement	i

Table of Contents

2019 Proxy Statement	ii

A Note About Non-GAAP Measures

A NOTE ABOUT NON-GAAP MEASURES
In this Proxy Statement, MetLife presents certain measures of its performance that are not calculated in accordance with accounting principles generally accepted in the United States of America (GAAP). Non-GAAP financial measures should not be viewed as substitutes for the most directly comparable financial measures calculated in accordance with GAAP:

($ in millions, except per share data and as otherwise indicated)	2016	2017	2018

Net income (loss) available to MetLife, Inc.’s common shareholders	$747	$3,907	$4,982
Net income (loss) available to MetLife, Inc.’s common shareholders per diluted common share		$3.62	$4.91
Return on MetLife, Inc.’s common stockholder equity		6.3%	9.6%
Book value per common share		$54.24	$51.53
Expense ratio		21.7%	18.9%
MetLife, Inc. (parent company only) net cash provided by operating activities ($ in billions)	$3.7	$6.5	$5.5

This Proxy Statement refers to Core financial measures, including:

•	Core Adjusted Earnings;

•	Core Adjusted Earnings Per Share (or Core Adjusted EPS);

•	Core Adjusted Return on Equity (or Core Adjusted ROE);

•	Core Adjusted Expense Ratio;

•	Core Direct Expense Ratio; and

•	Core Free Cash Flow.
Core financial measures (except Core Free Cash Flow) are based on Adjusted measures. All Core financial measures, including Core Free Cash Flow, are modified for Notable Items.

Notable Items reflect the unexpected impact of events that affect the Company’s results, but that were unknown and that the Company could not anticipate when it devised its Business Plan. Notable Items also include certain items, regardless of the extent anticipated in the Business Plan, to help investors have a better understanding of Company results and to evaluate and forecast those results. In 2018, Notable Items identified in the Company’s Quarterly Financial Supplements are: (1) actuarial assumption review and other insurance adjustments; (2) litigation reserves & settlement costs; (3) expense initiative costs; (4) other expense-related items; and (5) tax adjustments. In 2017, Notable Items also included variable investment income as well as catastrophe experience and prior year development, net. Notable Items represent a positive or negative impact to adjusted earnings available to common shareholders.

2019 Proxy Statement	iii

A Note About Non-GAAP Measures

All 2017 Core financial measures have also been modified for Brighthouse Financial results. MetLife separated Brighthouse Financial during 2017 (the Separation or Brighthouse Financial Separation).
Core Adjusted Return on Equity for 2017 has also been modified for:

•	MetLife’s net equity of assets and liabilities of disposed subsidiary, as well as MetLife’s equity investment in Brighthouse Financial, Inc. common stock from the Separation through 2017 year-end; and

•	Separation-related items (e.g., transaction costs).
Core Free Cash Flow has also been modified for Separation-related items (e.g., transaction costs).
Core Adjusted ROE excludes accumulated other comprehensive income (AOCI) other than foreign currency translation adjustment (FCTA).

Core Direct Expense Ratio also excludes pension risk transfers (PRTs).
Book Value Per Share excludes AOCI other than FCTA. Book Value Per Share is not presented in Core form.
MetLife’s Business Plan (Business Plan) measures are on a Core basis, except:

•	Business Plan goals for the purposes of the MetLife Annual Variable Incentive Plan (AVIP) for 2018 were based on Adjusted Earnings, but not modified for Notable Items or other Core modifications; and

•
2016-2018 Business Plan goals for purposes of Performance Shares were based on Adjusted Earnings excluding historical Brighthouse Financial results, MetLife’s equity investment in Brighthouse Financial from the Separation through year-end 2017 and Separation-related items, but not modified for Notable Items.

See Appendix B for further information.

2019 Proxy Statement	iv

Proxy Summary

PROXY SUMMARY
This summary provides highlights of information contained elsewhere in this Proxy Statement and does not contain all of the information that you should consider. Please read the entire Proxy Statement carefully before voting.
_________________________________________________________________________________________________
Voting Your Shares

Record date	April 22, 2019

Voting	Shareholders as of the record date are entitled to vote. Each share of MetLife common stock (a Share) is entitled to one vote for each Director nominee and one vote for each of the other proposals.
Your vote is important. Shareholders of record may vote their Shares in person at the Annual Meeting or by using any of the following methods. Beneficial owners whose Shares are held at a brokerage firm or by a bank or other nominee should follow the voting instructions received from such nominee. Participants in the MetLife 401(k) Plan should refer to voting instructions in "Information About the Annual Meeting, Proxy Voting, and Other Information."

Internet	Telephone	Mail
www.proxyvote.com no later than 11:59 p.m., Eastern Time, June 17, 2019.	1-800-690-6903 until 11:59 p.m., Eastern Time, June 17, 2019.	Complete, sign and return your proxy card by mail (if you received printed copies of the proxy materials) so that it is received by MetLife c/o Broadridge prior to the Annual Meeting.

Proposals for Your Vote

Proposals	Board Recommendation	Vote Required
Proposal 1 Election of 12 Directors named in this Proxy Statement to one-year terms	FOR each nominee	Majority of Shares voted
Proposal 2 Ratification of appointment of Deloitte & Touche LLP as MetLife’s independent auditor for 2019	FOR	Majority of Shares voted
Proposal 3 Advisory vote to approve compensation paid to the Company’s Named Executive Officers	FOR	Majority of Shares voted

2019 Proxy Statement	1

Proxy Summary

Company Strategy
The Company has taken, and continues to take, numerous actions to maximize shareholder value.
Enterprise Strategy
MetLife’s strategy prioritizes businesses with strong risk-adjusted internal rates of return, lower capital intensity, and a higher ratio of Free Cash Flow to Adjusted Earnings.

Optimize value and risk

–	Focus on in-force and new business opportunities using Accelerating Value analysis

–	Optimize cash and value

–	Balance risk across MetLife

Drive operational excellence

–	Become a more efficient, high performance organization

–	Focus on the customer with a disciplined approach to unit cost improvement

Deliver the right solutions for the right customers

–	Use customer insights to deliver differentiated value propositions - products, services and experiences to win the right customers and earn their loyalty

Strengthen distribution advantage

–	Transform our distribution channels to drive productivity and efficiency through digital enablement, improved customer persistency and deeper customer relationships
“One MetLife,” “Digital,” and “Simplified” are the key enablers of our strategy

2019 Proxy Statement	2

Proxy Summary

Company Initiatives
The Board remains supportive of the Company’s strategy and its ability to drive shareholder value, while holding management accountable for consistent execution.

Operational Excellence

Maintained strict capital budgeting to drive profitable growth.

Continued to make progress toward achieving our target of $800 million in expense margin improvement by 2020, and have improved the Core Direct Expense ratio by 140 basis points from 2015, the year before MetLife’s unit cost initiative began.

Continued the Company’s digital transformation by building out core technology and developing new digital platforms.

Successfully remediated material weaknesses in internal control over financial reporting.

Returning Capital to Shareholders

Returned a MetLife record of approximately $5.7 billion in 2018, surpassing goal to return almost $5 billion. Established new common stock repurchase authorizations of $3.5 billion.

Systemically Important Financial Institution (SIFI) Designation Court Victory

The U.S. government dropped its appeal of MetLife’s U.S. District Court victory rescinding the Company’s designation as a SIFI. Maintained level competitive playing field with rest of industry.

2019 Proxy Statement	3

Proxy Summary

Executive Pay for Performance
The Company maintained its pay for performance practices in 2018. The vast majority of the Named Executive Officers’ Total Compensation for 2018 performance was variable and depended on performance. In addition, the Compensation Committee allocated a greater portion of variable compensation to stock-based long-term incentives (LTI) than to annual cash incentives.
MetLife’s Compensation Committee's decisions reflected the Company's performance by:

✓	considering the Company’s financial performance, and progress on strategic and operational objectives - as well as individual executive performance - in determining compensation actions for 2018.

✓	approving funding for MetLife Annual Variable Incentive Plan (AVIP) at 115.7%, based on the Company’s Adjusted Earnings performance compared to Business Plan goal.

✓
approving the issuance of 2016-2018 Performance Shares at 87.7%, which was a higher performance factor than for the prior period (2015-2017) largely from improvement in relative Total Shareholder Return (TSR).

✓
maintaining the portion of new LTI granted in Performance Shares at 70% of the total award value (formerly 50% in 2017) to further enhance executive alignment with shareholders; consistent with prior awards, the performance metrics for Performance Shares are 3-year TSR performance relative to peers and 3-year Adjusted Return on Equity against the Business Plan.

MetLife’s Compensation Programs:

✓	provide the largest portion of executives’ Total Compensation in variable, performance-dependent awards.

✓	align executives’ interests with shareholders’ through Share-based awards and Share ownership requirements.

✓	incorporate sound risk management through appropriate financial metrics, non-formulaic awards, and Chief Risk Officer program review.
Key highlights of performance the Compensation Committee considered in making Total Compensation decisions for the Executive Officers, and how it aligned those decisions with performance, are described in the Compensation Discussion and Analysis.

2019 Proxy Statement	4

Proxy Summary

Executive Compensation Practices with Strong Corporate Governance Features, including:

Compensation Promotes MetLife’s Success	Safeguards to Protect Shareholder Interests

✓ Vast majority of compensation is performance-based
✓ 3-year vesting period for LTI, with Performance Shares based on both internal goals and relative performance
✓ Share ownership requirements
✓ Incentive award total funding determined by business performance and individual awards driven by individual contributions
✓ Incentives promote prudent risk-taking (no formulaic awards; key performance indicator excludes net investment gains/losses, net derivative gains/losses, and variable investment income +/-10% from goal; use multi-year performance to determine the payout value of LTI)
✓ Performance-based compensation recoupment (clawback) policy

No supplemental retirement plan for Executive Group
No excessive perquisites
No repricing/replacing stock options unless shareholder approved
No “single trigger” change-in-control severance pay or vesting of LTI awards without the opportunity to substitute with alternative deferred awards
No change-in-control severance beyond 2x average salary and annual cash incentive pay
No excise tax payment/gross-up for change-in-control payments, or tax gross-up for any perquisites or benefits (except certain relocation/other transitionary arrangements)
No pledging, hedging, short sales, or trading in puts/calls
No employment contracts with U.S.-based Executive Group

2019 Proxy Statement	5

Proxy Summary

Shareholder Engagement

In 2018, in addition to the ongoing outreach of the Company’s Investor Relations team, CEO and Chief Financial Officer (CFO), MetLife continued its annual governance-focused shareholder engagement process conducted by the Corporate Secretary, involving other executives and members of the Board of Directors where appropriate. The Company invited holders of approximately 37% of outstanding shares into the process to share their views on issues important to them. A number of those contacted indicated that while they appreciated the Company’s outreach and valued the opportunity to engage, many declined, stating they had no concerns which merited engagement. They also did not express concerns about the Company’s executive compensation.

Consistent with that feedback, every director received shareholder support of at least 97.3% of votes cast at the Company's 2018 Annual Meeting, and the advisory vote on the Company's executive compensation program “Say-on-Pay” received support from 96.9% of votes cast.

Also at the Company's 2018 Annual Meeting, 69.8% of votes cast for or against voted, in line with the Board’s recommendation, against a shareholder proposal to separate the roles of Chairman of the Board (Chairman) and CEO. The Board’s recommendation was based on both its belief that the then-current structure was the most appropriate for the Company at that point in its lifecycle and its conviction that any future Board, which would always have a responsibility to select the most appropriate director as its Chairman, should not be artificially constrained in executing that responsibility. In January 2019 the Company announced its then-current Chairman, President and CEO would retire effective April 30, 2019. Consistent with its responsibility to shareholders to select the director best suited to lead the Board at that point in time, the Board elected an independent director to serve as its next Chairman effective upon the current Chairman’s retirement.

The Company continues to believe shareholder input is an important part of good governance practice and enriches Board discussion. MetLife looks forward to continuing to engage with its shareholders, formally and informally, on issues important to them.

Corporate Responsibility
Our notable achievements during the year included:

•	We paid approximately $48 billion in claims and benefits to policyholders, demonstrating the vital role we play in the social safety net.

•
We committed $7 billion to Responsible Investments around the world on behalf of MetLife and its institutional investor clients. These are included as part of Total Assets Under Management in the impact and affordable housing investments, green investments, infrastructure Investments, and municipal bonds categories.

•	MetLife Foundation fulfilled its five-year commitment to provide $200 million in grants to improve financial inclusion worldwide, and is expanding its focus to financial health.

•	We were named to the Dow Jones Sustainability Index (North America) for the third year in a row.

•
We were named among America's 100 Most JUST Companies by JUST Capital and Forbes for the first time. The list recognizes high-performing U.S. companies on the issues that Americans define as priorities for good corporate behavior.

•	We received a grade of “A minus” from CDP (formerly the Carbon Disclosure Project) for reporting and management of climate issues, placing MetLife in the top quartile “Leadership” category.

•	We announced a $10 million Workforce of the Future Development Fund to deliver learning programs to our employees focused on digital skills, innovation and collaboration.

•
We created a new sustainability function to bring a strategic and coordinated approach to the Company’s efforts, and appointed a Chief Sustainability Officer to lead that function and report periodically to the Board.

2019 Proxy Statement	6

Proxy Summary

Best Practices in Corporate Governance
The Company has a proven track record of implementing best practices in corporate governance.

Governance Best Practices		Robust Shareholder Rights
Independent Lead Director through April 30, 2019

Independent Chairman of the Board, effective May 1, 2019

Independent Board Committees

Frequent Board executive sessions

Comprehensive annual Board and
Committee assessment process

Publicly disclosed political contributions

Committee Chair rotation

Robust shareholder engagement program
Annual election of all Directors Shareholder right to call special meeting Shareholder proxy access Majority vote standard for Director elections No "poison pill"

Sound Policies Share ownership requirements for executives and Directors Policy prohibiting hedging or pledging Company securities Performance-based compensation recoupment policy
Board Oversight of Risk Management
The Company’s Board of Directors has active and robust practices in risk management oversight:

•	The Finance and Risk Committee oversees assessment, management, and mitigation of material risks, as well as capital and liquidity management practices.

•	Other committees also have significant risk management oversight responsibilities:

✓	Audit: legal and regulatory compliance and internal controls;

✓	Governance and Corporate Responsibility: ethics, compliance programs and sales practices;

✓	Investment: investment portfolio risks; and

✓	Compensation: compensation plan risks (e.g., avoiding incentives to take excessive risk).

2019 Proxy Statement	7

Proxy Summary

Director Nominees’ Independence, Diversity, Tenure and Experience The Company has nominated highly qualified, independent leaders to serve on its Board of Directors.

2019 Proxy Statement	8

Proxy Summary

For a more detailed description of the above skills and experiences, see “Board Composition and Refreshment.”

2019 Proxy Statement	9

Proxy Summary

The following table provides summary information about each Director nominee. The designations below will be effective June 18, 2019, immediately following the Annual Meeting, provided that each Director is re-elected.

2019 Proxy Statement	10

Proxy Summary

2019 Proxy Statement	11

PROPOSAL 1 — Election of Directors for a One-Year Term Ending at the 2020 Annual Meeting of Shareholders

PROPOSAL 1 — ELECTION OF DIRECTORS FOR A ONE-YEAR TERM ENDING AT THE 2020 ANNUAL MEETING OF SHAREHOLDERS

The Board of Directors recommends that you vote FOR the election of each of the Director nominees.
The Company’s success and long-term value depend on the judgment, initiative, and efforts of its Directors. As a Board, these individuals oversee MetLife’s business policies and strategies. They also oversee the CEO and the other Executive Officers in their management of the Company’s business.
The Board of Directors currently has 12 members. One current member, Steven A. Kandarian, will not seek re-election at the Annual Meeting as he will retire as Chairman of the Board, President and Chief Executive Officer April 30, 2019.
Each Director nominee, other than Michel A. Khalaf, who will become a Director May 1, 2019, is currently serving as a MetLife Director and has agreed to continue to serve if elected. The Board of Directors has no reason to believe that any nominee would be unable to serve if elected. However, if for any reason a nominee should become unable to serve at or before the Annual Meeting, the Board could reduce the size of the Board or nominate a replacement candidate for election. If you granted a proxy to vote your Shares for the election of an unavailable candidate, the individuals who have your proxy could use their discretion to vote for a replacement candidate nominated by the Board. The proxies will not have authority to vote for a greater number of nominees than the number of nominees named on the proxy card.
Each of the Director nominees, other than Michel A. Khalaf, who will become a Director May 1, 2019, is also currently serving as a director of Metropolitan Life Insurance Company (MLIC), a direct, wholly-owned subsidiary of MetLife with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the Exchange Act), in connection with the issuance of certain insurance products. The common stock of MLIC is not publicly traded.

2019 Proxy Statement	12

Board Composition and Refreshment

Board Composition and Refreshment
The Company believes that an effective, experienced and diverse Board of Directors is crucial to the Company’s governance framework and business success. The Governance and Corporate Responsibility Committee (Governance Committee), which is principally responsible for identifying and recommending director candidates, looks for candidates with sound judgment and character, who are committed to MetLife’s values and can effectively oversee the Company’s business. To assist with candidate assessment, the Committee utilizes a matrix, which is reviewed annually, of the relevant skills and experiences that evolve as the Company’s business and strategy shift. With this in mind, the Board, led by the Governance Committee Chair, identified the following skills and experiences as most relevant for the Company’s Board at this time:

Executive Leadership. Public company CEO or senior executive experience managing a complex organization.	Financial Expertise, CFO and Audit. Experience as financial expert and/or a public company CFO or audit partner.

Corporate Governance / Public Company Board. Experience in public company corporate governance related issues, policies and best practices.	Risk Management. Experience in risk management with oversight of different types of risk.

Financial Services. Experience working as a senior finance executive or insurance industry expertise.	Consumer Insight / Analytics. Experience in marketing and interpreting consumer behaviors.

Global Literacy. Experience as a senior executive working for an international company or working or living in countries outside of the U.S.	Technology. Experience with innovative technology, digital generation and technology-driven issues, and the regulatory landscape.

Regulated Industry / Government. Experience in operating businesses in similar, highly regulated industries, interacting with regulators and policymakers and/or working in government.	Corporate Affairs. Experience in corporate affairs, philanthropy, community development, and environmental or corporate responsibility.

Investments. Experience in financial investments markets and investment decisions and strategy.

While the Company does not have a formal Board diversity policy, the Governance Committee and the Board regularly discuss Board succession planning in light of the Board’s collective skills, experiences, backgrounds and cognitive diversity. The Governance Committee is particularly focused on ensuring that the candidates for key Board positions, such as Chairman of the Board and Committee Chairs, have the appropriate skills and experiences. The current composition of our Board reflects those efforts and the importance of diversity to the Board.

In November 2018, the Company welcomed Diana McKenzie to its Board. As described in her biography in "Director Nominees," Ms. McKenzie is the Chief Information Officer of Workday, Inc. through April 30, 2019, and brings extensive digital, technology and cybersecurity expertise to the Board. In the last five years, the Company has refreshed approximately half of its Board.
Six new directors since 2014

2019 Proxy Statement	13

Corporate Governance

Director Nominees

Cheryl W. Grisé age 66, Former Executive Vice President, Northeast Utilities

Director since 2004
Ms. Grisé’s experience as the Chief Executive Officer of a major enterprise subject to complex regulations has provided her with a substantive understanding of the challenges of managing a highly regulated company such as MetLife. With her executive background and her experience as General Counsel and Corporate Secretary, Ms. Grisé brings a unique perspective on the Board’s responsibility for overseeing the management of a regulated enterprise and the effective functioning of the Company’s corporate governance structures.

Primary Qualifications	Executive Leadership Regulated Industry / Government	Corporate Governance / Public Company Board Corporate Affairs
Professional Highlights:

•	Northeast Utilities, a public utility holding company engaged in the distribution of electricity and natural gas (1980 – 2007)

–	Executive Vice President (December 2005 – July 2007)

–	Chief Executive Officer of principal operating subsidiaries (September 2002 – January 2007)

–	President, Utility Group, Northeast Utilities Service Company (May 2001 – January 2007)

–	President, Utility Group (May 2001 – December 2005)

–	Senior Vice President, Secretary and General Counsel (1998 – 2001)

Other Professional and Leadership Experience:

•	Trustee Emeritus, University of Connecticut Foundation

•	Senior Fellow, American Leadership Forum

•	Other public company directorships: PulteGroup, Inc.; ICF International

•	Prior public company directorships (past five years): Pall Corporation
Education:

•	B.A., University of North Carolina at Chapel Hill

•	J.D., Thomas Jefferson School of Law

•	Executive Management Program, Yale University School of Organization and Management

2019 Proxy Statement	14

Corporate Governance

Carlos M. Gutierrez age 65, Co-Chair, The Albright Stonebridge Group

Director since 2013
As Chairman and Chief Executive Officer of Kellogg, Secretary Gutierrez gained deep insight into the complex challenges of guiding a large enterprise in a competitive global economy and a deep understanding of what drives consumers. As Secretary of Commerce, he worked with government and business leaders to promote America’s economic interests. Secretary Gutierrez’s unique mix of experience gives him a valuable perspective and ability to oversee management’s efforts to grow and develop MetLife’s global business and its interactions with domestic and foreign governments and regulators.

Primary Qualifications	Executive Leadership Global Literacy	Corporate Governance / Public Company Board Consumer Insight / Analytics
Professional Highlights:

•	The Albright Stonebridge Group, a consulting firm (April 2013 – Present)

–	Co-Chair (February 2014 – Present)

–	Vice Chair (April 2013 – February 2014)

•	Vice Chairman, Institutional Client Group, Citigroup Inc., a financial services corporation (January 2011 – February 2013)

•	Chairman and Founding Consultant of Global Political Strategies, a division of APCO Worldwide, Inc., a consulting firm (2010 – 2011)

•	Secretary of Commerce of the United States (February 2005 – January 2009)

•	Kellogg Company, a manufacturer of packaged food products (1975 – 2005)

–	Chairman and Chief Executive Officer (2000 – 2005)

–	Chief Executive Officer (1999 – 2000)

–	President and Chief Operating Officer (1998 – 1999)

Other Professional and Leadership Experience:

•	Chairman, National Foreign Trade Council

•	Chairman, Board of Trustees, Meridian International Center (through June 12, 2019)

•	Co-founder, TheDream.US

•	Member, Board of Directors of:

–	Viridis Learning, Inc.

–	PwC (United States)

•	Other public company directorships: Occidental Petroleum Corporation

• Prior public company directorships (past five years): Time Warner, Inc.
Education:

•	Instituto Tecnologico y de Estudios Superiores de Monterrey, Business Administration Studies

2019 Proxy Statement	15

Corporate Governance

Gerald L. Hassell age 67, Former Chairman of the Board and Chief Executive Officer, The Bank of New York Mellon Corporation

Director since 2018
A seasoned executive in financial services, Mr. Hassell brings extensive financial services expertise to MetLife. As the Chairman and Chief Executive Officer of The Bank of New York Mellon Corporation (BNY Mellon), he successfully led a large and complex financial institution and oversaw risk management in a highly regulated industry, with a sophisticated understanding of shareholder value creation. These experiences and expertise are important to the Board’s oversight of the Company’s design and approach to risk management. In addition, his commitment to social responsibility and community development makes him a valuable resource for MetLife’s corporate and social responsibility initiatives.

Primary Qualifications	Executive Leadership Financial Expertise, CFO and Audit	Regulated Industry / Government Risk Management
Professional Highlights:

•	BNY Mellon, a financial services corporation

–	Chairman of the Board (August 2011 – December 2017)

–	Chief Executive Officer (August 2011 – July 2017)

–	President, The Bank of New York Company, Inc. (merged with Mellon Financial Corporation in 2007 to form BNY Mellon) (September 1998 – July 2007)

–	Various other executive leadership positions

Other Professional and Leadership Experience:

•	Member of :

–	Board of Visitors, Columbia University Medical Center

–	Board of Directors, Lincoln Center for the Performing Arts

–	Board of Trustees, Duke University

–	Board of Directors, Big Brothers and Big Sisters of New York City

–	Business Council

–	Economic Club of New York

•	Other public company directorships: Comcast Corporation

•	Prior public company directorships (past five years): BNY Mellon
Education:

•	B.A., Duke University

•	M.B.A., New York University Stern School of Business

2019 Proxy Statement	16

Corporate Governance

David L. Herzog age 59, Former Chief Financial Officer and Executive Vice President, American International Group

Director since 2016
Mr. Herzog brings more than three decades of life insurance and financial services expertise to MetLife. His experience as the Chief Financial Officer of a global insurance company uniquely positions him to enhance shareholder value by leveraging his financial and risk management expertise, executive leadership experience, and deep understanding of the insurance business. These qualities and his broad knowledge of and experience in accounting are valuable to the Board’s oversight of MetLife management.

Primary Qualifications	Executive Leadership Global Literacy	Financial Services Financial Expertise, CFO and Audit
Professional Highlights:

•	American International Group (AIG), an insurance company (2000 – 2016)

–	Chief Financial Officer and Executive Vice President (October 2008 – April 2016)

–	Senior Vice President and Comptroller (June 2005 – October 2008)

–	Chief Financial Officer for worldwide life insurance operations (April 2004 – June 2005)

–	Vice President, Life Insurance (2003 – 2004)

–	Various senior officer positions, including Chief Financial Officer and Chief Operating Officer of American General Life following its acquisition by AIG

•	Various executive positions, GenAmerica Corporation (1991 – 2000), including:

–	Chief Financial Officer (1999 – 2000)

–	President, GenAm Shared Services (1998 – 1999)

•	Controller, Family Guardian Life Insurance Company, later known as Citicorp Life Insurance Company (1987 – 1991)

•	Coopers & Lybrand, a predecessor firm of PricewaterhouseCoopers LLP (1982 – 1987)

Other Professional and Leadership Experience:

•	Member, Board of Directors, PCCW Limited (Hong Kong)

•	Member of numerous professional and civic organizations, including:

–	Investment Advisory Committee, University of Missouri

–	Strategic Development Board, University of Missouri Business School

•	Former member of Federal Advisory Committee on Insurance

•	Other public company directorships: Ambac Financial Group, Inc.; DXC Technology Company

•	Prior public company directorships (past five years): AerCap Holdings N.V.
Education:

•	B.S., University of Missouri-Columbia

•	M.B.A., University of Chicago Booth School of Business

2019 Proxy Statement	17

Corporate Governance

R. Glenn Hubbard, Ph.D. age 60, Dean and Russell L. Carson Professor of Economics and Finance, Graduate School of Business, Columbia University

Lead Director through April 30, 2019
Independent Chairman of the Board, effective May 1, 2019
Director since 2007
As an economic policy advisor to the highest levels of government and financial regulatory bodies, Dr. Hubbard has an unparalleled understanding of global economic conditions and emergent regulations and economic policies. This expertise contributes to the Board’s understanding of how shifting economic conditions and developing regulations and economic policies may impact MetLife’s investments, businesses, and operations worldwide.

Primary Qualifications	Corporate Governance / Public Company Board Investments	Regulated Industry / Government Corporate Affairs
Professional Highlights:

•	Columbia University

–	Dean, Graduate School of Business (2004 – June 30, 2019)

–	Russell L. Carson Professor of Economics and Finance, Graduate School of Business (1994 – Present)

–	Professor of Economics, Faculty of Arts and Sciences (1997 – Present)

•	Co-Chair, Committee on Capital Markets Regulation, an independent nonprofit research organization (2006 – Present)

•	Chairman, President’s Council of Economic Advisers, an agency within the Executive Office of the President of the United States (2001 – 2003)

•	Chairman of the Economic Policy Committee, Organization for Economic Cooperation and Development, an international economic and trade organization (2001 – 2003)

•	Deputy Assistant Secretary for Tax Policy, United States Department of the Treasury (1991 – 1993)

Other Professional and Leadership Experience:

•	Member of numerous professional and civic organizations, including:

–	Economic Advisory Panel, Federal Reserve Bank of New York

–	Council on Foreign Relations

–	Advisory Board of the National Center on Addiction and Substance Abuse

•	Other public company directorships: Automatic Data Processing, Inc.; BlackRock Closed-End Funds

•	Prior public company directorships (past five years): KKR Financial Holdings LLC
Education:

•	B.A. and B.S., University of Central Florida

•	Ph.D. and A.M., Harvard University

2019 Proxy Statement	18

Corporate Governance

Edward J. Kelly, III age 65, Former Chairman, Institutional Clients Group, Citigroup Inc.

Director since 2015
Mr. Kelly’s extensive leadership experience as an executive in the financial services industry further strengthens the Board’s strong qualifications to oversee the execution of MetLife’s strategies in complex legal and regulatory environments. His experience includes key roles in building a client-centric model and managing the global operations of a major financial institution. Further, Mr. Kelly’s deep knowledge of investments and financial products and services makes him a valuable asset to MetLife and its shareholders.

Primary Qualifications	Executive Leadership Financial Services	Corporate Governance / Public Company Board Global Literacy
Professional Highlights:

•	Citigroup Inc., a financial services corporation

–	Chairman, Institutional Clients Group (January 2011 – July 2014)

–	Chairman, Global Banking (April 2010 – January 2011)

–	Vice Chairman (July 2009 – March 2010)

–	Chief Financial Officer (March 2009 – July 2009)

–	Head of Global Banking (September 2008 – March 2009)

–	President and Chief Executive Officer, Citi Alternative Investments (March 2008 – August 2008)

–	President, Citi Alternative investments (February 2008 – March 2008)

•	Managing Director, The Carlyle Group, an asset management firm (July 2007 – January 2008)

•	Executive and leadership positions at various organizations, including:

–	The PNC Financial Services Group, Inc., a financial services corporation (March 2007 – June 2007)

–	Mercantile Bankshares Corporation, a financial services corporation (March 2001 – March 2007)

–	J.P. Morgan Chase & Co. (and its predecessor company J.P. Morgan & Co. Incorporated), a financial services corporation (November 1994 – January 2001)

•	Partner, Davis Polk & Wardwell LLP, a law firm (January 1988 – October 1994)

Other Professional and Leadership Experience:

•	Trustee, Sweet Briar College

•	Member, Board of Directors, Focused Ultrasound Foundation, a non-profit entity

•	Lecturer, University of Virginia School of Law

•	Former Senior Advisor, Corsair Capital, a private equity firm

•	Other public company directorships: Citizens Financial Group

•	Prior public company directorships (past five years): CSX Corporation; XL Group Ltd
Education:

•	A.B., Princeton University

•	J.D., University of Virginia School of Law

2019 Proxy Statement	19

Corporate Governance

William E. Kennard age 62, Former U.S. Ambassador to the European Union

Director since 2013
Mr. Kennard’s career has provided him with public policy and global investment expertise. As United States Ambassador to the European Union, Mr. Kennard worked to promote transatlantic trade and investment and reduce regulatory barriers to commerce. In his years of public service, Mr. Kennard advanced technology access to underserved populations. Mr. Kennard’s extensive regulatory and international experience enhances the Board’s ability to oversee MetLife’s strategies.

Primary Qualifications	Corporate Governance / Public Company Board Regulated Industry / Government	Global Literacy Investments
Professional Highlights:

•	Co-Founder and Non-Executive Chairman, Velocitas Partners LLC, an asset management firm (November 2013 – Present)

•	Co-Founder, Astra Capital Management, a private equity firm (June 2016 – Present)

•	Member of Operating Executive Board, Staple Street Capital, a private equity firm (November 2013 – Present)

•	United States Ambassador to the European Union (December 2009 – August 2013)

•	Managing Director, The Carlyle Group, an asset management firm (May 2001 – December 2009)

•	United States Federal Communications Commission (December 1993 – January 2001)

–	Chairman (November 1997 – January 2001)

–	General Counsel (December 1993 – November 1997)

•	Partner, Verner, Liipfert, Bernhard, McPherson and Hand (now DLA Piper), a law firm (April 1984 – December 1993)

Other Professional and Leadership Experience:

•	Member of:

–	Board of Directors, Eagle Hill School

–	Board of Directors, International African American Museum

•	Trustee, Yale University

•	Advisory Board, Artificial Intelligence Foundation, Menlo Park, CA

•	Other public company directorships: Duke Energy Corporation; AT&T Inc.; Ford Motor Company
Education:

•	B.A., Phi Beta Kappa, Stanford University

•	J.D., Yale Law School

2019 Proxy Statement	20

Corporate Governance

Michel A. Khalaf age 55, President and Chief Executive Officer, MetLife, Inc. (effective May 1, 2019)

Director since May 1, 2019
Mr. Khalaf brings to the Board deep knowledge of the insurance industry, an entrepreneurial spirit and strong leadership skills, which he developed during his long and successful career in the life insurance industry. With significant global experience spanning Asia, EMEA and the U.S., he has excelled across a wide range of markets, businesses and cultures. Since joining MetLife in 2010 with the acquisition of American Life Insurance Company (Alico), he has driven innovation, capital efficiency and profitable growth in the markets he has led.

Primary Qualifications	Executive Leadership Global Literacy	Financial Services Regulated Industry / Government
Professional Highlights:

•	MetLife, Inc.

–	President and Chief Executive Officer (Effective May 1, 2019)

–	President, U.S. Business and EMEA (July 2017 – April 2019)

–	President, EMEA (November 2011 – June 2017)

–	Member of MetLife’s Executive Group (since November 2011)

–	Executive Vice President, Middle East, Africa and South Asia (MEASA) Region (November 2010 – November 2011)

•	Alico / AIG

–	Regional President - MEASA Region, Alico (2008 – 2010)

–	Deputy President & Chief Operating Officer, AIG-Philamlife, Philippines (2006 – 2008)

–	Regional Senior Vice President, AIG-Amplico Life, Poland (2001 – 2006)

–	General Manager, Alico Egypt (1996 – 2001)

–	Chief Operating Officer, Alico Unionvita, Italy (1994 – 1996)

–	Deputy General Manager, Alico Bahamas (1992 – 1994)

–	Regional Investment Manager, Alico Paris (1990 – 1992)

–	Mr. Khalaf began his career as an investment officer at Alico headquarters in Wilmington, Delaware

Other Professional and Leadership Experience:

•	Member of:

–	Board of Directors and Executive Committee of the American Council of Life Insurers

–	Board of Directors, MetLife Foundation

•	Fellow of the Life Management Institute
Education:

•	B.S., Engineering, Syracuse University

•	M.B.A., Finance, Syracuse University

2019 Proxy Statement	21

Corporate Governance

James M. Kilts age 71, Founding Partner, Centerview Capital

Director since 2005
As a private equity firm founding partner and as a senior executive of several major consumer product companies with global sales and operations, Mr. Kilts brings an in-depth understanding of the business challenges and opportunities of diversified global enterprises and the related financial, risk management, talent management, and shareholder value creation considerations. These experiences and knowledge enhance the Board’s ability to oversee MetLife management.

Primary Qualifications	Executive Leadership Global Literacy	Corporate Governance / Public Company Board Consumer Insight / Analytics
Professional Highlights:

•	Founding Partner, Centerview Capital, a private equity firm (October 2006 – Present)

•	Vice Chairman, Board of Directors, The Procter & Gamble Company, a consumer products company (October 2005 – October 2006)

•	The Gillette Company, a consumer products company

–	Chairman of the Board (January 2001 – October 2005)

–	Chief Executive Officer (February 2001 – October 2005)

–	President (November 2003 – October 2005)

•	President and Chief Executive Officer, Nabisco Group Holdings Corp. and Nabisco Inc., manufacturer and marketer of packaged food products (January 1998 –December 2000)

•	Executive Vice President, Worldwide Food, Philip Morris, a manufacturer and marketer of packaged food products (1994 – 1997)

•	Various positions, Kraft, a manufacturer and marketer of packaged food products (1989 – 1994), including:

–	President, Kraft USA and Oscar Mayer

–	Senior Vice President, Strategy and Development

–	President, Kraft Limited in Canada

–	Senior Vice President, Kraft International

Other Professional and Leadership Experience:

•	Member of:

–	Board of Overseers, Weill Cornell Medicine

–	Board of Trustees, University of Chicago

–	Board of Directors, Cato Institute

•	Life Trustee, Knox College

•	Founder and Member, Steering Committee, Kilts Center for Marketing, University of Chicago Booth School of Business

•	Other public company directorships: Pfizer Inc.; Unifi, Inc.; Chairman of The Simply Good Foods Company

•	Prior public company directorships (past five years): MeadWestvaco Corporation; Nielsen Holdings plc; Conyers Park Acquisition Corp
Education:

•	B.A., Knox College

•	M.B.A., University of Chicago

2019 Proxy Statement	22

Corporate Governance

Catherine R. Kinney age 67, Former President and Co-Chief Operating Officer, New York Stock Exchange, Inc.

Director since 2009
Ms. Kinney’s experience as a senior executive and Chief Operating Officer of a multinational, regulated entity, her key role in transforming the New York Stock Exchange (NYSE) to a publicly held company, and her leadership in developing and establishing the NYSE corporate governance standards for its listed companies (including MetLife) demonstrate her knowledge of and experience with issues of corporate development, transformation and governance. These qualities are relevant to ensuring that the Board establishes and maintains effective governance structures appropriate for a global provider of insurance and financial products and services.

Primary Qualifications	Executive Leadership Financial Services	Corporate Governance / Public Company Board Regulated Industry / Government
Professional Highlights:

•	NYSE Euronext, a provider of financial services including securities exchange and clearing operations

–	Served in Paris, France, with responsibility for overseeing the global listing program, marketing and branding (July 2007 – March 2009)

–	President and Co-Chief Operating Officer, New York Stock Exchange, Inc. (merged with Euronext in 2008 to form NYSE Euronext) (2002 – 2008)

–
Ms. Kinney joined the New York Stock Exchange in 1974 and held management positions in several divisions, with responsibility for all client relationships (1996 – 2007), trading floor operations and technology (1987 – 1996), and regulation (2002 – 2004)

Other Professional and Leadership Experience:

•	Member of Economic Club of New York

•	Member of Finance and Investment Committees of Archdiocese of New York

•	Member of Board and the Investment and Regional Grant Committees of Mother Cabrini Health Foundation

•	Former Chair, Board of Trustees, Catholic Charities of the Archdiocese of New York

•	Other public company directorships: MSCI Inc.; QTS Realty Trust, Inc.; SolarWinds Corporation

•	Prior public company directorships (past five years): NetSuite, Inc.
Education:

•	B.A., magna cum laude, Iona College

•	Advanced Management Program, Harvard Graduate School of Business

•	Honorary Degrees: Georgetown University; Fordham University; Rosemont College

2019 Proxy Statement	23

Corporate Governance

Diana McKenzie age 54, Chief Information Officer, Workday, Inc. through April 30, 2019

Director since 2018
With nearly three decades of experience, culminating in her role as Chief Information Officer of Workday, Inc., Ms. McKenzie is a technology leader and innovator who brings deep digital, technology and cybersecurity knowledge and perspective to the Board. This expertise provides guidance to the Board as MetLife continues to build out its digital capabilities, navigate the regulatory landscape, and support its global operations to best serve its customers.

Primary Qualifications	Executive Leadership Consumer Insight / Analytics	Regulated Industry / Government Technology
Professional Highlights:

•	Workday, Inc., a cloud based financial management and human capital management and planning software company

–	Chief Information Officer (February 2016 – April 2019)
• Amgen Inc., a biotechnology company

–	Senior Vice President and Chief Information Officer (December 2010 – February 2016)

–	Vice President, Amgen Enterprise Technology Services and Enterprise Architecture (February 2007 – December 2010)

–	Executive Director, Amgen Information Systems, Product Development and Commercialization (February 2004 – February 2007)
• Eli Lilly and Company, a pharmaceutical company

–	Group Director, Lilly Research Laboratories, Product Development and Commercialization (January 2000 – February 2004)

–	Director, Global Information Technology Strategy, Planning and Architecture (August 1997 – December 1999)

–	Manager, Information Technology, Global Regulatory Affairs and Enterprise Document Management (March 1995 – July 1997)

–	Human Resources Specialist, System Analyst and Team Leader, Clinical Information and Engineering Systems (January 1987 – April 1995)

Other Professional and Leadership Experience:

•	Member of:

–	Athena Alliance

–	Greylock Partners CIO Advisory Council

–	Accel Partners Technology Advisory Council

–	T200, Advancing Women in Technology

•	Co-Founder, Silicon Valley Women's CIO Council

•	Former Co-Chair, Board of Directors, Long Term Services of Ventura County, Inc.

•	Founding Board Member, Clinical Research Information Exchange International (2005 – 2007)

•	Former Chair, Information Management Leadership Committee, Pharmaceutical Research and Manufacturers of America
Education:

•	B.S., Purdue University

•	Information Technology Management Program, University of California, Los Angeles

2019 Proxy Statement	24

Corporate Governance

Denise M. Morrison age 65, Former President and Chief Executive Officer, Campbell Soup Company

Director since 2014
Ms. Morrison has a long and distinguished track record of building strong businesses and growing iconic brands. Her experience as Chief Executive Officer of a global company provides her with a strong understanding of the key strategic challenges and opportunities of running a large, complex business, including financial management, operations, risk management, talent management and succession planning. Ms. Morrison’s strong commitment to corporate social responsibility and civic engagement make her a valuable resource for MetLife and its shareholders.

Primary Qualifications	Executive Leadership Global Literacy	Corporate Governance / Public Company Board Consumer Insight / Analytics
Professional Highlights:

•	Founder, Denise Morrison & Associates LLC, a consulting firm (2018 – Present)

•	Campbell Soup Company, a food and beverage company (2003 – 2018)

–	President and Chief Executive Officer (August 2011 – May 2018)

–	Executive Vice President and Chief Operating Officer (October 2010 – July 2011)

–	President, North America Soup, Sauces and Beverages (October 2007 – September 2010)

–	President, Campbell USA (June 2005 – September 2007)

–	President, Global Sales and Chief Customer Officer (April 2003 – May 2005)

•	Kraft Foods, Inc., a food and beverage company (1995 – 2003)

–
Various leadership roles, including: Executive Vice President and General Manager, Kraft Snacks (2001 –2003); Executive Vice President and General Manager, Kraft Confections (2001); Senior Vice President and General Manager, Nabisco Down the Street (2000); Senior Vice President, Nabisco Sales and Integrated Logistics (1998 – 2000)

•	Various senior marketing and sales positions, Nestlé USA, Inc., a food and beverage company (1984 – 1995)

•	Various trade and business development positions, PepsiCo, Inc., a food and beverage company (1982 – 1984)

•	The Procter & Gamble Company, a consumer products company (1975 – 1982)

Other Professional and Leadership Experience:

•	Trustee, Boston College

•	Member, Business Council

•	Member, Advisory Council, Just Capital

•	Former Co-Chair, Boards of Directors, Consumer Goods Forum

•	Former member, Board of Directors, Catalyst, Inc., a nonprofit organization that strives to expand opportunities for women in business

•	Former member of Business Roundtable

•	Other public company directorships: Visa, Inc.; Quest Diagnostics Inc.

•	Prior public company directorships (past five years): The Goodyear Tire & Rubber Company; Campbell Soup Company
Education:

•	B.S., Boston College

•	Honorary Doctorate, St Peter’s University

2019 Proxy Statement	25

Corporate Governance

Corporate Governance
The Board of Directors recognizes the importance of effective corporate governance in fulfilling its responsibilities to shareholders. This section describes some of MetLife’s key governance practices.
Corporate Governance Guidelines
The Board of Directors has adopted Corporate Governance Guidelines that set forth the Board’s policies on a number of governance-related matters, including:

•	Director qualification standards, independence requirements and responsibilities;

•	identification of candidates for Board positions;

•	management succession;

•	Director access to management and outside advisors, including certain restrictions on the retention by Directors of an outside advisor that is otherwise engaged by the Company for another purpose;

•	Director compensation;

•	Director Share ownership requirements;

•	election of a Lead Director by the Independent Directors if the Chairman of the Board is not an Independent Director;

•	Director orientation and continuing education;

•	Annual Board performance evaluation; and

•	Annual Corporate Governance Guidelines review.

The Corporate Governance Guidelines and the Company’s By-Laws provide for a majority voting standard in uncontested Director elections.
The Corporate Governance Guidelines provide that no Director may stand for election as a Board member after he or she reaches the age of 72, and that a Director may continue to serve until the annual meeting coincident with or immediately following his or her 72nd birthday. In addition, each Director must offer to resign from the Board upon a change or discontinuance of his or her principal occupation or business responsibilities.
A printable version of the Corporate Governance Guidelines is available on MetLife’s website at www.metlife.com/about/corporate-profile/corporate-governance/ under the link “Corporate Governance Guidelines.”

2019 Proxy Statement	26

Corporate Governance

Information About the Board of Directors
Composition and Independence of the Board of Directors. The Board currently consists of 12 Directors, 11 of whom are both Non-Management Directors and Independent Directors. A Non-Management Director is a Director who is not an officer of the Company or of any entity in a consolidated group with the Company. An Independent Director is a Non-Management Director who the Board of Directors has affirmatively determined has no material relationships with the Company or any of its consolidated subsidiaries and is independent within the meaning of the New York Stock Exchange (NYSE) Corporate Governance Standards. An Independent Director for Audit and Compensation Committee purposes meets additional requirements under the NYSE Corporate Governance Standards and Rules 10A-3 and 10C-1, as applicable, under the Exchange Act.
The Board of Directors has adopted categorical standards to assist it in making determinations regarding Director independence. None of the relationships between the Independent Directors and MetLife is material, as provided by the Company’s categorical standards. The categorical standards are included in the Company Corporate Governance Guidelines, which are available on MetLife’s website at www.metlife.com/about/corporate-profile/corporate-governance/ at the link “Corporate Governance Guidelines.”
The Board has affirmatively determined that all of the Directors, other than Michel A. Khalaf, the Company’s President and Chief Executive Officer, effective May 1, 2019, and Steven A. Kandarian, who will not stand for re-election, are Independent Directors.
Board Leadership Structure. The Board of Directors believes it is important to maintain flexibility in its Board leadership structure. The Board has determined that the best and most effective leadership structure for MetLife and its shareholders at this time is separate chief executive officer and chairman roles. This structure enhances the Board’s ability to exercise independent oversight of MetLife management on behalf of its shareholders.
Effective May 1, 2019, R. Glenn Hubbard, currently MetLife’s Lead Director, will be the Company’s Chairman of the Board. The Board elected Dr. Hubbard to serve as Chairman of the Board on the strength of his leadership qualities, understanding of global economic conditions and markets, and expertise in public policy and regulatory developments. As Lead Director, Dr. Hubbard brought a strong and independent voice to the boardroom to effectively lead the Independent Directors as they challenge management and support the Company’s long-term success for its shareholders.
Our Chairman’s duties and responsibilities focus on promoting sound corporate governance practices and fostering a culture of effective oversight on behalf of our shareholders. These duties and responsibilities include:

•	presiding over Board of Directors meetings and executive sessions of the Independent Directors;

•	establishing a relationship of trust with the CEO, providing support and advice while respecting the executive responsibility of the CEO;

•	promoting effective communication and serving as the primary conduit between the Board and the CEO and other members of management;

•	approving information sent to the Board for Board meetings, as appropriate;

•	setting the agenda for Board meetings with input from the CEO;

•	approving Board meeting schedules to ensure that there is sufficient time for robust discussion of all agenda items;

•	conferring with the CEO on matters of importance that may require Board action or oversight, ensuring the Board focuses on key issues and tasks facing the Company;

•	providing guidance regarding the ongoing development of Directors;

•	participating in the Compensation Committee’s annual performance evaluation of the CEO;

•	with the Chair of the Governance and Corporate Responsibility Committee, overseeing CEO and management succession planning;

•	ensuring the efficient and effective performance and functioning of the Board;

•	assisting the Board, the Governance and Corporate Responsibility Committee and management in promoting corporate governance best practices; and

•	being available, if requested by shareholders, when appropriate, for consultation and direct communication.
Our Corporate Governance Guidelines provide that if the Chairman of the Board is not an Independent Director, the Independent Directors shall elect from among themselves a Director to serve as Lead Director.

2019 Proxy Statement	27

Corporate Governance

In addition, each of the Board Committees (with the exception of the Executive Committee) is chaired by an Independent Director with demonstrated expertise in the responsibilities of that Committee and strong leadership skills. Each of the Committees is also composed entirely of Independent Directors.
The successful partnership between the independent Chairman of the Board, Committee Chairs, Independent Directors and the CEO provides the Company with strong leadership and effective independent oversight of the Company and management. This demonstrates to the Board that this leadership structure is in the best interests of the Company and its shareholders at this time.
The Board also has robust Committee chair rotation practices. Since December 2016, it has appointed new chairs of the Audit Committee, Finance and Risk Committee, and Investment Committee.
Executive Sessions of Independent Directors. At each regularly scheduled Board of Directors meeting, the Company's Independent Directors meet in executive session without management present. Effective May 1, 2019 the independent Chairman of the Board will preside at the executive sessions of the Independent Directors.
Director Nomination Process. Nominations for election as Director at the Company’s annual meetings may be made either by the Board or by a shareholder or shareholders in compliance with the requirements of the Company’s By-Laws, as described below.
Nominations by the Board. The Company’s Board nominates Director candidates upon the recommendation of the Governance and Corporate Responsibility Committee. Potential Director nominees are identified by the Governance and Corporate Responsibility Committee and the Board of Directors through a variety of means, including Board members, officers and shareholders. The Board may also engage search firms, from time to time, to assist it to identify and evaluate potential Director nominees. Potential Director nominees provide information about their qualifications and participate in interviews conducted by individual Board members. Candidates are evaluated based on the information supplied by the candidates and information obtained from other sources, having regard to the Board competencies matrix.

In recommending candidates for election as Directors, the Governance and Corporate Responsibility Committee will take into consideration the ability of candidates to enhance the perspective and experience of the Board as a whole, the need for the Board to have a majority of Directors that meet the independence requirements of the NYSE Corporate Governance Standards, and any other criteria the Board of Directors establishes from time to time.
Under the Company’s Corporate Governance Guidelines, the following specific, minimum qualifications must be met by any candidate whom the Governance and Corporate Responsibility Committee would recommend for election to the Board of Directors:

•	Financial Literacy. Such person should be “financially literate,” as such qualification is interpreted by the Board of Directors in its business judgment.

•
Leadership Experience. Such person should possess significant leadership experience, such as experience in business, finance, accounting, regulated industries, and technology, and shall possess qualities reflecting a proven record of accomplishment and an ability to work with others.

•
Commitment to the Company’s Values. Such person shall be committed to promoting the Company’s financial success and preserving and enhancing the Company’s reputation as a global leader in business and shall be in agreement with Company values as embodied in its codes of conduct.

•	Absence of Conflicting Commitments. Such person should not have commitments that would conflict with the time commitments of a Company Director.

•
Reputation and Integrity. Such person shall be of high repute and recognized integrity, and shall not have been convicted in a criminal proceeding or be named a subject of a pending criminal proceeding (excluding traffic violations and other minor offenses). Such person shall not have been found in a civil proceeding to have violated any federal or state securities or commodities law, and shall not be subject to any court or regulatory order or decree limiting his or her business activity, including in connection with the purchase or sale of any security or commodity.

•
Other Factors. Such person shall have other characteristics considered appropriate for membership on the Board of Directors, including significant experience and accomplishments, an understanding of consumer insight and analytics and finance, sound business judgment, and an appropriate educational background.

2019 Proxy Statement	28

Corporate Governance

The Governance and Corporate Responsibility Committee will consider shareholder recommendations of candidates for nomination as Director. To be timely, a shareholder recommendation must be submitted to the Governance and Corporate Responsibility Committee, MetLife, Inc., 200 Park Avenue, New York, NY 10166, Attention: Corporate Secretary, no earlier than 150 calendar days and no later than the close of business on the 120th calendar day prior to the first anniversary of the previous year’s annual meeting. Recommendations for nominations of candidates for election at MetLife’s 2020 annual meeting of shareholders must be received by the Corporate Secretary of MetLife, Inc. no earlier than January 20, 2020 and no later than the close of business on February 19, 2020 or such other date as may be announced by the Company in accordance with the Company’s By-Laws.
The Governance and Corporate Responsibility Committee makes no distinctions in evaluating nominees based on whether or not a nominee is recommended by a shareholder. Shareholders recommending a nominee must satisfy the notification, timeliness, consent and information requirements set forth in the Company’s By-Laws concerning Director nominations by shareholders. Among other things, the shareholder’s recommendation must set forth all the information regarding the recommended candidate that is required to be disclosed in solicitations of proxies for election of Directors pursuant to Section 14 of the Exchange Act and related regulations, and must include the recommended candidate’s written consent to being named in the Proxy Statement as a nominee and to serving as a Director if elected. The recommendation must also be accompanied by a completed Stockholder Disclosure Questionnaire. The Company’s By-Laws are available at www.metlife.com/about/corporate-profile/corporate-governance/.
Shareholder Proxy Access. In December 2015, the Board of Directors adopted amendments to the Company’s By-Laws to implement shareholder proxy access. Under the By-Laws, a shareholder, or a group of up to 20 shareholders, owning three percent or more of the Company’s outstanding shares of common stock continuously for at least three years, may nominate and include in the Company’s annual meeting proxy materials Director nominees constituting up to the greater of two individuals or 20% of the Board, provided that the shareholders and nominees satisfy the requirements specified in the By-Laws. For further information on procedures governing the submission of shareholder nomination of Director nominees, see “Information About the Annual Meeting, Proxy Voting, and Other Information.”

Risk Management Oversight. The Board of Directors oversees management in its design and implementation of the Company’s risk management approach. For example, the Board oversees management’s development and execution of appropriate business strategies to mitigate the risk that such strategies will fail to generate long-term value for the Company and its shareholders or that such strategies will motivate management to take excessive risks.
The Board of Directors also oversees the development and implementation of processes and procedures to mitigate the risk of failing to ensure the orderly succession of the Chief Executive Officer and the senior executives of the Company. The Board believes that the continuing development of the Company’s managerial leadership is critically important to the Company’s success. The Board, in coordination with the Governance and Corporate Responsibility Committee, periodically reviews the skills, experience, and development plans of the Company’s senior leaders who may ultimately be candidates for senior executive positions. The Directors meet regularly with senior leaders in the context of Board business, giving them an opportunity to assess the qualifications of these individuals. In addition, the Board plans for executive succession to ensure that the Company will have managerial talent available to replace current executives when that becomes necessary.
The Board of Directors has allocated its oversight of risk management among the Board as a whole and to Board Committees, which meet regularly and report back to the full Board. The Committees play significant roles in risk oversight.
The Finance and Risk Committee has broad oversight responsibilities for the Company’s risk management. The Committee oversees the Company’s financial policies and strategies, risk targets and risk positions, capital planning and adequacy, certain capital actions, mergers and acquisitions projects, and other financial matters. Annually, the Committee reviews, and recommends for Board approval, the Company’s Enterprise Risk Appetite Statement, which establishes quantitative and qualitative risk appetite measures and risk exposure considerations and guidelines, and the Company’s Capital Policy and Liquidity Risk Management Policy. The Committee reviews the Company’s assessment and management of material risks, including its performance against applicable policies and procedures and related benchmarks and target metrics. The Committee also receives and reviews the Own Risk and Solvency Assessment report, which summarizes the results of the

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Corporate Governance

Company’s analysis of its current and future risks, on an annual basis. The Committee coordinates its oversight with the efforts of the Chief Risk Officer (who oversees and coordinates risk assessment and mitigation enterprise-wide) and other members of management. It also coordinates management oversight with the other Board Committee Chairs.
The Audit Committee oversees the Company’s compliance with legal and regulatory requirements, reviews the Company’s policies on ethical conduct and periodically discusses the guidelines and policies with respect to the process by which the Company undertakes risk assessment and management, including risks relating to MetLife information security systems and vendor risk management programs. The Audit Committee also reviews with management, the internal auditor and the independent auditor, the Company’s system of internal control over financial reporting that is relied upon to provide reasonable assurance of the integrity of the Company’s financial statements.
The Compensation Committee is responsible for reviewing the Company’s compensation practices and overseeing risk management with respect to the Company’s compensation arrangements. For example, the Committee oversees the design of the Company’s compensation arrangements to avoid creating incentives to take excessive or inappropriate risks. The Chief Risk Officer meets with the Compensation Committee annually to review the Company’s compensation arrangements for this purpose, and, on other occasions, at the Committee’s request, to assist the Committee in its risk management oversight role.
The Governance and Corporate Responsibility Committee, in coordination with the Board, reviews the Company’s proposed succession and development plans for Executive Officers. It reviews the Company’s ethics and compliance programs and its sales practices to mitigate the risk of non-compliance, customer and regulatory complaints and other reputational risks. It also oversees the Company’s goals and strategies concerning legislative and regulatory initiatives that impact the Company's interests.

The Investment Committee, in coordination with the Finance and Risk Committee, oversees the management and mitigation of risks associated with the MetLife investment portfolios and of the consolidated MetLife enterprise, including credit risk, portfolio allocation and diversification risk, derivatives risk and counterparty risk associated with such portfolios.
Throughout the year, the Board and its Committees receive reports from the Chief Risk Officer and other senior management on enterprise risk management and specific risk topics. In particular, the Finance and Risk Committee reviews reports from the Chief Risk Officer and other senior management of the steps taken to measure, monitor and manage risk exposure in the enterprise. At each regularly scheduled meeting of the Finance and Risk Committee, the Chief Risk Officer provides a report on enterprise risk management and meets in executive session of the independent Committee members without the Company’s other Executive Officers to further discuss enterprise risk management.
For further discussion of the Committees’ responsibilities, see “Information About Board Committees” and the discussion of the “Audit Committee,” “Compensation Committee,” “Finance and Risk Committee,” “Governance and Corporate Responsibility Committee” and “Investment Committee” in that section.
Board Membership. For information about the current membership of the Board and the Board Committees among directors nominated for re-election, see "Director Nominees’ Independence, Diversity, Tenure and Experience." Mr. Steven A. Kandarian, who will not stand for reelection and is therefore not included in that discussion, serves on the Executive Committee.
Board Meetings and Director Attendance. In 2018, the Board held eight meetings and the MetLife Board Committees held a total of 41 meetings. Each of the current Directors who served during 2018 attended more than 75% of the aggregate number of meetings of the Board and the Committees on which the Director served.

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Corporate Governance

Information About Board Committees
MetLife’s Board of Directors has designated six standing Board Committees: Audit; Compensation; Executive; Finance and Risk; Governance and Corporate Responsibility; and Investment. All Committees, other than the Executive Committee, are chaired by and consist entirely of Independent Directors. The Committee Chairs review and approve agendas for all meetings of their respective Committees.
The Board of Directors has delegated authority to the Committees to assist the Board in overseeing the management of the Company. The responsibilities of each Committee are defined in its charter and summarized below. The charters for the Audit, the Compensation, and the Governance and Corporate Responsibility Committees incorporate the requirements of the U.S. Securities and Exchange Commission (SEC) and the NYSE to the extent applicable. Current, printable versions of these charters are available on MetLife’s website at www.metlife.com/about/corporate-profile/corporate-governance/.
Audit Committee. The Audit Committee oversees:

•	the Company’s accounting and financial reporting processes and the audits of its financial statements;

•	the adequacy of the Company’s internal control over financial reporting;

•	the integrity of the Company's financial statements;

•	the qualifications and independence of the Company's independent auditor;

•	the appointment, retention, performance and compensation of the Company's independent auditor and the performance of the internal audit function; and

•	the Company’s compliance with legal and regulatory requirements.
In performing its oversight responsibilities, the Audit Committee reviews and discusses with management, the internal auditor and the independent auditor several significant issues regarding accounting and auditing principles and practices and financial statement presentations. From time to time, these matters may include critical accounting policies and estimates, significant changes in the Company’s selection or application of accounting principles, and the adequacy of the Company’s internal control over financial reporting, including special audit steps adopted in light of material control deficiencies. The Audit Committee discusses with management the Company’s practices regarding earnings press releases and reviews in advance the financial and earnings information prepared for earnings announcements. The Audit Committee periodically discusses the Company’s guidelines and policies with respect to the process by which the Company undertakes risk assessment and risk management, including risks relating to MetLife information security systems and vendor risk management programs.
The Audit Committee meets at least six times a year, or more frequently as circumstances may require, and meets regularly in executive sessions separately with management and with the Company’s internal and external auditors. The Audit Committee met 14 times in 2018. The Audit Committee’s activities during 2018 with respect to the oversight of the independent auditor are described in more detail in “Proposal 2 — Ratification of Appointment of the Independent Auditor” and its responsibilities for oversight of risk management are further discussed under “Risk Management Oversight” in "Information About the Board of Directors." The Audit Committee Charter provides a more detailed description of the role and responsibilities of the Audit Committee.
Independence, Financial Literacy and Audit Committee Financial Experts. All six members of the Audit Committee are Independent Directors who meet the additional independence requirements of the NYSE Corporate Governance Standards and Rule 10A-3 under the Exchange Act and are financially literate, as such qualification is interpreted by the Board of Directors. The Board of Directors has determined that the following three members of the Audit Committee qualify as “audit committee financial experts,” as such term is defined by the SEC: David L. Herzog, Gerald L. Hassell, and Edward J. Kelly, III.
Compensation Committee. The Compensation Committee:

•
assists the Board in fulfilling its responsibility to oversee the development and administration of the Company’s compensation programs, including equity based incentive programs, for executives and other employees;

•
endorses the corporate goals and objectives relevant to the Chief Executive Officer’s Total Compensation, evaluates the Chief Executive Officer’s performance in light of such goals and objectives, and endorses, for approval by the Independent Directors, the Chief Executive Officer’s Total Compensation level based on such evaluation;

•	reviews, and recommends for approval by the Board, the Total Compensation of each person who is an “executive officer” of the Company under the Exchange

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Corporate Governance

Act and related regulations or an “officer” of the Company under Section 16 of the Exchange Act and related regulations, including their base salaries, annual incentive compensation, and LTI;

•	oversees management’s efforts to ensure the Company’s compensation programs do not encourage excessive or inappropriate risk taking;

•	reviews the Company’s Performance-Based Compensation Recoupment Policy and oversees its application; and

•
reviews and discusses with management the Compensation Discussion and Analysis to be included in the proxy statement (and incorporated by reference in the Company’s Annual Report on Form 10-K), and, based on this review and discussion, (1) recommends to the Board of Directors whether the Compensation Discussion and Analysis should be included in the Proxy Statement, and (2) oversees preparation of and issues the Compensation Committee Report for inclusion in the Proxy Statement.

A more detailed description of the role and responsibilities of the Compensation Committee is set forth in the Compensation Committee Charter. Under its charter, the Compensation Committee may delegate to a subcommittee or to the Chief Executive Officer or other Company officers any portion of its duties and responsibilities, if it believes such delegation is in the Company’s best interest and the delegation is not prohibited by law, regulation or the NYSE Corporate Governance Standards. Management’s delegated authority does not include granting salary increases or incentive compensation to any Executive Officer, or to any officer subject to the reporting requirements under Section 16 of the Exchange Act. The Compensation Committee met eight times in 2018.
The Chairs of the Finance and Risk, Governance and Corporate Responsibility, and Audit Committees serve on the Compensation Committee. These Directors bring information and perspective from the work of other committees directly to bear on the Compensation Committee’s decisions. This enhances the Compensation Committee’s execution of its responsibilities, including its role in risk management oversight.
Executive Compensation Advisors. The Compensation Committee has sole authority to retain or obtain the advice of a compensation consultant, independent legal counsel, or other advisor to the committee. It is not required to implement or act consistently with the advice or recommendations of any advisor, but retains discretion to act according to its own judgment. The Compensation Committee may retain or obtain the advice of an advisor only after taking into consideration factors related to that person’s independence that it determines are relevant, including each of the factors it is required to take into consideration under the Corporate Governance Standards of the NYSE, unless the retention of the advisor is exempt from this requirement under NYSE rules. The Compensation Committee is responsible for the appointment, compensation, and oversight of any advisor it retains. The Company is obligated to provide appropriate funding for reasonable compensation of any such advisor, as determined by the Compensation Committee.
To assist the Compensation Committee in carrying out its responsibilities, the Compensation Committee retained Meridian Compensation Partners, LLC (Meridian) as its executive compensation consultant. Meridian has provided the Compensation Committee with competitive market compensation data and overall market trends about executive compensation, has advised the Compensation Committee about the overall design and implementation of MetLife’s executive compensation programs, including decisions made under the programs, and has advised the Compensation Committee about regulatory, governance and accounting developments that may affect the Company’s executive compensation programs.
The Compensation Committee believes that its compensation consultant must be able to provide it with candid, direct, independent and objective advice. In order to promote the objectivity, independence, and candor of Meridian’s advice:

•	Meridian reports directly to the Committee about executive compensation matters;

•	Meridian meets with the Committee in executive sessions that are not attended by Company management;

•	Meridian has direct access to the Committee’s Chair and Committee members between meetings; and

•	the Committee has not directed Meridian to perform its services in any particular manner or under any particular method.
To help ensure that the Committee continues to receive independent and objective advice, the Company’s Corporate Governance Guidelines provide that any consultant retained by the Compensation Committee on executive compensation matters should not be retained

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Corporate Governance

to provide any other services to the Company. Meridian did not provide any such other services in 2018.
In addition, Meridian has provided the Compensation Committee with information regarding its relationship with MetLife and Meridian’s independence. This included information covering factors the Compensation Committee is required under NYSE rules to take into consideration before selecting an advisor. The Compensation Committee did not find that Meridian’s work raised any conflict of interest.
The Company’s processes for determining executive compensation and the central role of the Compensation Committee in those processes, the key factors that the Compensation Committee considers, and the role of the Chief Executive Officer and the Executive Vice President and Chief Human Resources Officer in those processes are described in the Compensation Discussion and Analysis. Also see the Compensation Discussion and Analysis for information about compensation paid to the persons listed in the Summary Compensation Table.
Compensation Committee Interlocks and Insider Participation. No Compensation Committee member has ever been an officer or employee of the Company or any of its subsidiaries. During 2018, no MetLife Executive Officer served as a director or member of the Compensation Committee (or other committee serving an equivalent function) of any other entity where one of the executive officers of that other entity is or has been a Company Director or a member of the Company's Compensation Committee.
Executive Committee. The Executive Committee may exercise the powers and authority of the Board of Directors during intervals between meetings of the Board of Directors. The Executive Committee did not meet in 2018.
Finance and Risk Committee. The Finance and Risk Committee oversees the Company’s financial policies and strategies; its capital structure, plans and policies, including capital adequacy, dividend policies and share issuances and repurchases; its proposals on certain capital actions, strategic actions and other financial matters; its assessment and management of material risks; and in consultation with the Compensation Committee, the appointment, retention and performance of the Chief Risk Officer. The Finance and Risk Committee has in the past engaged, and is likely from time to time in the future to engage, external consultants to assess the alignment of the Company’s risk models and practices to industry best practices.

Specifically, the Finance and Risk Committee:

•	reviews the Company’s key financial, risk and business metrics;

•
reviews and monitors all aspects of the Company’s capital plan, actions and policies (including the guiding principles used to evaluate all proposed capital actions), targets and structure (including the monitoring of capital adequacy and of compliance with the Company’s capital plan);

•
reviews proposals and reports concerning and, within the scope of the authority delegated to it by the Board, makes recommendations to the Board regarding, or provides approvals of, certain capital actions and other financial matters, consistent with the Company’s capital plan, safety and soundness principles and applicable law;

•	reviews policies, practices and procedures regarding risk assessment and management;

•
reviews reports from the Chief Risk Officer and management of the steps taken to measure, monitor and manage risk exposures in the enterprise (consulting with advisors and other Board committees as appropriate); and

•	reviews benchmarks and target metrics related to financial and risk topics and monitors performance against these benchmarks and targets.
The Finance and Risk Committee met six times in 2018. For further discussion of the Finance and Risk Committee’s responsibilities for oversight of risk management, see “Risk Management Oversight” in "Information about the Board of Directors."
Governance and Corporate Responsibility Committee. The Governance and Corporate Responsibility Committee:

•	assists the Board of Directors in identifying individuals qualified to become members of the Company’s Board, consistent with Board established criteria;

•	proposes candidates to be nominated for election as Directors at annual or special meetings of shareholders or to be elected by the Board to fill any Board vacancies;

•	develops and recommends to the Board of Directors for adoption corporate governance guidelines applicable to the Company;

•	reviews proposed succession plans for the Chief Executive Officer and the Company’s other executive officers, and makes recommendations to the Board of Directors with respect to such plans;

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Corporate Governance

•	oversees the Company’s compliance responsibilities and activities, including its legislative and regulatory initiatives, sales practices, and ethics and compliance programs; and

•	oversees the Company’s policies concerning its corporate citizenship programs, including the Company's activities related to sustainability, environmental stewardship and corporate responsibility.
Each year, the Governance and Corporate Responsibility Committee oversees a robust Board evaluation. The Committee solicits comments from Directors on the Board’s and its Committees’ performance, including, among other things, the adequacy of the time allocated to Board and Committee business, the effective operation of the Board and its Committees, and the quality of the executive sessions. Directors are also invited to recommend topics for the Board to consider at future meetings. The Committee reports these results to the full Board for discussion. The Board also conducts biennial individual self and peer Director evaluations, and one-on-one feedback is shared with each Director.
The Governance and Corporate Responsibility Committee is responsible for reviewing the compensation and benefits of the Company’s non-employee Directors and recommending any changes to the Board. During 2018, Meridian provided the Board with an analysis of the competitiveness of the compensation program for Non-Management Directors, market observations, and relevant compensation trends. For more information on Director Compensation, see “Director Compensation in 2018.”

The Governance and Corporate Responsibility Committee also oversees the management and mitigation of risks related to failure to comply with required or appropriate corporate governance standards.
The Governance and Corporate Responsibility Committee Charter provides a more detailed description of the role and responsibilities of the Governance and Corporate Responsibility Committee. The Governance and Corporate Responsibility Committee met seven times in 2018.
Director Nomination. In 2018, the Governance and Corporate Responsibility Committee retained a search firm to assist with the recruitment of Diana McKenzie to the Board.
Investment Committee. The Investment Committee oversees the management of the Company’s investment activities and, on a consolidated basis, of the Company and all of its direct and indirect subsidiaries. In performing its oversight responsibilities, the Committee reviews reports from the investment officers on (i) the investment activities and performance of the investment portfolios of MetLife and its subsidiaries and (ii) the conformity of investment activities with the Investment Committee’s general authorizations and investment guidelines. The Investment Committee, in coordination with the Finance and Risk Committee, also oversees the management and mitigation of risks associated with the Company’s investment portfolios and of the consolidated enterprise. The Investment Committee met six times in 2018.

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Corporate Governance

Procedures for Reviewing Related Person Transactions
The Company has established written procedures for the review, approval or ratification of related person transactions. A related person transaction includes certain financial transactions, arrangements or relationships in which the Company is or is proposed to be a participant and in which a Director, Director nominee or Executive Officer of the Company or any of their immediate family members has or will have a material interest. Related person transactions may include:

•	Legal, investment banking, consulting or management services provided to the Company by a related person or an entity with which the related person is affiliated;

•	Sales, purchases and leases of real property between the Company and a related person or an entity with which the related person is affiliated;

•	Material investments by the Company in an entity with which a related person is affiliated;

•	Contributions by the Company to a civic or charitable organization for which a related person serves as an executive officer; and

•	Indebtedness or guarantees of indebtedness involving the Company and a related person or an entity with which the related person is affiliated.
Under the procedures, Directors, Director nominees and Executive Officers of the Company are required to report related person transactions in writing to the Company. The Governance and Corporate Responsibility Committee reviews, approves or ratifies related person transactions involving Directors, Director nominees and the Chief Executive Officer or any of their immediate family members. A vote of a majority of disinterested Directors of the Governance and Corporate Responsibility Committee is required to approve or ratify a transaction. The Chief Executive Officer reviews, approves or ratifies related person transactions involving Executive Officers of the Company (other than the Chief Executive Officer) or any of their immediate family members. The Chief Executive Officer may refer any such transaction to the Governance and Corporate Responsibility Committee for review, approval or ratification if he believes that such referral would be appropriate.
The Governance and Corporate Responsibility Committee or the Chief Executive Officer will approve a related person transaction if it is fair and reasonable to the Company and consistent with the best interests of the Company, taking into account the business purpose of the transaction, whether the transaction is entered into on an arm’s-length basis on terms fair to the Company, and whether the transaction is consistent with applicable codes of conduct of the Company. If a transaction is not approved or ratified, it may be referred to legal counsel for review and consultation regarding possible further action by the Company. Such action may include terminating the transaction if not yet entered into or, if it is an existing transaction, rescinding the transaction or modifying it in a manner that would allow it to be ratified or approved in accordance with the procedures.

Codes of Conduct
Financial Management Code of Professional Conduct. The Company has adopted the MetLife Financial Management Code of Professional Conduct, a “code of ethics” as defined under the rules of the SEC that applies to the Company’s Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and all professionals in finance and finance-related departments. A current, printable version of the Financial Management Code of Professional Conduct is available on the Company’s website at www.metlife.com/about-us/corporate-governance/corporate-conduct/ by selecting the appropriate link under the heading “Reports.”
Directors’ Code of Business Conduct and Ethics and Code of Conduct for Employees. The Company has adopted the Directors’ Code of Business Conduct and Ethics, which is applicable to all members of the Company’s Board of Directors including the Chief Executive Officer, and the Code of Conduct, which applies to all employees of the Company and its affiliates, including the Executive Officers of the Company. Current, printable versions of the Directors’ Code and the Code of Conduct for MetLife employees are available on the Company’s website at www.metlife.com/about-us/corporate-governance/corporate-conduct/ by selecting the appropriate link under the heading “Reports.”
Director Share Ownership Requirements
Each Non-Management Director is expected to achieve a level of Share ownership equal in value to at least five times the cash component of the annual retainer by December 31 of the year in which the fifth anniversary of election to the Board occurs. As of January 2, 2019, each Non-Management Director who had served beyond the fifth anniversary of election to the Board had met these requirements.

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Corporate Governance

Director Indemnity Plan
The Company’s By-Laws provide for the Company to indemnify, and advance expenses to, a person who is threatened with litigation or made a party to a legal proceeding because of the person’s service as a Director of the Company. In addition, the Company’s Director Indemnity Plan affirms that a Director’s rights to this indemnification and expense advancement are contract rights. The indemnity plan also provides for expenses to be advanced to former Directors on the same basis as they are advanced to current Directors. Any amendment or repeal of the rights provided under the indemnity plan would be prospective only and would not affect a Director’s rights with respect to events that have already occurred.

Hedging and Pledging Prohibited
The Company prohibits Directors and employees, including Executive Group members, from engaging in short sales, hedging, trading in put and call options, and other transactions involving speculation with respect to the Company’s securities, whether paid to them as compensation or otherwise. The Company’s policy also prohibits Directors and employees, including Executive Group members, from pledging any MetLife securities, i.e., creating any form of pledge, security interest, deposit, or lien, or holding of securities in a margin account, or any other arrangement that entitles a third party to foreclose against or sell the securities. These policies are intended to prevent a misalignment of interests with Company shareholders or the appearance of such a misalignment.

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Corporate Responsibility

Corporate Responsibility
MetLife’s Sustainability Strategy
MetLife is committed to promoting a more secure future for individuals, families and communities around the world. MetLife’s core purpose is providing financial protection that helps people navigate life’s challenges.

MetLife demonstrates its commitment to operating responsibly through the security the Company provides customers, the claims MetLife pays during their times of need, its activities and investments in the communities that the Company serves, and MetLife’s long-term investments in the broader economy. MetLife manages its business with the goal of responsibly delivering long-term value for all of the Company’s stakeholders:

•	For customers. MetLife listens closely and intends to shape products and services to fulfill their needs and meet their rapidly-evolving expectations.

•
For our workforce. MetLife helps its global workforce of 48,000 people across more than 40 countries grow and thrive by providing training and development, supporting health and wellness and promoting diversity and inclusion.

•	For our business. MetLife’s weaves its culture of ethics, integrity and risk management into the fabric of the organization - employees at all levels are responsible for managing risk.

•	For the communities we serve. MetLife invests for the long-term so the Company can deliver on its promises to its customers and be an economic force.

•
For the underserved. MetLife is focused on improving financial health. MetLife and MetLife Foundation provided more than $44 million in grants in 2018, including nearly $29 million for financial health.

•	For the environment. MetLife has reduced its environmental footprint and is committed to promoting a healthy planet for generations to come.

In 2018, MetLife created a new sustainability function to bring a strategic and coordinated approach to the company’s efforts, and appointed a Chief Sustainability Officer to lead the function and report to the Board periodically. The function will work closely with the businesses and functions to implement an integrated strategy that ensures alignment of the Company’s ESG efforts with its business mission.

Sustainability Report
Part of MetLife’s commitment to operating responsibly includes promoting transparency and a commitment to reporting on our sustainability efforts through our annual sustainability report, Global Impact. To learn more about our sustainability efforts and view the report, visit www.MetLife.com/about/corporate-responsibility/.

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Director Compensation in 2018

Director Compensation in 2018

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	All Other Compensation ($)	Total ($)

Cheryl W. Grisé (1)	175,000	150,063	1,620	326,683
Carlos M. Gutierrez	150,000	150,063	1,620	301,683
Gerald L. Hassell (2)	121,154	121,203	1,488	243,845
David L. Herzog (1)	190,000	150,063	1,620	341,683
R. Glenn Hubbard, Ph.D.	200,000	150,063	6,620	356,683
Alfred F. Kelly, Jr. (2)	75,000	75,036	828	150,864
Edward J. Kelly, III (1)	185,000	150,063	1,620	336,683
William E. Kennard (1)	175,000	150,063	6,620	331,683
James M. Kilts (1)	180,000	150,063	6,620	336,683
Catherine R. Kinney	150,000	150,063	6,620	306,683
Diana L. McKenzie (2)	17,588	17,615	300	35,503
Denise M. Morrison	150,000	150,063	1,620	301,683

1
During 2018, Ms. Grisé served as the Governance and Corporate Responsibility Committee Chair, Mr. Herzog served as the Audit Committee Chair, Edward J. Kelly, III served as the Finance and Risk Committee Chair, Mr. Kennard served as the Investment Committee Chair, and Mr. Kilts served as the Compensation Committee Chair. Each received additional cash fees as described under "Fees Earned or Paid in Cash and Stock Awards".

2	Mr. Hassell joined the Board of Directors in February 2018, Alfred F. Kelly, Jr. retired from the Board of Directors in June 2018, and Ms. McKenzie joined the Board of Directors in November 2018.
The Non-Management Directors included in the 2018 Director Compensation table, and the following discussion pertaining to the table, are limited to those who served as Directors during 2018.
Fees Earned or Paid in Cash and Stock Awards
The Non-Management Directors’ annual retainer fees are reported under “Fees Earned or Paid in Cash” and “Stock Awards” in the Director Compensation table.
The Company pays each active Non-Management Director at an annual rate of $300,000 payable in four installments. One-half of each installment is payable in cash. The other half is paid through the grant of Shares at a grant date fair value per share equal to the closing price of a Share on the NYSE on the grant date. In each case, the grant date fair value of the Share award was slightly higher than one-half of the total installment because the number of Shares the Company delivered to the director was rounded up to a whole number of Shares.

In addition, the Company pays cash retainer fees to each Non-Management Director who serves as Chair of a Board Committee at the following annual rates payable in four installments:

Committee	Retainer for Committee Chair ($)

Audit Committee	40,000
Finance and Risk Committee	35,000
Compensation Committee	30,000
Governance and Corporate Responsibility Committee	25,000
Investment Committee	25,000

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Director Compensation in 2018

The Governance Committee is responsible for reviewing the compensation and benefits of the Company’s non-employee Directors and recommending any changes to the Board. During 2018, Meridian provided the Board with an analysis of the competitiveness of the compensation program for Non-Management Directors, market observations, and relevant compensation trends. Meridian’s analysis was based on the same Comparator Group that the Compensation Committee used to review the competitiveness of MetLife’s Total Compensation framework for Executive Officers, as described in the Compensation Discussion and Analysis.
The MetLife, Inc. 2015 Non-Management Director Stock Compensation Plan (2015 Director Stock Plan), which was approved by the Company’s shareholders in 2014, authorizes the Company to issue Shares in payment of Director retainer fees. The dollar amounts reported under “Stock Awards” represent the grant date fair value of such Share awards as computed for financial statement reporting purposes in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (ASC 718). The grant date fair value represents the number of Shares granted multiplied by the closing price of the Shares on the NYSE on the grant date. Share awards granted to the Non-Management Directors as part of their annual retainer vest and become deliverable immediately upon their grant. As a result, no Share awards were outstanding for any of the Non-Management Directors as of December 31, 2018. None of the Non-Management Directors had any outstanding and unexercised Stock Options as of December 31, 2018.
A Non-Management Director may defer the receipt of all or part of his or her fees payable in cash or deliverable in Shares (and any imputed reinvested dividends on such deferred Shares) until a later date or until after he or she ceases to serve as a Director.

All Other Compensation
The Non-Management Directors’ 2018 benefits, gift programs, and reportable perquisites and other personal benefits are included under “All Other Compensation” in the Director Compensation table.
Life Insurance Programs. MetLife paid $1,584 in premiums for each Non-Management Director who served the entirety of 2018. This provided each with $200,000 of group life insurance coverage during 2018. The Company incurred a pro rata portion of that cost to provide coverage to Mr. Hassell, Alfred F. Kelly, Jr., and Ms. McKenzie (a cost of $1,452, $792, and $264, respectively), who each served as a Director for a portion of 2018.
Business Travel Insurance Program. MetLife provided each Non-Management Director with business travel accident insurance coverage for travel on MetLife business. MetLife’s per Director cost for this coverage in 2018 was $36.
Charitable and Matching Gifts Programs. The MetLife Foundation provided $5,000 to match contributions by each of Dr. Hubbard, Mr. Kennard, Mr. Kilts, and Ms. Kinney to colleges and universities in 2018 under a program for employees and directors.
In addition, the MetLife Foundation provided $5,000 to match contributions by each of Ms. Kinney and Mr. Kennard in 2017. Because these contributions related to the directors’ 2017 contributions, they are not reported on the table above. They were not reported in the Company’s 2018 Proxy Statement because the Company did not determine the matching contributions until after that Proxy Statement was filed.
Perquisites and Other Personal Benefits. Any personal expenses the Company paid for Non-Management Directors in 2018 were less than $10,000, and as a result are not reported.
Compensation of Mr. Kandarian
Mr. Kandarian was compensated as an employee for 2018, and received no compensation in his capacity as a member of the Board of Directors. For information about compensation for Mr. Kandarian for 2018, see the Summary Compensation Table and the accompanying discussion.

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Proposal 2 — Ratification of Appointment of the Independent Auditor

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF THE INDEPENDENT AUDITOR

The Board of Directors recommends that you vote FOR the ratification of the appointment of Deloitte & Touche LLP as MetLife’s independent auditor for the fiscal year ending December 31, 2019.
The Audit Committee has appointed Deloitte & Touche LLP (Deloitte) as the Company’s independent auditor for the fiscal year ending December 31, 2019. Deloitte’s long-term knowledge of MetLife and the MetLife group of companies, combined with its insurance industry expertise and global presence, has enabled it to carry out audits of the Company’s financial statements with effectiveness and efficiency. The members of the Audit Committee believe that the continued retention of Deloitte to serve as the Company’s independent auditor is in the best interests of the Company and its shareholders.
The appointment of Deloitte by the Audit Committee is being presented to the shareholders for ratification. If the shareholders do not ratify the appointment, the Audit Committee will reconsider its decision and may continue to retain Deloitte. If the shareholders ratify the appointment, the Audit Committee continues to have the authority to and may change such appointment at any time during the year. The Audit Committee will make its determination regarding such retention or change in light of the best interests of MetLife and its shareholders.
In considering Deloitte’s appointment and Deloitte’s compensation for audit and non-audit services, the Audit Committee reviewed the firm’s qualifications, competencies and performance, including the following factors:

•
Deloitte’s status as a registered public accounting firm with the Public Company Accounting Oversight Board (United States) (PCAOB) as required by the Sarbanes-Oxley Act of 2002 (Sarbanes-Oxley) and the Rules of the PCAOB;

•	Deloitte’s independence and its processes for maintaining its independence;

•	the results of the independent review of the firm’s quality control system;

•	the global reach of the Deloitte network of member firms and its alignment with MetLife’s worldwide business activities;

•	the key members of the engagement team, including the lead audit partner, for the audit of the Company’s financial statements;

•	Deloitte’s performance during its engagement for the fiscal year ended December 31, 2018 and data related to audit quality and performance, including recent PCAOB inspection reports on Deloitte;

•
the quality of Deloitte’s communications with the Audit Committee regarding the conduct of the audit, and with management with respect to issues identified in the audit, and the consistency of such communications with applicable auditing standards;

•	Deloitte’s approach to resolving significant accounting and auditing matters, including consultation with the firm’s national office; and

•	Deloitte’s reputation for integrity and competence in the fields of accounting and auditing.
Deloitte has served as independent auditor of the Company since 1999, and as auditor of affiliates of the Company since at least 1968, but the specific year of its commencement of service to affiliates has not been determined. Under current legal requirements, the lead or concurring audit partner for the Company may not serve in that role for more than five consecutive fiscal years, and the Audit Committee ensures the regular rotation of the audit engagement team partners as required by law. The Chair of the Audit Committee is actively involved in the selection process for the lead and concurring partners.
The Audit Committee approves Deloitte’s audit and non-audit services in advance as required under Sarbanes-Oxley and SEC rules. Before the commencement of each fiscal year, the Audit Committee appoints the independent auditor to perform audit services that the Company expects to be performed for the fiscal year and appoints the auditor to perform audit-related, tax and other permitted non-audit services. The Audit Committee or a designated member of the Audit Committee to whom authority has been delegated may, from time to time, pre-approve additional audit and non-audit services to be performed by the Company’s independent auditor. Any pre-approval of services between Audit Committee meetings must be reported to the full Audit Committee at its next scheduled meeting.

2019 Proxy Statement	40

Proposal 2 — Ratification of Appointment of the Independent Auditor / Independent Auditor’s Fees for 2018 and 2017

The Audit Committee is responsible for approving fees for the audit and for any audit-related, tax or other permitted non-audit services. If the audit, audit-related, tax and other permitted non-audit fees for a particular period or service exceed the amounts previously approved, the Audit Committee determines whether or not to approve the additional fees.
Representatives of Deloitte will attend the Annual Meeting. They will have an opportunity to make a statement if they desire to do so, and they will be available to respond to appropriate questions.
The Board of Directors recommends that you vote FOR the ratification of the appointment of Deloitte & Touche LLP as MetLife’s independent auditor for the fiscal year ending December 31, 2019.
Independent Auditor’s Fees for 2018 and 2017
The table below presents fees for professional services rendered by Deloitte for the audit of the Company’s annual financial statements, audit-related services, tax services and all other services for the years ended December 31, 2018 and 2017. All fees shown in the table were related to services that were approved by the Audit Committee.
The fees that the Company incurs for audit, audit-related, tax and other professional services reflect the complexity and scope of the Company’s operations, including:

•	operations of the Company’s subsidiaries in multiple, global jurisdictions (approximately 40 countries and branches in 2018);

•	the complex, often overlapping regulations to which the Company and its subsidiaries are subject in each of those jurisdictions;

•	the operating insurance companies’ responsibility for preparing audited financial statements; and

•	the applicability of SEC reporting requirements to one of the Company’s operating insurance subsidiaries, which is an SEC registrant.
The Audit Committee has advised the Board of Directors that, in its opinion, the non-audit services rendered by Deloitte during the most recent fiscal year are compatible with Deloitte’s maintaining its independence. Non-audit services, as a percentage of the total amount paid, was 6% for both 2018 and 2017.

(in millions)	2018 ($)	2017 ($)

Audit Fees (1)	63.1	68.6
Audit-Related Fees (2)	17.6	14.7
Tax Fees (3)	3.3	4.4
All Other Fees (4)	1.9	1.1

1
Fees for services to perform an audit or review in accordance with auditing standards of the PCAOB and services that generally only the Company’s independent auditor can reasonably provide, such as comfort letters, statutory audits, attest services, consents and assistance with and review of documents filed with the SEC. In 2018, Deloitte issued approximately 279 audit reports. The decrease in audit fees in 2018 as compared to 2017 is attributable to a reduction in audit procedures related to Brighthouse Financial, Inc. as it is no longer part of MetLife.

2
Fees for assurance and related services that are traditionally performed by the Company’s independent auditor, such as audit and related services for employee benefit plan audits, due diligence related to mergers, acquisitions and divestitures, accounting consultations and audits in connection with proposed or consummated acquisitions and divestitures, control reviews, attest services not required by statute or regulation, and consultation concerning financial accounting and reporting standards. The increase in audit-related fees is attributable to additional work related to actuarial modeling.

3
Fees for tax compliance, consultation and planning services. Tax compliance generally involves preparation of original and amended tax returns, claims for refunds and tax payment planning services. Tax consultation and tax planning encompass a diverse range of advisory services, including assistance in connection with tax audits and filing appeals, tax advice related to mergers, acquisitions and divestitures, advice related to employee benefit plans and requests for rulings or technical advice from taxing authorities. In 2018, tax compliance and tax preparation fees total $2.0 million and tax advisory fees total $1.3 million and in 2017, tax compliance and tax preparation fees total $1.5 million and tax advisory fees total $2.9 million.

4	Fees for other types of permitted services, including employee benefit advisory services, risk and other consulting services, financial advisory services and valuation services.

2019 Proxy Statement	41

Audit Committee Report

Audit Committee Report
This report (this Report) is submitted by the MetLife, Inc. (MetLife or the Company) Board of Directors Audit Committee. No portion of this Report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the Securities Act), or the Securities Exchange Act of 1934, as amended (the Exchange Act), through any general statement incorporating by reference in its entirety the proxy statement in which this Report appears, except to the extent that the Company specifically incorporates this
Report or a portion of it by reference. In addition, this Report shall not be deemed to be “soliciting material” or to be “filed” under either the Securities Act or the Exchange Act.
The Audit Committee currently consists of six independent Directors who satisfy the SEC and NYSE audit committee independence standards. The Audit Committee, appointed by the Board of Directors, oversees the Company’s accounting and financial reporting processes and the audits of its financial statements, the adequacy of the Company’s internal control over financial reporting, and the integrity of the Company’s financial statements. The Audit Committee also oversees the qualifications and independence of the Company’s independent auditor, the appointment, retention, performance and compensation of the Company’s independent auditor and the performance of the internal audit function, as well as the Company’s compliance with legal and regulatory requirements. More information on the Audit Committee and its qualifications and responsibilities is included elsewhere in the proxy statement and in the Audit Committee Charter on the Company’s website at www.metlife.com/about/corporate-profile/corporate-governance/.
Management is responsible for the preparation of MetLife’s consolidated financial statements and the reporting process. Deloitte & Touche LLP (Deloitte), as MetLife’s independent auditor, is responsible for auditing MetLife’s consolidated financial statements in accordance with auditing standards of the Public Company Accounting Oversight Board (United States) (PCAOB).
Deloitte has discussed with the Audit Committee those matters described in the PCAOB Standard, Communications with Audit Committees (Auditing Standard No. 1301) and Rule 2-07 of Regulation S-X promulgated by the Securities and Exchange Commission. Deloitte has also provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding Deloitte’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with Deloitte its independence from MetLife.
During 2018, management updated its internal control documentation for changes in internal control and completed its testing and evaluation of MetLife’s system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. In doing so, management utilized the criteria established in the Internal Control—Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission. The Audit Committee has discussed with and received regular status reports from MetLife's Chief Auditor and Deloitte on the overall scope and plans for their audits of MetLife, including their scope and plans for evaluating the effectiveness of internal control over financial reporting. The Audit Committee meets with the Company's Chief Auditor and Deloitte, with and without management present, to discuss the results of their respective audits, in addition to private meetings with the Chief Financial Officer, Chief Risk Officer and General Counsel.
The Audit Committee worked closely with the Company’s management and Deloitte to oversee the strengthening of the Company’s internal control over financial reporting to address the two material weaknesses identified in the Company’s 2017 Annual Report on Form 10-K. The Company engaged third party advisors and employees to examine and analyze the facts and circumstances giving rise to the material weaknesses and addressed those findings. The Company changed its accounting procedures and administrative and search practices to locate missing annuitants and implemented enhanced internal controls associated with timely internal communications and escalation procedures. The Company also enhanced its reconciliation, analytic controls and change management to ensure the completeness and accuracy of the assumed reinsurance-in-force data.
The Audit Committee reviewed the report of management’s assessment of the effectiveness of internal control over financial reporting contained in the Company’s 2018 Annual Report on Form 10-K, which has been filed with the Securities and Exchange Commission (the 2018 Form 10-K). The Audit Committee also reviewed Deloitte’s report regarding its audit of the effectiveness of the Company’s internal control over financial reporting, in which Deloitte expressed an unqualified opinion on the Company’s internal control over financial reporting as of December 31, 2018. The Audit Committee reviewed and discussed with management,

2019 Proxy Statement	42

Audit Committee Report

and with Deloitte, MetLife’s audited consolidated financial statements for the year ended December 31, 2018 and Deloitte’s Report of Independent Registered Public Accounting Firm dated February 21, 2019 regarding the 2018 audited consolidated financial statements included in the 2018 Form 10-K. The Deloitte report states that MetLife’s 2018 audited consolidated financial statements present fairly, in all material respects, the consolidated financial position of MetLife and its subsidiaries as of December 31, 2018 and 2017 and the results of their operations and cash flows for each of the three years in the period ended December 31, 2018 in conformity with accounting principles generally accepted in the United States of America. In reliance upon the reviews and discussions with management and Deloitte described in this Report, and the Board of Directors’ receipt of the Deloitte report, the Audit Committee recommended to the Board that MetLife’s 2018 audited consolidated financial statements be included in the 2018 Form 10-K.
Respectfully,
David L. Herzog, Chair
Cheryl W. Grisé
Gerald L. Hassell
Edward J. Kelly, III
Catherine R. Kinney
Diana McKenzie

2019 Proxy Statement	43

Proposal 3 — Advisory Vote to Approve the Compensation Paid to the Company’s Named Executive Officers

PROPOSAL 3 — ADVISORY VOTE TO APPROVE THE COMPENSATION PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS

The Board of Directors recommends that you vote FOR this proposal: “RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

In accordance with Section 14A of the Exchange Act, this proposal will give shareholders the opportunity to approve, or not approve, the Company’s executive compensation programs and policies and the resulting compensation for the individuals listed in the Summary Compensation Table (the Named Executive Officers), as described in this Proxy Statement.
The Compensation Discussion and Analysis summarizes our executive compensation program. The Compensation Committee and Board’s actions aligned each Named Executive Officer’s pay with individual and Company performance for 2018.
The Compensation Committee will take into account the outcome of the vote when considering future compensation arrangements, including those for the Executive Officers. Because the vote is advisory, the result will not be binding on the Compensation Committee and it will not affect, limit, or augment any existing compensation or awards.

The Board has approved an annual frequency for shareholder votes to approve executive compensation. As a result, the Company currently expects to hold the next vote at the 2020 Annual Meeting.
The Compensation Committee and Board of Directors believe that the Company’s compensation programs and policies, and the compensation of the Named Executive Officers, promote the Company’s business objectives with appropriate compensation delivered in appropriate forms. See the Compensation Discussion and Analysis. Accordingly, the Board of Directors recommends that you vote FOR this proposal.

2019 Proxy Statement	44

Compensation Committee Report

Compensation Committee Report
This report is furnished by the Compensation Committee of the MetLife Board of Directors. The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis in the Company’s 2019 Proxy Statement and, based on such review and discussion, the Compensation Committee recommended to the Board of Directors that such Compensation Discussion and Analysis be included in the 2019 Proxy Statement.
No portion of this Compensation Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the Securities Act), or the Securities Exchange Act of 1934, as amended (the Exchange Act), through any general statement incorporating by reference in its entirety the proxy statement in which this Report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed to be “soliciting material” or to be “filed” under either the Securities Act or the Exchange Act.
Respectfully,
James M. Kilts, Chair
Cheryl W. Grisé
Gerald L. Hassell
David L. Herzog
Edward J. Kelly, III
Denise M. Morrison

2019 Proxy Statement	45

Compensation Discussion and Analysis

Compensation Discussion and Analysis
The Compensation Discussion and Analysis describes the objectives and policies underlying MetLife’s executive compensation program for the Named Executive Officers and the rest of the Executive Group. It also describes the key factors that the Compensation Committee (in this discussion, also referred to here as the Committee) considered in determining the compensation of the CEO and other members of the Executive Group.
Key Highlights

In 2018, MetLife:

✓	continued its transformation into a simpler and less capital intensive Company with stronger Free Cash Flow.

✓	achieved a two-year average ratio of Core Free Cash Flow to Core Adjusted Earnings within our two-year average target of 65-75%

✓	met or exceeded its key Core financial metrics.

✓	successfully remediated the material weaknesses in internal controls over financial reporting.

✓
made continued progress toward achieving our target of $800 million in expense margin improvement by 2020; improved the Core Direct Expense Ratio by 40 basis points from 2017 and 140 basis points from 2015, the year before MetLife’s unit cost initiative began.

2019 Proxy Statement	46

Compensation Discussion and Analysis

MetLife’s Compensation Committee’s decisions reflected the Company’s performance by:

✓	considering the Company’s financial performance, and progress on strategic and operational objectives - as well as individual executive performance - in determining compensation actions for 2018.

✓	approving funding for AVIP at 115.7%, based on the Company’s Adjusted Earnings performance compared to Business Plan goal.

✓	approving the issuance of 2016-2018 Performance Shares at 87.7%, which was a higher performance factor than for the prior period (2015-2017).

✓
maintaining the portion of new LTI granted in Performance Shares at 70% of the total award value (formerly 50% in 2017) to further enhance executive alignment with shareholders; consistent with prior awards, the performance metrics for Performance Shares are 3-year TSR performance relative to peers and 3-year Adjusted Return on Equity against the Business Plan.

MetLife’s Compensation Programs:

✓	provide the largest portion of executives’ Total Compensation in variable, performance-dependent awards.

✓	align executives’ interests with shareholders’ through Share-based awards and Share ownership requirements.

✓	incorporate sound risk management through appropriate financial metrics, non-formulaic awards, and Chief Risk Officer program review.

2019 Proxy Statement	47

Compensation Discussion and Analysis

Overview of Compensation Program
MetLife uses a competitive total compensation framework that consists of base salary, annual incentive awards and LTI opportunities. The Compensation Committee considers and recommends the amount of these three elements together. It submits its recommendations for the Company’s CEO for approval by the Independent Directors, and for each of the other Executive Group members for approval by the Board of Directors. For purposes of this discussion and MetLife’s compensation program, Total Compensation for an Executive Group member means the total of only these three elements. Items such as sign-on payments and others that are not determined under the Company’s general executive compensation framework are endorsed by the Committee, but are not included in descriptions of Total Compensation in this Proxy Statement.
The Committee’s Total Compensation decisions are driven by performance. Each Executive Group member’s Total Compensation reflects the Committee’s assessment of the Company’s and the executive’s performance as well as competitive market data based on peer compensation comparisons. Decisions on the award or payment amount of one element of Total Compensation impact the decisions on the amount of other elements. The Committee’s Total Compensation approach means that it does not structure particular elements of Total Compensation to relate to separate individual goals or performance.
The Committee allocates a greater portion of the Executive Group members’ Total Compensation to variable components that depend on performance or the value of Shares rather than a fixed component. It also allocates a greater portion of the Executive Group members’ variable compensation to Share-based LTI than it allocates to annual cash incentives. Given this mix of pay and other features of MetLife’s compensation programs, Executive Group members’ interests are aligned with those of shareholders. The Company’s Share ownership requirements further align executives’ interests with those of shareholders and reinforce the focus on long-term shareholder value.

The Committee also reviews annually the other compensation and benefit programs, such as retirement benefits and potential termination payments that would be made if an Executive Group member’s employment were to end. However, benefits such as retirement and medical programs do not impact Total Compensation decisions since they apply to substantially all employees. Decisions about retirement and medical benefits do not vary based on decisions about an Executive Group member’s base salary or annual awards or LTI, or the amount realizable from prior awards.
The Committee’s independent executive compensation consultant, Meridian, assisted in the design and review of the Company’s compensation program. For more information on the role of Meridian regarding the Company’s executive compensation program, see "Compensation Committee” in “Information about Board Committees."
Generally, the forms of compensation and benefits provided to Executive Group members in the United States are similar to those provided to other U.S.-based officer-level employees. None of the Executive Group members based in the United States is a party to any agreement with the Company that governs the executive’s employment.

2019 Proxy Statement	48

Compensation Discussion and Analysis

How did we perform?
MetLife’s Strategy
The Company’s strategy focuses on the principle of One MetLife, where digital and simplified are the key enablers of MetLife’s four strategic cornerstones:

•	optimizing value and risk by focusing on our businesses with higher internal rates of return, lower capital intensity, and maximum cash generation;

•	driving operational excellence, by transforming into a high-performance operating company with a competitive cost structure;

•	strengthening our distribution channels to drive efficiency and productivity through digitalization and improved customer persistency; and

•	taking a targeted approach to deliver the right solutions for the right customers through differentiated customer value propositions.
By executing this enterprise strategy. MetLife intends to:

•	succeed in the right markets;

•	build clear differentiators; and

•	continue to make the right investments to deliver customer and shareholder value.
Highlights of Business Results
2018 Business Results
Under the leadership of CEO Steven A. Kandarian, 2018 was a pivotal year for MetLife. The Company completed the final stage of the spinoff of Brighthouse Financial. The U.S. government dropped its appeal of MetLife’s U.S. District Court victory rescinding the Company’s designation as a systemically important financial institution. MetLife also celebrated its 150th anniversary.
MetLife’s capital management philosophy has remained consistent. The Company pursues attractive organic opportunities and merger and acquisition opportunities that align with its strategy and culture. But if MetLife concludes that organic and inorganic growth cannot clear a risk-adjusted hurdle rate, MetLife intends to return excess capital to its rightful owners, the shareholders.

The Company achieved a ratio of Core Free Cash Flow to Core Adjusted Earnings that fell within its target of 65-75% on average over two years, enabling the Company to return a MetLife record $5.7 billion to shareholders through common stock dividends and share repurchases in 2018. The Company’s Core Adjusted EPS also grew by 22 percent from 2017.
The Company continued to make progress toward achieving its target of $800 million in expense margin improvement by 2020, and improved the Core Direct Expense Ratio by 40 basis points from 2017, and by 140 basis points from 2015, the last year before MetLife’s unit cost initiative began. Ensuring that these savings fall to the bottom line is imperative for MetLife to demonstrate its management team’s ability to execute.
MetLife strengthened internal controls and improved operations in the group annuities business in the U.S. and in variable annuity guarantees in the MetLife Holdings segment. The Company’s focus since self-identifying and self-reporting the issues has been to enhance processes to deliver better service to customers. MetLife remediated both material weaknesses in internal control over financial reporting as of 2018 year-end.
2018 Business Plan Compared to 2017 Performance
MetLife anticipated responsible business growth under its 2018 Business Plan, consistent with execution of its capital management strategy. The Company expected to drive 2018 performance by achieving challenging goals, including:

•	continuing unit cost initiative expense savings, net of one-time costs;

•	improved underwriting margins; and

•	volume growth;
each partially offset by unfavorable market factors.
MetLife also set Core Adjusted ROE and Core Adjusted EPS targets, and a goal to return excess capital to shareholders through common stock dividends and share repurchases.

2019 Proxy Statement	49

Compensation Discussion and Analysis

MetLife used 2018 macroeconomic assumptions of lower long-term interest rates, a flatter yield curve, and lower variable investment income than in 2017. The Company expected the favorable impact of U.S. tax reform to drive a lower effective tax rate.
2018 Performance Compared to 2018 Business Plan
The Company’s 2018 performance met or exceeded Business Plan goals. MetLife’s expense margin improvement, underwriting results, and volume growth drove its strong performance. MetLife also had favorable investment results, partially offset by less favorable equity market performance and a stronger U.S. dollar.
MetLife’s unit cost initiative improved expense management, driving expense margin performance to exceed the Company’s goal. The Company’s underwriting results exceeded expectations, primarily within our Group Benefits and Retirement & Income Solutions businesses. Its volume growth exceeded MetLife’s enterprise goal, most significantly in Retirement & Income Solutions and Asia.

The Company’s investment results exceeded its goal primarily from higher investment yields and variable investment income, partially offset by a stronger U.S. dollar affecting Latin America and EMEA results, and less favorable equity market performance primarily in MetLife Holdings.
Performance and Compensation Decisions
The Compensation Committee’s and Board’s decisions on Executive Group compensation for 2018, including compensation to the Named Executive Officers, reflected their view of the Company’s performance and each executive’s performance relative to goals and other challenges and opportunities that arose in 2018. MetLife uses a competitive Total Compensation framework that consists of base salary, AVIP and LTI opportunities. The Committee’s and Board’s review of performance included the results shown in "Highlights of Business Results." The Company’s 2017 results, modified as noted below, are included for reference.

2019 Proxy Statement	50

Compensation Discussion and Analysis

This presentation reflects the Compensation Committee’s and Board’s review of the 2018 Business Plan and 2018 MetLife performance results for purposes of determining the Executive Group members’ Total Compensation, including its assessment of the CEO’s 2018 performance.
The Core Free Cash Flow as a Percentage of Core Adjusted Earnings Business Plan goal is a 2017-2018 two-year average range, as MetLife routinely communicates on its earnings calls and other investor presentations.
See “A Note About Non-GAAP Measures."

2019 Proxy Statement	51

Compensation Discussion and Analysis

The Company's 2017 Core Adjusted ROE of 12.5% and Book Value Per Share of $42.92 are different from the 2017 result reported in the 2018 Proxy Statement, which were 12.6% and $42.24, respectively. The 2018 Proxy Statement reflected the Committee’s and Board’s review of 2017 performance in early 2018, which excluded the 2017 positive financial impact of the release of reserves related to variable annuity guarantees assumed from a former operating joint venture in Japan. The reserve release slightly decreased (by 10 basis points) 2017 Core Adjusted ROE and slightly increased (by $0.68) 2017 Book Value Per Share.
The 2018 results, on a non-Core basis, for Adjusted Earnings, Adjusted EPS, Adjusted ROE, and Adjusted Expense Ratio were $5,461 million, $5.39, 12.6%, and 18.3%, respectively.
The 2018, 2017 and 2016 Core Free Cash Flow as a Percentage of Core Adjusted Earnings were 56%, 75%, and 98%, respectively. On an unmodified basis, the 2018, 2017, and 2016 Free Cash Flow as a Percentage of Adjusted Earnings were 62%, 134%, and 60%, respectively.
See Appendix B for definitions of these non-GAAP measures and reconciliations to the most directly comparable measures that are based on GAAP.
For Adjusted Earnings and Adjusted ROE results the Committee used to determine performance factors for certain incentive compensation purposes, see Appendix A.

2019 Proxy Statement	52

Compensation Discussion and Analysis

Highlights of Executive Performance and Compensation
MetLife maintained its commitment to its pay for performance philosophy for 2018. The Compensation Committee’s decisions on the compensation of the Named Executive Officers active through March, 2019 (the Active Named Executive Officers) reflected the Committee’s view of the Company’s overall strategic direction and financial performance, and each executive’s performance relative to goals and other challenges and opportunities that arose in 2018. The Active Named Executive Officers in this Proxy Statement are:

•	Chairman of the Board, President and CEO Steven A. Kandarian;

•	Executive Vice President and Chief Financial Officer John D. McCallion;

•	President, U.S. Business and Europe, the Middle East, and Africa (EMEA) Michel A. Khalaf;

•	Executive Vice President, Global Technology & Operations Martin J. Lippert; and

•	Executive Vice President and Chief Investment Officer Steven J. Goulart.
Compensation for 2018 Performance
Under the leadership of Mr. Kandarian and his Executive Group, the Company delivered strong financial performance for 2018 and demonstrated progress on multiple important goals relating to MetLife's strategic transformation.
The Company exceeded its Business Plan Core Adjusted Earnings goal by delivering responsible growth over the prior year. It accomplished this performance through a combination of expense margin improvement, underwriting results, and volume growth, as well as investment results.
MetLife met or exceeded its Core financial metrics for 2018.

The vast majority of the CEO’s and other Named Executive Officers’ Total Compensation was variable and depended on performance. In addition, the Committee allocated a greater portion of the Named Executive Officers’ variable compensation to Share-based LTI than to cash AVIP awards. LTI aligns executive and shareholder interests and encourages future contributions to performance. Ultimately, the value of LTI depends on future Company performance, including stock price performance.
The Committee endorsed a 2018 AVIP funding performance factor of 115.7% of target for the approximately 28,000 AVIP-eligible employees globally. After considering the strong year of financial performance, the continued progress on strategic initiatives, and that each Active Named Executive Officer (except the CEO) managed additional responsibilities over time, the Committee endorsed AVIP awards for each Named Executive Officer for 2018 that were higher than for 2017. Similarly, the Committee granted each Active Named Executive Officer (except the CEO) LTI in 2019 that was higher than the executive's prior awards.
The Compensation Committee awarded 70% of Executive Group members’ total LTI award value in Performance Shares. The performance metrics for the Performance Shares are 3-year TSR performance relative to peers and 3-year Adjusted ROE performance against the Business Plan. The Executive Group members' LTI in Restricted Stock Units and Stock Options also aligns with the value of Shares. As a result, the LTI granted in 2019, and the Executive Officers’ outstanding LTI, aligns executives’ potential rewards with shareholder returns.

2019 Proxy Statement	53

Compensation Discussion and Analysis

The following table presents a holistic view of the incentive compensation decisions for AVIP and LTI the Compensation Committee endorsed in early 2019 based on 2018 performance. It is not a substitute for the Summary Compensation Table.
The 2018 versus 2017 comparisons in this table reflect a variety of factors, including:

•
2017 Executive Officer AVIP awards were flat or notably lower than 2016 (e.g., 25% lower for the CEO) due to the Committee’s consideration of the Company’s 2017 operational challenges, TSR compared to peer companies, and other aspects of performance;

•	each Active Named Executive Officer (except the CEO) managed additional responsibilities over time; and

•	2018 AVIP funding was above target based on a strong year of financial performance, and higher than 2017.

	Compensation Committee Performance-Year Incentive Decisions

	2018				2018 Increase Versus 2017

Name	Base Salary Earned ($)	AVIP Award ($) (6)	LTI ($) (7)	Total Compen- sation ($) (8)	AVIP Award (9)	LTI	Total Compen- sation (10)

Steven A. Kandarian (1)	1,550,000	5,500,000	11,000,000	18,050,000	83%	0%	16%
John D. McCallion (2)	597,834	2,000,000	3,000,000	5,597,834	n/a	n/a	n/a
Michel A. Khalaf (3)	837,492	3,500,000	9,000,000	13,337,492	67%	157%	110%
Martin J. Lippert (4)	900,000	3,500,000	4,500,000	8,900,000	67%	29%	38%
Steven J. Goulart (5)	776,250	3,000,000	4,000,000	7,776,250	100%	33%	48%

1	Mr. Kandarian’s 2018 Total Compensation reflected the Company’s strong financial performance in 2018 and significant progress on strategic and operational objectives.

2	Mr. McCallion was MetLife’s Executive Vice President and Chief Financial Officer for a portion of 2018. Mr. McCallion was not a Named Executive Officer in the Company’s 2018 Proxy Statement.

3
Mr. Khalaf’s 2018 Total Compensation reflected his first full year following his promotion to President U.S. Business and EMEA, and the Board took account of his impending CEO role, effective May 1, 2019, in determining his 2019 LTI.

4	Mr. Lippert’s 2018 Total Compensation reflected his first full year as head of MetLife Holdings as well as Global Technology and Operations.

5	Mr. Goulart’s 2018 Total Compensation reflected his service as interim head of Asia as well as continued service as Chief Investment Officer.

6	Reflects the AVIP award for 2018 performance paid in 2019, reported on the Summary Compensation Table. The AVIP Company performance factor was 115.7%.

7
The award value of LTI granted in 2019 is shown in this table. It is not the grant date fair value calculated in accordance with the applicable accounting standard, ASC 718. The grant date fair values will be disclosed for Named Executive Officers reported in the Grants of Plan-Based Awards Table in the Company’s 2020 Proxy Statement.

8	Total Compensation for 2018 comprises base salary earned during 2018, AVIP awards for 2018 performance, and award value of LTI granted in 2019.

9
Reflects the AVIP award for 2018 performance paid in 2019, compared with the award for 2017 performance paid in 2018, reported in the Company’s 2018 Proxy Statement on the Summary Compensation Table. The 2017 AVIP Company funding performance factor was 111.2%. However, 2017 executive AVIP awards reflected the Company's operational challenges.

10	Reflects Total Compensation for 2018, as described in note 8 above, compared to Total Compensation for 2017.
For more information, see "Aspects of Individual Performance."

2019 Proxy Statement	54

Compensation Discussion and Analysis

Aspects of Individual Performance
The Compensation Committee endorsed the Executive Group members’ AVIP awards for 2018 performance and LTI granted in 2019 considering the Company’s key financial performance goals and results as discussed in “Highlights of Business Results." The Compensation Committee also considered aspects of each executive’s performance in relation to established goals, including collective ownership for ensuring operational excellence, and progress on long-term strategic objectives to continue MetLife’s transformation into a simpler company that performs well in any environment. In addition, all compensation decisions were made within the context of MetLife’s executive compensation programs and framework and internal equity considerations, as well as alignment and appropriate competitive positioning against external market peers.
The AVIP awards for the Named Executive Officers for 2018 reflect individual performance against objectives established at the beginning of the year and in response to other challenges and opportunities that arose in 2018. The Named Executive Officers’ LTI granted in 2019 reflects individual performance, shared progress on strategic objectives (which are focused on improving TSR over time) as well expectations of future performance.

2019 Proxy Statement	55

Compensation Discussion and Analysis

Steven A. Kandarian, Chairman of the Board, President and CEO
The Committee and Independent Directors assessed Mr. Kandarian’s performance relative to established objectives as well as new challenges and opportunities that arose during 2018. Mr. Kandarian delivered successfully on:
Strategy Execution. Mr. Kandarian and his management team have continued to transform MetLife into a simpler company that can perform well in virtually any macroeconomic environment and deliver sustainable, superior long-term value creation. During 2018, the Company made significant progress on enterprise strategy, including executing its digital transformation, completing the final stage of the spinoff of Brighthouse Financial, and improving the Company’s remaining business portfolio risk profile. MetLife also made significant progress in enhancing an ownership culture.
Financial Performance. MetLife met or exceeded its key Core financial metrics for 2018. Mr. Kandarian and his team delivered strong performance against the Company's 2018 Business Plan, through solid underwriting, good volume growth, and disciplined expense management. Core Adjusted EPS grew 22% over 2017. MetLife’s 2018 Core Adjusted ROE was 12.8%. For 2017-2018, the two-year average Core Free Cash Flow as a percentage of Core Adjusted Earnings was 66%, in line with the two-year target range of 65-75%, allowing MetLife to return a total of $5.7 billion dollars to shareholders in 2018. See “Highlights of Business Results.”
Risk Management. The Company took multiple steps in 2018 to enhance its risk management framework, including tightening risk limits and controls, enhancing risk mitigation, and driving responsible growth.
Talent Management. Under Mr. Kandarian’s leadership, MetLife executed the CEO succession plan and filled other key senior leadership appointments, including a new CFO, new General Counsel, and new Presidents of Latin America and Asia, with internal talent.
Regulatory. Mr. Kandarian’s multi-year advocacy of prudent regulation culminated as the U.S. government ended its efforts to re-designate the Company a non-bank systemically important financial institution. In January, 2018, the U.S. Court of Appeals for the District of Columbia Circuit dismissed the U.S. government’s appeal of the district court decision rescinding MetLife’s designation. Mr. Kandarian vigorously championed this result as the right outcome for MetLife’s customers, employees and shareholders, as well as for the broader financial system. Throughout, Mr. Kandarian advocated MetLife's role as a force for financial stability.
Operational Execution. In 2018, Mr. Kandarian continued to enhance operational excellence by remediating material weaknesses in internal control over financial reporting, and demonstrating continuing progress on the Company’s unit cost initiative. MetLife is on track to deliver $800 million of pre-tax annual expense margin improvement by 2020.
Corporate Responsibility. In 2018, Mr. Kandarian established a sustainability function and appointed a Chief Sustainability Officer to bring a coordinated approach to this important area. The Company’s June 2018 Corporate Social Responsibility report included MetLife’s first global pay equity statement. Leading organizations recognized MetLife’s ongoing commitment to sustainability as well as diversity and inclusion. For example, in 2018:

•	MetLife was named to the Dow Jones Sustainability Index (North America) for the third year in a row.

•
MetLife achieved a grade of “A minus” from CDP (formerly known as the Carbon Disclosure Project) for reporting and management of climate issues. This rating places MetLife in CDP’s top quartile “Leadership” category.

•	Bloomberg Gender Equity Index recognized MetLife to its Gender-Equality Index for the fourth year in a row.

•	Corporate Knights named MetLife among the world's top 100 Most Sustainable Companies.

•
The U.S. Business Leadership Network and American Association of People with Disabilities named MetLife to the "Best Places to Work for Disability Inclusion" and recognizing MetLife's efforts to provide a more inclusive workplace for people with disabilities.

•
The Company and the MetLife Foundation made a combined $44 million in grants, including $29 million for financial health efforts to help low-income individuals and families access safe and affordable financial products and services.

Notably, MetLife celebrated its 150th anniversary, a milestone very few companies achieve. Mr. Kandarian has consistently focused on taking significant financial, strategic and operational steps to enhance MetLife’s ability to thrive for another 150 years.

2019 Proxy Statement	56

Compensation Discussion and Analysis

Compensation :
The Committee endorsed an AVIP award for Mr. Kandarian for 2018 that was higher than for 2017, reflecting the Committee’s review of Mr. Kandarian’s 2018 contributions to the Company’s achievements in financial performance as well as progress on strategic and operational objectives.
Mr. Kandarian’s LTI in 2019 was the same as in 2018. This reflected Mr. Kandarian’s achievements that will have long-lasting impact on the Company beyond his 2019 retirement, including:

•	enhancing MetLife’s ability to perform well in virtually any economic environment;

•	completing the final stage of the Brighthouse Financial separation;

•	shedding MetLife’s designation as a systemically important financial institution;

•	boosting Core Free Cash Flow as a proportion of Core Adjusted Earnings and the value of new business written;

•	expanding capital-light businesses with high internal rates of return and shorter payback periods;

•	improving MetLife’s operational efficiency;

•	making critical investments in technology, including digital capabilities;

•	creating a new Corporate Social Responsibility function; and

•	creating a new “Workforce of the Future” development fund to increase employees’ digital skills.
MetLife is well-positioned to deliver long-term shareholder value to customers and shareholders alike.

8.6% of Total Compensation=$1,550,000
Fixed Salary
30.5%=
$5,500,000
Annual
Cash
Incentive
60.9%=
$11,000,000
LTI
(vests over
three years;
realized value may differ)
$18,050,000
91.4% Variable (performance-based)

The Committee believes Mr. Kandarian’s Total Compensation appropriately reflects the Company’s and his individual performance.

2019 Proxy Statement	57

Compensation Discussion and Analysis

John D. McCallion, Executive Vice President and Chief Financial Officer
Mr. McCallion was appointed Executive Vice President and Chief Financial Officer effective May 1, 2018. He also served as Treasurer until his successor was appointed August 16, 2018.
2018 Contributions Include:

•
Ensured the Company exceeded its 2018 Business Plan for Core Adjusted Earnings, Book Value Per Share, Capital Deployed to New Business, and Value of New Business; maintained key capital adequacy ratios (National Association of Insurance Commissioners Combined Risk-Based Capital, Japan Solvency Margin Ratio) above minimums; delivered Core Free Cash Flow as a percentage of Core Adjusted Earnings within the 2018 two-year average target range.

•	Led establishment of management practices to ensure execution of savings commitments including mitigating execution risk and identifying an accelerated path to savings commitments.

•	Effectively managed the material weaknesses remediation; enhanced internal controls and escalation processes.

•	Planned and executed the financial aspects of the disposal of MetLife’s remaining stake in Brighthouse Financial.

Compensation:
Mr. Kandarian recommended, and the Committee endorsed, an AVIP award for 2018 and LTI that reflected Mr. McCallion's promotion to CFO, a strong year for MetLife as a whole, his performance relative to established goals and to peers, and external competitiveness.

10.7%=$597,834
Fixed Salary
35.7%=
$2,000,000
Annual
Cash
Incentive
$5,597,834
53.6%=
$3,000,000
LTI
(vests over
three years;
realized value may differ)
89.3% Variable (performance-based)

2019 Proxy Statement	58

Compensation Discussion and Analysis

Michel A. Khalaf, President, U.S. Business and EMEA
In mid-2017, Mr. Kandarian promoted Mr. Khalaf to President of U.S. Business and EMEA, which together represent approximately 55% of the Company’s Core Adjusted Earnings for 2018. In January 2019, the Board appointed Mr. Khalaf the Company’s next President and Chief Executive Officer effective May 1, 2019 following Mr. Kandarian’s retirement.
Throughout 2018, Mr. Khalaf led the Group Benefits, Retirement and Income Solutions and Property & Casualty businesses in the U.S, the Global Employee Benefits business, and continued to lead the EMEA business.
2018 Contributions Include:

•	U.S. Business: Exceeded financial objectives including sales, Core Adjusted Earnings, Adjusted Premiums, Fees, and Other Revenues, and Core Adjusted Expense Ratio.

•	U.S. Business: Secured a $6 billion Pension Risk Transfer deal and won the largest Global Employee Benefits case in MetLife’s history.

•	EMEA: Exceeded financial objectives for Core Adjusted Earnings on a constant currency basis and Core Adjusted Expense ratio.

•	EMEA: Accelerated major restructuring in the second quarter of 2018, eliminating sub-regional management layer and offering career opportunities to top talent.

•	In both regions, the value of new business and savings through the unit cost initiative exceeded 2018 Business Plan goals.

Compensation:
Mr. Kandarian recommended, and the Committee endorsed, an AVIP award for his performance relative to his full-year 2018 responsibilities and accomplishments, and a strong year for MetLife as a whole. Mr. Khalaf's 2019 LTI reflects his performance throughout 2018 as well as his 2019 promotion to Chief Executive Officer.

6.3%=$837,492
Fixed Salary
26.2%=
$3,500,000
Annual
Cash
Incentive
$13,337,492
67.5%=
$9,000,000
LTI
(vests over
three years;
realized value may differ)
93.7% Variable (performance-based)

2019 Proxy Statement	59

Compensation Discussion and Analysis

Martin J. Lippert, Executive Vice President, Global Technology & Operations
In 2018, Mr. Lippert continued as MetLife’s Global Head of Technology and Operations and head of MetLife Holdings. MetLife Holdings includes operations relating to products and businesses that we no longer actively market in the United States as well as the assumed variable annuity guarantees from our former operating joint venture in Japan.
2018 Contributions Include:

•	Delivered 2018 MetLife Holdings financial performance that exceeded the Business Plan goals for Core Adjusted Earnings and Core Adjusted Expense Ratio.

•
Surpassed Business Plan Net Promoter Score targets in U.S. customer solutions centers, earning J.D. Power recognition of MetLife’s Global Solutions Disability Intake team for providing “An Outstanding Customer Service Experience” for the Live Phone Channel,” placing MetLife in the top quartile of insurance contact centers and in the top 20 percent of contact centers across industries.

•
Leveraged MetLife’s Digital Accelerator and Digital Ventures Fund to develop potentially industry-disrupting technologies and invested in select start-up companies to bring new value to MetLife's customers.

•	Achieved 3 additional LEED Platinum certifications for a total of 21 LEED (Leadership in Energy and Environmental Design) certified offices across the globe.

Compensation:
Mr. Kandarian recommended, and the Committee endorsed, an AVIP award and LTI that are higher than the prior year, reflecting a strong year for MetLife Holdings and the Company as a whole, and progress advancing the Company’s global digital strategy.

10.1%=$900,000
Fixed Salary
39.3%=
$3,500,000
Annual
Cash
Incentive
$8,900,000
50.6%=
$4,500,000
LTI
(vests over
three years;
realized value may differ)
89.9% Variable (performance-based)

2019 Proxy Statement	60

Compensation Discussion and Analysis

Steven J. Goulart, Executive Vice President and Chief Investment Officer
From November 2017 through August 2018, Mr. Goulart also served as interim head of the Asia business while he continued to lead MetLife Investments.
2018 Contributions Include:

•	Exceeded 2018 Business Plan Net Investment Income; completed multiple portfolio actions to support corporate initiatives and reduce portfolio risk.

•	Continued growth of MetLife Investment Management (MIM), achieving Business Plan goal for pre-tax adjusted earnings and MIM-record levels of certain assets it manages and related revenue.

•	Implemented restructuring of MetLife Investments, including integration of Logan Circle Partners into MIM and formation of Affiliated Insurance Companies investment management unit.

•
For 2018, the Asia Region met or exceeded Business Plan goals for Core Adjusted Earnings, on a constant currency basis, value of new business, and free cash flow through volume growth and expense efficiencies.

Compensation:
Mr. Kandarian recommended, and the Committee endorsed, an AVIP award and LTI that are higher than the prior year, reflecting a strong year for MetLife's Investments team and the Company as a whole, as well as Mr. Goulart’s effectiveness as interim head of the Asia Region.

10.0%=$776,250
Fixed Salary
38.6%=
$3,000,000
Annual
Cash
Incentive
$7,776,250
51.4%=
$4,000,000
LTI
(vests over
three years;
realized value may differ)
90.0% Variable (performance-based)

2019 Proxy Statement	61

Compensation Discussion and Analysis

The amounts in the charts above reflect the base salary earned in 2018, the AVIP awards for 2018 performance, and the LTI granted in 2019.
Some of the performance measures in this section entitled “Aspects of Individual Performance” are not calculated based on GAAP. They should be read in conjunction with the information in “Non-GAAP and Other Financial Disclosures” in Appendix B of this Proxy Statement, which includes non-GAAP financial information, definitions and/or reconciliations to the most directly comparable measures that are based on GAAP. See also “A Note About Non-GAAP Measures.”
For a description of the Board's consideration of aspects of former Chief Financial Officer John C. R. Hele’s 2018 performance, see "Separation Arrangements for Mr. Hele" in "Potential Payments upon Termination or Change-in-Control at 2018 Fiscal Year-End."

2019 Proxy Statement	62

Compensation Discussion and Analysis

What are our executive compensation practices?
Compensation Philosophy and Objectives

Provide competitive Total Compensation opportunities to attract, retain, engage, and motivate high-performing executives
Align compensation plans with short- and long-term business strategies

Align the financial interests of executives with shareholders’ through LTI and Share ownership requirements
Make a vast majority of Total Compensation variable and subject to Company and individual performance.

Key Features of MetLife’s Executive Compensation Program

MetLife’s compensation program has multiple features that promote the Company’s success, including:

paying for performance: vast majority of compensation is variable without guarantee, and dependent on achievement of business results.
aligning executives’ interests with those of shareholders: vast majority of incentive compensation is Share-based, and executives are expected to meet Share ownership requirements.

encouraging long-term decision-making: Stock Options and Restricted Stock Units vest over three years, Stock Options may normally be exercised over 10 years, and the ultimate value of Performance Shares is determined by the Company’s performance over three years.

rewarding achievement of the Company’s business goals: amounts available for annual incentive awards are based on Company performance compared to its Business Plan; individual awards take account of individual performance relative to individual goals.

avoiding incentives to take excessive risk: the Company does not make formulaic individual awards, uses Adjusted Earnings (which excludes net investment gains and losses and net derivative gains and losses) as a key performance indicator, avoids incentives to take excessive risk in the Company’s investment portfolio, and uses multi-year performance to determine the payout of LTI.

maintaining a performance-based compensation recoupment (clawback) policy: the Company may seek recovery for employee fraudulent or other wrongful conduct that harmed MetLife, including an accounting restatement required by material noncompliance with financial reporting requirements, and from Executive Group members based on materially inaccurate performance measures regardless of fault.

The Company’s compensation program excludes practices that would be contrary to the Company’s compensation philosophy and contrary to shareholders’ interests. For example, the Company:

does not offer Executive Group members a supplemental executive retirement plan that adds years of service or includes long-term incentive compensation in the benefits formula.
does not provide excessive perquisites.
does not allow repricing or replacing of Stock Options without prior shareholder approval.

does not provide any “single trigger” change-in-control severance pay, or “single trigger” vesting of LTI upon a change-in-control without the opportunity for the Company or a successor to substitute alternative awards that remain subject to vesting.

does not provide any change-in-control severance pay beyond two times average salary and annual cash incentive pay.

does not provide for any excise tax payment or tax gross-up for change-in-control related payments, or for tax gross-up for any perquisites or benefits, other than in connection with relocation or other transition arrangements.

does not allow directors, executives, or other associates, to engage in pledging, hedging, short sales, or trading in put and call options with respect to the Company’s securities.
does not offer employment contracts to U.S.-based Executive Group members.

2019 Proxy Statement	63

Compensation Discussion and Analysis

2018 Say-on-Pay Vote and Shareholder Engagement
In 2018, the Company’s shareholders voted by 97% of shares casting votes to approve the Company’s executive compensation programs and policies and the resulting compensation described in the 2018 Proxy Statement. The prior two years’ results were 86% (2017) and 97% (2016) positive. Since 2011, the Company’s average vote has been over 95% positive.
Because the vote was advisory, the result was not binding on the Compensation Committee. However, the Committee considered the vote to be an endorsement of the Company’s executive compensation programs and policies, and took into account that support in reviewing those programs and policies.
The Company has also discussed the vote, along with aspects of its executive compensation, business strategy, and corporate governance practices, talent management, and corporate responsibility initiatives, with several of our largest shareholders to gain a deeper understanding of their perspectives. More information on shareholder engagement on corporate governance, See "Shareholder Engagement" for more information.

With regard to executive compensation, in recent years shareholders generally:

•	praised the quality of the Company’s disclosure, consistency in program design, performance metrics, and articulation of business strategy.

•	supported the Company’s executive compensation program design and its alignment with the Company’s business strategy.

•	urged management to execute consistently and improve TSR performance.

•	agreed that the Committee’s selective use of discretion in the design and administration of incentive plans is reasonable, so long as it aligns pay with performance.

•	were pleased with the Company’s growing focus on environmental practices and its corporate responsibility initiatives.

2019 Proxy Statement	64

Compensation Discussion and Analysis

Components of Compensation and Benefits
The primary components of the Company’s regular executive compensation and benefits program play various strategic roles:

Description	Strategic Role

Total Compensation
Base Salary is determined based on position, scope of responsibilities, individual performance and experience, and competitive data.	Provides fixed compensation for services during the year.

Annual Incentive Awards are:
•  variable based on performance relative to Company and individual goals and additional business challenges or opportunities that arose during the year.
•  determined through the Compensation Committee assessment of all of these factors as a whole.

•  Serve as the primary compensation vehicle for recognizing and differentiating individual performance each year.
•  Motivate Executive Group members and other employees to achieve strong annual business results that will contribute to the Company’s long-term success, without creating an incentive to take excessive risk.

Stock-Based Long-Term Incentive Awards are:
•  based on the Compensation Committee’s assessment of individual responsibility, performance, relative contribution, and potential for assuming increased responsibilities and future contributions.
•  dependent on the value of Shares (Restricted Stock Units), increases in the price of Shares (Stock Options), or a combination of MetLife’s performance as well as the value of Shares (Performance Shares). Cash-paid equivalents are used outside the U.S.
•  granted each year to provide overlapping vesting and performance cycles.
•  delivered, beginning with awards made in 2018 to Executive Group members as part of Total Compensation, in these proportions:

•  Ensure that Executive Group members have a significant continuing stake in the long-term financial success of the Company (see “Executive Share Ownership” in "How Do We Manage Risk Related to Our Compensation Program").
•  Align executives’ interests with those of shareholders.
•  Encourage decisions and reward performance that contribute to the long-term growth of the Company’s business and enhance shareholder value.
•  Motivate Executive Group members to outperform MetLife’s competition.
•  Encourage executives to remain with MetLife.

Stock-Based Long-Term Incentive Mix for CEO and other Executive Group Members

Benefits

Retirement Program and Other Benefits include post-retirement income (pension) or the opportunity to save a portion of current compensation for retirement and other future needs (401(k) program and nonqualified deferred compensation).

Attract and retain executives and other employees.
Potential Termination Payments
Severance Pay and Related Benefits include transition assistance if employment ends due to job elimination or, in limited circumstances, performance.	Encourage focus on transition to other opportunities and allow the Company to obtain a release of employment-related claims.

Change-in-Control Benefits include:
•   double-trigger severance pay and related benefits, if the Executive Group member’s employment is terminated without cause or the Executive Group member resigns with good reason following a change-in-control.
•  replacement or vesting of LTI.

•   Retain Executive Group members during a change-in-control.
•   Promote the unbiased efforts of the Executive Group members to maximize shareholder value during and after a change-in-control.
•   Keep executives whole in situations where Shares may no longer exist or awards otherwise cannot or will not be replaced.

2019 Proxy Statement	65

Compensation Discussion and Analysis

Determining Total Compensation for 2018 Performance
In determining executive compensation for performance year 2018, the Compensation Committee considered the Executive Group’s performance both as a whole and individually. The Committee made its decisions in the context of its review of business results, including those described in “Highlights of Business Results.” The Committee also reviewed reports and analyses on competitive compensation for comparable positions at peer companies and in the broader market where the Company competes for executive talent.
A description of the process for determining Total Compensation follows.
Process for Determining CEO Compensation
Early in 2018, Mr. Kandarian and the Committee established goals and objectives that were designed to drive Company performance. The Committee assessed Mr. Kandarian’s 2018 performance against these goals in early 2019. The Committee endorsed Mr. Kandarian’s Total Compensation, including annual incentive and LTI, based on this assessment, and recommended it to the Independent Directors for their approval. For a description of the Business Plan goals, and the performance the Committee and Board reviewed, see “Highlights of Business Results” and “Aspects of Individual Performance.”
Mr. Kandarian’s compensation is higher than other Executive Group members due to Mr. Kandarian’s broader responsibilities and higher levels of accountability as the most senior executive in the Company, as well as competitive market data.

Process for Determining Compensation of Other Executive Group Members
Early in 2018, Mr. Kandarian and each Executive Group member agreed on the respective executive’s goals for 2018. In early 2019, Mr. Kandarian provided to the Committee an assessment of each of the Executive Group members’ performance during 2018 relative to their goals and the additional business challenges and opportunities that arose during the year. He also recommended Total Compensation amounts for each Executive Group member, other than himself. The Committee reviewed and endorsed the components of each Executive Group member’s Total Compensation for the Board of Directors’ approval. In each case, Mr. Kandarian and the Committee considered the executive’s performance, future potential, available competitive data, compensation opportunities for each position, retention needs, and fit within the executive talent market, aligned with MetLife’s compensation philosophy and objectives.
The Executive Vice President and Chief Human Resources Officer of the Company (the CHRO) provided the Committee with advice and recommendations on the form and overall level of executive compensation. She also provided guidance and information to Mr. Kandarian to assist him in this process, other than with respect to the CHRO’s own compensation. The CHRO also provided guidance to the Committee on its general administration of the programs and plans in which Executive Group members, as well as other employees, participate.
Other than as described above, no Executive Group member played a role in determining the compensation of any of the other Executive Group members. No Executive Group member took part in the Board’s consideration of his or her own compensation. The CEO does not have any authority to grant Share-based awards of any kind to any Executive Group members, the Chief Accounting Officer, or Directors of the Company.

2019 Proxy Statement	66

Compensation Discussion and Analysis

How did we compensate our CEO and other Named Executive Officers?
Base Salary
The base salaries earned by the Named Executive Officers in 2018 are reported in the Summary Compensation Table. The Compensation Committee endorsed annual base salary increases in 2018 of $50,033 for Mr. Khalaf and $15,000 for Mr. Goulart, in light of their respective 2017 performance. The Committee also endorsed a base salary increase in 2018 of $285,909 for Mr. McCallion in light of his promotion to Chief Financial Officer.
Annual Incentive Awards
The MetLife Annual Variable Incentive Plan (AVIP), provides eligible employees, including Executive Group members, the opportunity to earn annual cash incentive awards. For awards for 2018 performance, AVIP was administered as a Cash-Based Awards program under the MetLife, Inc. 2015 Stock and Incentive Compensation Plan (2015 Stock and Incentive Plan). The 2018 AVIP awards are reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

AVIP Performance Funding
Each year, the Committee endorses the maximum aggregate amount available for AVIP awards for administrative (non-sales) employees around the world, approximately 28,000 employees for 2018.
Consistent with past practice, this approach uses an AVIP Performance Funding Level, based on the Company’s Adjusted Earnings compared to the Company’s 2018 Business Plan, multiplied by the total annual incentive compensation planning targets for all eligible employees, subject to the Committee’s assessment of overall performance and other relevant factors.
The Committee uses Adjusted Earnings as a key metric because doing so aligns compensation with bottom-line performance that generates shareholder value over time. Using Adjusted Earnings, rather than GAAP net income, focuses on the Company’s primary businesses excluding the impact of market volatility, which could distort results, and revenues and costs related to areas such as non-core products, divested businesses, and discontinued operations. Adjusted Earnings excludes the impact of net investment gains and losses and net derivative gains and losses, which helps mitigate the potential for excessive risk-taking. Adjusted Earnings also enhances shareholders’ understanding of MetLife’s results without the impact of asymmetrical and non-economic accounting for certain net derivatives gains and losses and certain hedging activity.
To facilitate prudent risk management, the Company’s Adjusted Earnings is modified to eliminate the impact (if any) of variable investment income on an after-tax basis (VII) that was higher or lower than the Business Plan goal by 10% or more (Adjusted Earnings for AVIP).

2019 Proxy Statement	67

Compensation Discussion and Analysis

The Committee’s methodology to determine the AVIP Performance Funding Level is outlined in the following chart, indicating how the Performance Funding Level changes relative to Adjusted Earnings performance against the Business Plan goal:
See Appendix A for further details.
The Compensation Committee used the same formula for 2018 to determine total AVIP funding for awards to all eligible employees, based on Adjusted Earnings compared to Business Plan, as it has used for the past several years.
The Committee’s approach avoids providing incentives for employees to take excessive risk.

•	Adjusted Earnings excludes net investment gains and losses and net derivative gains and losses.

•
The formula excludes VII that is more than 10% higher or lower than the Business Plan goal. This avoids excessive rewards or penalties due to volatile investment returns. As a result, it does not create an incentive to take excessive risk in the Company’s investment portfolio and so facilitates prudent risk management. VII for 2018 was $22 million, net of income tax, above this range. As a result, the Committee reduced Adjusted Earnings by that amount.

•
Nor is this approach an unlimited function of revenues. Rather, this approach caps the amount that can be generated for AVIP awards, and is a function of financial measures that take account of the Company’s costs and liabilities.

The Adjusted Earnings that the Committee used for AVIP Performance Funding was above the 2018 Business Plan target. This performance reflected favorable business performance primarily from underwriting, volume growth, and expense management, as well as favorable market factors.

2019 Proxy Statement	68

Compensation Discussion and Analysis

For purposes of determining 2018 AVIP Adjusted Earnings, the Committee modified Adjusted Earnings for certain items. The net result was a 4.5% reduction to Adjusted Earnings.

Reason for Increase/Decrease	Increase (Decrease) (in millions)

U.S. Tax Reform (not contemplated in Business Plan)	$91
Reversal of a prior uncertain tax position	($338)
Net decrease to Adjusted Earnings for AVIP	($247)

U.S. Tax Reform. In 2018, the Company updated its estimated charges related to U.S. tax reform by $91 million, net of income tax, as a result of filing its 2017 U.S. tax return, additional Internal Revenue Service (IRS) guidance and other new information. The 2018 Business Plan Adjusted Earnings goal did not contemplate this adjustment. Consistent with the prior year's treatment of the impacts of U.S. Tax Reform, Company management recommended — and the Committee endorsed — increasing 2018 Adjusted Earnings for AVIP purposes by this amount.

Reversal of a Prior Uncertain Tax Position. In 2015, the Company recognized a non-cash charge of $792 million, net of income tax, related to an uncertain tax position for a wholly-owned U.K. subsidiary. As MetLife disclosed in its 2016 Proxy Statement, the Company excluded this charge from Adjusted Earnings for 2015 AVIP purposes. In 2018, the Company reached a settlement with the IRS for a portion of this charge and released $338 million, net of income tax, in reserves. Company management recommended — and the Committee endorsed — that management should not benefit from this settlement, and that 2018 Adjusted Earnings for AVIP purposes should be reduced by this amount.

2019 Proxy Statement	69

Compensation Discussion and Analysis

Individual Annual Incentive Awards
The Committee endorsed the Executive Group members’ 2018 AVIP awards (and Mr. Hele's 2018 cash payment) in consideration of the Company’s key financial performance goals and results described in "Highlights of Business Results" and key aspects of each of the Active Named Executive Officers’ performance relative to their objectives as discussed in "Aspects of Individual Performance."

Incentive Award to Mr. Hele
The Board also approved a cash payment to Mr. Hele in consideration of the Company's performance, and Mr. Hele's, for 2018. This amount is reported in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table. For more information, see "Separation Arrangements for Mr. Hele," in "Potential Payments upon Termination or Change-in-Control at 2018 Fiscal Year-End."

2019 Proxy Statement	70

Compensation Discussion and Analysis

Stock-Based Long-Term Incentives (LTI)
The Committee endorses the award value of LTI in consideration of the Company’s key financial performance goals and results as part of MetLife’s Total Compensation program. The Company’s LTI is comprised of Performance Shares, Restricted Stock Units, Stock Options, and, in some cases outside the United States, cash payable equivalents. The Committee endorses the number of Performance Shares and Restricted Stock Units (and cash payable equivalents) in each award by dividing that portion of the LTI award value by the Share closing price on the grant date. The number of Stock Options (and cash-payable equivalents) in the award is determined by dividing that portion of the LTI award value by one-third of the Share closing price on the grant date. If the Share closing price on the grant date is outside a 15% range (higher or lower) of the average Share closing price for the year to date, MetLife uses that average closing price instead of the closing price on the grant date to determine the number of units in each LTI award.
The exercise price of Stock Options (and cash-payable equivalents) is the closing price on the grant date.
For information about the specific grants of LTI to the Named Executive Officers in 2018, see "Grants of Plan-Based Awards in 2018."
Stock Options
The Company grants Stock Options with an exercise price equal to the closing price of Shares on the grant date. The value of Stock Options depends exclusively on increases in the price of Shares. One-third of each award of Stock Options becomes exercisable on each of the first three anniversaries of the date of grant.
Restricted Stock Units
The Company delivers Shares for Restricted Stock Units after the end of a predetermined vesting period. Awards generally vest in thirds, and Shares are delivered, after each of the first three anniversaries of the grant date, assuming (for awards the Committee granted in 2017 and earlier) that the Company meets goals set for purposes related to Section 162(m) of the United States Internal Revenue Code (the Code) (see “Tax Considerations” in "How Do We Manage Risk Related to Our Compensation Program").
From time to time, the Company grants Restricted Stock Units that vest in their entirety on the third or later anniversary of their grant date. It does so in order to encourage a candidate to begin employment with

MetLife (especially where the candidate would forfeit long-term compensation awards from another employer by doing so) or as a means of reinforcing retention efforts, particularly in cases of exceptional performance, critical skills, or key roles.
Performance Shares
The Company delivers Shares for Performance Shares after the end of a three-year performance period. The number of Shares depends on Company performance.
The Compensation Committee establishes performance metrics for Performance Share awards using:

•	the Company’s Adjusted ROE compared to its Business Plan goals; and

•	TSR, which reflects total return on Shares including change in Share price and imputed reinvested dividends, compared to the custom group of competitors listed in Appendix A (the TSR Peer Group).
The Committee chose Adjusted ROE because it directly supports the Company’s strategy to achieve superior shareholder returns. Adjusted ROE focuses employees on the efficient use of capital, which will drive TSR over time. The use of TSR ensures that final awards are aligned with our shareholder’s experience. The metrics include one absolute measure (Adjusted ROE) to directly link to the Company’s Business Plan and one relative measure (TSR) based on the TSR Peer Group, which reflects our business model and global reach and includes key competitors for business and/or investors.
Each of these two factors is measured over the three-year performance period and each is weighted equally. The overall maximum performance factor is 175%. For awards made in 2017 and earlier, payment is subject to the satisfaction of the applicable Section 162(m) goals.
The performance goal for Adjusted ROE is established at the beginning of each three-year performance period and is based on a rigorous long-range business plan vetted and approved by the Board of Directors. This Business Plan is informed by macroeconomic forecasts as well as industry and peer performance.
For awards made in 2018 and earlier, the Committee may consider how events such as significant unplanned acquisitions or dispositions, unplanned tax, accounting and accounting presentation changes, and unplanned restructuring or reorganization costs affect the Company’s Adjusted ROE.

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Compensation Discussion and Analysis

For awards made in 2019, the Committee may modify the Adjusted ROE performance factor component only if it determines that a significant event, standing alone, changed the Adjusted ROE performance result compared to the Company’s Business Plan. “Significant Events” include accounting changes, business combinations, restructuring, nonrecurring tax events, common share issuance or repurchases, catastrophes, litigation and regulatory settlements, asbestos and environment events, certain specified classes of non-coupon investments, and other significant nonrecurring, infrequent, or unusual items.
If the Committee determines in its informed judgment that an event has or will have a substantial effect on the business or TSR of a TSR Peer Group company, it will remove that company from the list. Such events include bankruptcies, insolvencies, delisting, and divestitures, mergers, acquisitions, or similar transactions that significantly change the major markets or operational scope of business.
The Company’s long-term performance, including changes in the price of Shares, has a significant impact on the Named Executive Officers’ compensation:

•
2015-2017: In early 2018, the Board of Directors approved payouts for Performance Share (and cash equivalent) awards for this period that reflected a performance factor of 46.3%, the average of 92.5% factor related to Adjusted ROE and 0% factor related to TSR.

•
2016-2018: The payout for Performance Share (and cash equivalent) awards for this period reflected a performance factor of 87.7%, the average of 96.3% factor related to Adjusted ROE and 79.0% factor related to TSR.

•
2017-2019, 2018-2020, and 2019-2021: The Board has set Adjusted ROE Business Plan goals that require a meaningful stretch from prior goals and performance, considering the Company's commitment to responsible growth through management performance, while also considering tax changes, accounting changes, and movements in currency exchange rates, interest rates, and other market factors. The payout for these Performance Share awards will be disclosed after the end of each performance period.

The Committee believes that the potential value of these awards — along with Share ownership requirements — appropriately aligns management with Company performance as well as shareholder interests over time.
Notably, and consistent with previous years the performance metrics call for a cap to the Performance Factor at 100% if the Company’s TSR for the performance period is zero or negative. This applies even if the Company’s Adjusted ROE exceeds the performance goal and the Company’s TSR outperforms its peers. This cap is an overall safeguard to ensure alignment with shareholders.

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Compensation Discussion and Analysis

With respect to the TSR component of the Performance Factor, the Committee assesses the Company’s performance against competitors around the world to reflect MetLife’s business model and global reach. As a result, the TSR metric reflects the TSR Peer Group, a group of competitors for capital, business, and executive talent that is more globally diverse than the Comparator Group the Committee uses for peer Total Compensation purposes.
The Compensation Committee reviewed the TSR Peer Group in 2018 to ensure it reflected current key competitors for business and/or investors. As a result, it added Chubb Limited, Sun Life Financial Inc., and Torchmark Corporation, and excluded Aegon N.V., AIA Group Limited, Assicurazioni Generali S.p.A., Aviva PLC, and Ping An Insurance Group for 2019 awards:
See Appendix A for further details.

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Compensation Discussion and Analysis

The following charts show the metrics the Committee uses to determine the Performance Factor, and how the outcome is tied to Company performance. The charts also reflect the Committee’s determination of the Performance Factor for the 2016-2018 performance period; this award vested at the end of 2018.

Adjusted ROE: 50% Component of Performance Factor

Performance Factor
BELOW THRESHOLD
THRESHOLD
TARGET
MAXIMUM
ABOVE MAXIMUM
0%
25%
100%
175%
96.3%*
Actual
99%
0%
80%
100%
120%
10.9%
2016-2018
8.8%
11%
13.2%

Adjusted ROE Performance

(as a Percentage of Business Plan Goal)

*2016-2018 Performance Factor component

TSR: 50% Component of Performance Factor

Performance Factor
BELOW THRESHOLD
THRESHOLD
TARGET
MAXIMUM
ABOVE MAXIMUM
25%
100%
175%
79.0%*
Actual
43rd
percentile
1st
percentile
25th
percentile
50th
percentile
87.5th
percentile

TSR Performance

(as a Percentile of Peers)

*2016-2018 Performance Factor component

Performance Factor **87.7%** (average)

The Committee established Adjusted ROE performance goals for the 2016-2018 Performance Shares (and cash equivalents) in early 2016. It modified:

•	the goal to exclude Brighthouse Financial and the impact of its separation;

•	Adjusted ROE results for 2018 for the same items it excluded in determining the total funding for 2018 AVIP awards, and for the same reasons (see “Annual Incentive Awards” above).

•
Adjusted ROE results for 2018 to exclude a $349 million, net of income tax, benefit from a lower than expected effective tax rate due to tax reform in the United States enacted in 2018, long after the Company set its 2016-2018 Business Plan; and

•
Adjusted ROE results for 2017 and 2016. Each year is included as either the first, second, or third year of each of three performance periods. The Company explained the modifications for 2017 and 2016 in MetLife's prior Proxy Statements for purposes of prior Performance Share performance factors.

2019 Proxy Statement	74

Compensation Discussion and Analysis

Value Realized From Performance Shares/Units Vested in 2018
The performance factor for the 2016-2018 performance period was 87.7%. The Share price increased by 30.1% from the grant date to the date MetLife issued Shares (or cash equivalent) for these awards. As a result, 2016-2018 Performance Shares/Units increased in value by 14.1% over the target value. In addition, unlike Shares, Performance Shares/Units do not earn dividends.

2016-2018 Performance Shares/Units - Realized Value Illustration
Event and Date	Award Shares/Units at Target (#) (2)	Share Closing Price ($) (2)	Award Value (Pre-Tax) ($) (3)
Grant Date February 23, 2016	1,000	34.33	34,330
Board Determination of 87.7% Performance Factor February 26, 2019 (1)	877	44.65	39,158

Increase in Award Value from Grant Date to Date of Board Determination: 14.1%

Increase in Share Value from Grant Date to Date of Board Determination: 30.1%

1	See "Performance Shares" above regarding how the performance factor reflects Company performance.

2	Award Shares/Units and Share closing price adjusted for the Brighthouse Financial Separation. Unlike Shareholders, Award holders received no Brighthouse Financial, Inc. common stock.

3
Award Value differs from the grant date fair value calculated in accordance with the applicable accounting standard, ASC 718. The grant date fair value was disclosed in the Company's 2017 Proxy Statement on the Grants of Plan-Based Awards table.

For more information, see “Option Exercises and Stock Vested in 2018.”
The executives' 2017-2019 and 2018-2020 Performance Share awards continue to vest, subject to the same performance metrics as recent awards. As a result, their Performance Shares continue to reflect MetLife’s Adjusted ROE performance and TSR.
MetLife continues to focus on enhancing TSR.

•
The performance factor for the 2015-2017 performance periods included zero credit for TSR, since MetLife was below the 25th percentile of the TSR Peer Group. The total performance factor for that period was 46.3%.

•	For 2016-2018 awards, MetLife’s TSR was near the peer median. The total performance factor was 87.7%, due in part to the Company's improved TSR relative to competitors.

•	MetLife has improved its TSR and intends to continue to improve it by:

◦	Making significant progress on our transformation: shifting to more capital-light products with shorter payback periods and strong free cash flow.

◦	Raising our Adjusted ROE target: an increasing ROE indicates more efficiency in deploying capital and generates greater shareholder value over time.

◦	Strong capital management: for the three years ending 2018, we returned over $12 billion to common shareholders through Share repurchases and common dividends.

◦	Investing in our businesses: for 2015-2018, we deployed over $12 billion of capital to support business growth around the world.

2019 Proxy Statement	75

Compensation Discussion and Analysis

Phantom Stock-Based Awards
The Company grants cash-settled stock-based awards (Phantom Awards) to employees based outside the United States, if paying cash is more appropriate than delivering Shares in light of tax and other regulatory circumstances. Each vehicle has the same LTI award value, performance metrics, and vesting requirements as its Share-payable equivalent.

•
Each Unit Option represents the right to receive a cash payment equal to the closing price of a Share on the surrender date chosen by the employee, less the closing price on the grant date. One-third of each award of Unit Options becomes exercisable on each of the first three anniversaries of the date of grant.

•
Performance Units are units that, if they vest, are multiplied by the same performance factor used for Performance Shares for the applicable period and payable in cash equal to the closing price of a Share. Payment for Performance Units granted in 2017 and earlier is contingent on Company achievement of goals set for Section 162(m) purposes.

•
Restricted Units are units that vest on the same schedules as Restricted Stock Units and, if they vest, each is payable in cash equal to the closing price of a Share on the vesting date. Payment for Restricted Units granted in 2017 and earlier that vest and pay out in three annual installments is contingent on Company achievement of goals set for Section 162(m) purposes.

Vesting
Employees whose combined age and complete years of MetLife employment is 65 or more, with at least 5 complete years of MetLife employment (the Rule of 65), will retain their awards following the end of their employment, unless discharged for cause.
Restrictive Covenants
In order to protect the Company, MetLife’s LTI provides that Executive Group members who leave MetLife and provide services to a competitor, or any employee who violates MetLife’s U.S. agreement to protect corporate property or disparages MetLife, may lose those awards. The agreement to protect corporate property protects MetLife’s ownership of its property and information (including intellectual property) and prohibits the employee from interfering with MetLife’s business or soliciting MetLife’s employees or certain of its agents to leave MetLife until 18 months following the end of employment.

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Compensation Discussion and Analysis

Retirement and Other Benefits
MetLife recognizes the importance of providing comprehensive, cost-effective benefits to attract, retain, engage, and motivate talented employees. The Company reviews its benefits program from time to time and makes adjustments to the design of the program to meet these objectives and to remain competitive with other employers.
U.S.-Based Pension Program
The Company sponsors a pension program in which all eligible U.S. based employees, including each Executive Group member except Mr. Khalaf, participate after one year of service. The program rewards employees for the length of their service and, indirectly, for their job performance because the amount of benefits increases with the length of employees’ service and the salary and annual incentive awards they earn.
The program includes the MetLife Retirement Plan (the Retirement Plan) and the MetLife Auxiliary Retirement Plan (Auxiliary Retirement Plan), an unfunded nonqualified plan. The Auxiliary Retirement Plan provides pension benefits that would apply under the (qualified) Retirement Plan if U.S. tax limits on eligible compensation did not apply. It provides no additional or special benefits for Executive Group members. The same compensation formulae were used for benefits accrued in both plans in 2018.
Pension Plans Applicable to Mr. Khalaf
For 2018, Mr. Khalaf participated in the Alico Overseas Pension Plan (the Overseas Plan) and the Deferred Compensation Plan for Globally Mobile Employees (the Globally Mobile Plan). These plans reward employees for the length of their service, as benefits depend in part on length of service and in part on final average base salary. Collectively, these plans provide pension benefits for Mr. Khalaf, and other eligible employees, based on service and eligible compensation outside the United States as well as while earning U.S. source compensation.
For additional information about pension benefits for the Named Executive Officers, see “Pension Benefits at 2018 Fiscal Year-End.”

401(k) Program for U.S.-Based Executives
The Company sponsors a 401(k) program for U.S. based employees in which each Executive Group member, except Mr. Khalaf, is eligible to contribute a portion of eligible compensation. U.S. employees are also eligible for employer matching contributions in order to encourage and reward such savings.
The program includes the MetLife 401(k) Plan (the 401(k) Plan), a tax-qualified defined contribution plan that includes pre-tax deferrals, Roth contributions, and after-tax employer contributions under Internal Revenue Code Section 401(k). The program also includes the MetLife Auxiliary Match Plan (Auxiliary Match Plan), an unfunded nonqualified deferred compensation plan. The Auxiliary Match Plan provides employer matching contributions for employees who elect to contribute to the 401(k) Plan and who have compensation beyond annual Internal Revenue Code limits.
Employer matching contributions for the Named Executive Officers are included in the “All Other Compensation” column of the Summary Compensation Table. Because the Auxiliary Match Plan is a nonqualified deferred compensation plan, the Company’s contributions to the Named Executive Officers’ accounts, and the Named Executive Officers’ accumulated account balances and any payouts made during 2018, are reported in the table entitled “Nonqualified Deferred Compensation at 2018 Fiscal Year-End."
U.S.-Based Nonqualified Deferred Compensation Program
The Company sponsors a nonqualified deferred compensation program for employees at the Assistant Vice President level and above in the U.S., including each Executive Group member, except Mr. Khalaf. The opportunity to defer income taxation and tax-deferred simulated investment returns encourage employees to remain with the Company. See “Nonqualified Deferred Compensation at 2018 Fiscal Year-End” for amounts of nonqualified deferred compensation reported for the Named Executive Officers.

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Compensation Discussion and Analysis

International Transfer
In connection with the expansion of his role as head of U.S. Business as well as EMEA, MetLife transferred Mr. Khalaf from the United Arab Emirates to the United States during 2017. To facilitate his transfer, MetLife provided relocation benefits to Mr. Khalaf in 2018. Many of these benefits were similar to the relocation benefits MetLife provides to other employees relocating internationally. MetLife also paid Mr. Khalaf a transition allowance in 2018 for purposes such as family travel and other incidental costs in connection with his relocation in lieu of a variety of benefits generally available to most other relocating employees.

In 2019, Mr. Khalaf agreed to relinquish further relocation benefits a year earlier than planned (absent his promotion), including a planned 2019 transition allowance. MetLife will provide home purchase support, immigration support, professional tax services, and a final relocation of his family’s home furnishings to the U.S. in 2019, consistent with the Company's current policy.

Mr. Khalaf must repay the relocation-related payments, in whole or in part, if he leaves MetLife voluntarily or MetLife terminates his employment for misconduct within 12 months after his transition.
Perquisites
The Company provided its Executive Group members with limited perquisites in 2018.

•	To maximize the accessibility of Executive Group members, the Company makes leased vehicles and drivers and outside car services available to U.S.-based executives for commuting and personal use.

•
The Company leases an aircraft for purposes of efficient business travel by the Company’s executives. While the CEO may occasionally use the Company’s aircraft for personal travel, Company policy does not require him to use the Company’s aircraft for all personal and business travel. The Company also does not pay, or gross-up any compensation to cover, the CEO’s income taxes on this or other perquisites.

•	To promote Mr. Kandarian's safety while not at MetLife’s offices, the Company provides limited security services.

•
For recordkeeping and administrative convenience of the Company, the Company pays certain other costs, such as those for travel and meals for family members accompanying Executive Group members on business functions.

•
The Company holds events to facilitate and strengthen its relationship with customers, potential customers, and other business partners, such as events at MetLife Stadium. The Company occasionally allows employees, including the Executive Group members, and their family members, personal use of its facilities at MetLife Stadium, to the extent space at such events is available or the facilities are not in use for business purposes.

•
The Company provided benefits to Mr. Khalaf's family in Dubai that are common for senior management in such circumstances, such as housing assistance and automobile allowance, prior to the family's mid-2018 relocation to the U.S.

Aside from limited tax equalization and gross-ups for Executive Group members based outside or relocating to the United States, each Executive Group member is responsible for any personal income taxes due as a result of receiving these benefits.
The incremental cost of perquisites provided to the Named Executive Officers in respect of 2018 is included in the “All Other Compensation” column of the Summary Compensation Table, if the total cost of those perquisites for that executive exceeded $10,000.
Discontinuation of Tax-Related Items
As MetLife, Inc. previously disclosed, in 2017, the Company transferred Mr. Khalaf to the United States from the United Arab Emirates, which has a lower tax structure than that of the U.S. In order to encourage Mr. Khalaf to take the role of President of both the U.S. Business and EMEA, the Company developed a transition plan for tax-related support using escalating hypothetical tax withholding rates. Under the plan, the Company withheld for taxes from Mr. Khalaf’s 2018 pay and conveyed to taxing authorities on Mr. Khalaf’s behalf any tax amounts due, including amounts covered by the Company in excess of the hypothetical tax rate withholding. Absent his promotion, the transition plan was to end on January 1, 2020 with Mr. Khalaf assuming full responsibility for U.S. taxes.
In 2019, Mr. Khalaf agreed to terminate the transition plan and stop tax-related support earlier than planned. The Company's Board of Directors and Mr. Khalaf based the agreement on the understanding that, as a CEO who resides in the U.S., Mr. Khalaf will be responsible for all of his taxes, consistent with similarly-situated executives. Accordingly, the transition plan’s tax-related support

2019 Proxy Statement	78

Compensation Discussion and Analysis

ended effective December 31, 2018, four months before Mr. Khalaf becoming CEO.
The Company made Mr. Khalaf whole for taxes on imputed income for some, but not all, relocation-related services it provided in 2018, consistent with its established employee relocation policy, and provided tax return preparation assistance. The Company will make Mr. Khalaf whole for taxes on the final relocation of his home furnishings to the U.S. in 2019, consistent with the Company's current policy, and for Company tax payments that exceed his hypothetical tax rate withholding.

Mr. McCallion’s previous MetLife service in EMEA caused multi-jurisdiction tax complexity that persisted for several years after his return to the U.S. As a result, MetLife, Inc. agreed to provide Mr. McCallion with tax return preparation services with respect to 2018.

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Compensation Discussion and Analysis

Potential Termination Payments
Severance Pay and Related Benefits
The following describes the Company’s standard severance program and how it was applied in 2018. The Company may, in the future, enter into severance agreements that differ from the general terms of the program where business circumstances warrant.
If the employment of a U.S.-based Executive Group member ends involuntarily due to job elimination or, in limited circumstances, due to performance, he or she may be eligible for the severance program available to substantially all salaried employees. The program generally provides employees with severance pay, outplacement services and other benefits. Employees terminated for cause, as defined under the program, are not eligible. The amount of severance pay reflects the employees’ salary grade, base salary rate, and length of service. The severance pay formula for officer-level employees is potentially higher than that for other employees. Longer-service employees receive greater payments and benefits than shorter-service employees, given the same salary grade and base salary. Depending on the terms of the individual's particular award, employees who meet the Rule of 65 or other applicable age and service criteria, retain their outstanding LTI. Otherwise, employees who receive severance pay also receive a pro rata cash payment in consideration of certain unretained Performance Shares, Performance Units, Restricted Stock Units, and Restricted Units (generally, those awards granted at least one year earlier).
The Company entered into a separation agreement and a supplementary general release with former Executive Vice President and Chief Financial Officer John C. R. Hele and modified Mr. Hele’s post-employment non-interference and non-solicitation obligations in exchange for a release of claims. For more information, see “Separation Arrangements for Mr. Hele” in "Potential Payments upon Termination or Change-in-Control at 2018 Fiscal Year-End."
On March 6, 2019, MetLife announced that Executive Vice President, Global Head of Technology and Operations, Martin J. Lippert, will leave MetLife effective April 30, 2019.

Change-in-Control Arrangements
The Company has adopted arrangements that would impact the Executive Group members’ compensation and benefits upon a change-in-control of MetLife. None of the Executive Group members is entitled to any excise tax gross-up either on severance pay or on any other benefits payable in connection with a change-in-control of the Company.
The Company established the MetLife Executive Severance Plan (Executive Severance Plan) in 2007 to apply to all Executive Group members and replace individual change-in-control agreements.
The Board determined the terms of the plan based on its judgment of what is necessary to maximize shareholder value should a change-in-control occur. The Company designed the elements of its change-in-control definition to include circumstances where effective control over the Company would be captured by interests that differ substantially from those of the broad shareholder base the Company now has, without impinging on the Company’s flexibility to engage in transactions that are unlikely to involve such a transformation. An Executive Group member who receives benefits under the Executive Severance Plan would not also be eligible to receive severance pay under the Company’s severance plan that is available to substantially all salaried employees.
The Executive Severance Plan does not provide for any payments or benefits based solely on a change-in-control of MetLife. Rather, the Plan provides for severance pay and related benefits only if the executive’s employment also ends under certain circumstances.
The Company’s LTI also includes change-in-control arrangements. Under these arrangements, MetLife or its successor may substitute an alternative award of equivalent value and vesting provisions no less favorable than the award being replaced. Only if such substitution does not occur would the awards vest immediately upon a change-in-control.
For additional information about change-in-control arrangements, including the Company’s definition of change-in-control for these purposes, see “Potential Payments upon Termination or Change-in-Control at 2018 Fiscal Year-End.”

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Compensation Discussion and Analysis

How do we review compensation against peer companies?
The Compensation Committee periodically reviews the competitiveness of MetLife’s Total Compensation framework using data reflecting a comparator group of companies in the insurance and broader financial services industries with which MetLife competes for executive talent (the Compensation Comparator Group).
The Committee chose the members of the Comparator Group based on the size of the firms relative to MetLife and the extent of their global presence or their similarity to MetLife in the importance of investment and risk management to their businesses, as well as their being competitors for executive talent. It reviews the composition of the Comparator Group from time to time to ensure that the group remains an appropriate comparator group for the Company.
In determining the Executive Group member’s Total Compensation for 2018, the Committee considered the increasingly global nature of the Company’s business and the Company’s size, scope, and complexity relative to its peers, the challenges the Executive Group manages, and the Committee’s expectations for the executive’s and the Company’s performance. MetLife’s competitive compensation philosophy is generally to provide Total Compensation around the size-adjusted median for like positions at Comparator Group companies, taking into account MetLife’s assets, revenue, and market capitalization relative to other companies in the Comparator Group. As a result, the

Committee considered an Executive Group member’s Total Compensation to be competitive if it fell within a reasonable range of that size-adjusted median. While the Committee considers the competitive range, its compensation decisions are also based on individual factors such as performance, expectations of contributions to future performance, experience, and retention considerations. The Committee reviewed individual elements of the Executive Group members’ Total Compensation in comparison to available Comparator Group data, with a primary focus on Total Compensation. For 2018 performance and expectations of future contributions, each Named Executive Officer’s Total Compensation fell within or close to the 80% to 120% range of the point representing the size-adjusted median for his 2018 position, with the exception of Mr. Khalaf, whose LTI reflected his promotion to CEO.

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Compensation Discussion and Analysis

1	MetLife is excluded from the Comparator Group when determining its percentile rank.
See Appendix A for further details.

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Compensation Discussion and Analysis

Comparator Group and Performance Share TSR Peer Group
MetLife competes for executive talent with the compensation Comparator Group companies in the insurance and broader financial services industries. These companies also disclose compensation data that allows the Company to make useful comparisons.
The Performance Share global TSR Peer Group includes MetLife's key publicly-traded insurance company competitors for business and/or investors. These competitors face business challenges similar to those MetLife faces, and therefore make more appropriate performance comparators than do some of the Comparator Group companies.

Performance Share TSR Peers (Insurance Companies)

Aflac	Manulife	American Express	JPMorgan Chase	Compensation Comparator Group (Insurance and Financial Services Companies)
AIG	Prudential	Bank of America	Morgan Stanley
Allstate	Sun Life	Citigroup	U.S. Bancorp
AXA	Travelers	HSBC	Wells Fargo
The Hartford

Allianz	Principal Financial
Chubb	Prudential plc
Dai-ichi	Torchmark
Legal & General	Unum
Lincoln National	Zurich

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Compensation Discussion and Analysis

How do we manage risk related to our compensation program?
Risk Management
MetLife’s compensation program leverages best practices and has a number of features that contribute to prudent decision making and do not incent executives to take excessive risks.

Incentive compensation aligned with risk management
•   Adjusted Earnings – an important incentive compensation metric – excludes net investment gains and losses and net derivative gains and losses
-  Removes incentives not to hedge exposures to various risks inherent in a number of products, or to harvest capital gains for the sole purpose of enhancing incentive compensation
-  Aligns with Company policy not to use derivatives for speculative purposes
•  Company assesses Executives’ performance in risk management and governance practices

Long-term focus
•  Three-year overlapping performance periods and vesting for long-term incentive compensation
•  Time horizons for compensation reflect the extended time horizons for the results of many business decisions.

Performance-based compensation recoupment policy
•  Applies to all employees, including Executive Group members
•  Company may seek recovery of performance-based compensation with respect to period of misconduct
•  Misconduct is fraudulent or other wrongful conduct that causes the Company or its business financial or reputational harm, including an accounting restatement required by material noncompliance with financial reporting requirements
•  For Executive Group members, Company may also seek recoupment of compensation based on materially inaccurate performance measures, regardless of fault
•  Reinforces Company's intent to consider recovering compensation where the policy applies

Hedging and pledging policies
•  Directors and employees, including Executive Group members, may not short-sell, hedge, trade in put and call options in, or pledge their Company securities
•  Intended to prevent a misalignment, or appearance of misalignment, of interests with shareholders

Annual risk-review of incentive compensation programs
•  Chief Risk Officer reviews programs and reports to the Compensation Committee
•  Intended to ensure that programs do not encourage excessive risk-taking
•  Analyzes performance measures, performance periods, payment determination processes, management controls, and risk management processes
•  Chief Risk Officer concluded that compensation programs did not encourage excessive risk-taking and, as a result, are not reasonably likely to have a material adverse effect on the Company

Share ownership requirements
•  Ensure that executives’ interests are aligned with those of shareholders
•  Encourage prudent risk-taking to the long-term benefit of shareholders
•  Apply to employees at Senior Vice-President level and above, including Executive Group members
•  Require retention of all net Shares acquired from compensation awards to maintain ownership at or above the requirement

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Compensation Discussion and Analysis

Executive Share Ownership
The Share ownership of the Active Named Executive Officers as of March 15, 2019 was:

Name	Requirement (Multiple of Annual Base Salary Rate)	Ownership at or Above Requirement	Compliant with 100% Net Share Retention Requirements (1)

Steven A. Kandarian	7	✓	✓
John D. McCallion	4		✓
Michel A. Khalaf	4		✓
Martin J. Lippert	4	✓	✓
Steven J. Goulart	4	✓	✓

1	Requires retention of all net Shares acquired from compensation awards to maintain ownership at or above the requirement.
The Company does not allow employees to count outstanding Share awards toward these requirements. Employees may count the value of Shares they or their immediate family members own directly or in trust. They may also count Shares deferred under the Company’s nonqualified deferred compensation program and deferred cash compensation measured in Share value. Mr. Khalaf’s and Mr. McCallion's Share ownership requirements increased with their recent promotions. Each Named Executive Officer has significant outstanding awards deliverable in Shares (or payment in cash equivalent to Share value) that align the executive's interests with those of shareholders.
Stock-Based Award Timing Practices
The Compensation Committee grants LTI to the Executive Group members at or around its regularly scheduled meeting in February of each year. The exercise price of Stock Options or Unit Options is the closing price of a Share on the grant date. On the rare occasions when the Committee grants awards in connection with the hiring or change in responsibilities of an Executive Group member, or in order to encourage the executive to remain employed, it does so coincident with (or shortly after) the hiring, change in responsibilities, or other related changes. The Company has never granted, and has no plans to grant, any LTI to current or new employees in anticipation of the release of non-public information about the Company or any other company.
Tax Considerations
Section 162(m) of the United States Internal Revenue Code limits the deductibility of compensation paid to certain executives, but, prior to the enactment of the Tax

Cuts and Jobs Act of 2017 (the TCJA), exempted certain “performance-based” compensation set before 2018 from those limits. The Company designed Performance Shares, Stock Options and (with respect to regular awards to Executive Group members), Restricted Stock Units, and cash equivalents granted in 2017 and earlier with the intention of making them eligible for the “performance-based compensation” exemption from Section 162(m) limits. However, the Committee reserves the right to grant compensation that does not meet Section 162(m) requirements if it determines it is appropriate to do so. The Company expects that some compensation granted or paid after 2017 will no longer be deductible in light of the repeal of the “performance-based” exemption following the enactment of the TCJA.
Accounting Considerations
Stock Options and Restricted Stock Units qualify as equity-classified instruments whose fair value for determining compensation expense under current accounting rules is fixed on the date of grant.
The Compensation Committee endorsed metrics to determine the performance factor applicable to Performance Shares granted from 2013 through 2018, and retained the ability to adjust them, or to consider other factors, should it find that it is appropriate to do so. As a result, MetLife re-measures the fair value of these awards quarterly and recognizes compensation expense that varies from period to period. The Compensation Committee updated the methodology to determine the performance factor applicable to Performance Shares granted in 2019 that MetLife expects will qualify those awards for expense reporting on a fixed basis.
MetLife records Phantom Awards, which are settled in cash, as liabilities. It re-measures the liability and corresponding expense quarterly.

2019 Proxy Statement	85

Summary Compensation Table

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compen- sation ($)	Change in Pension Value and Non- qualified Deferred Compen- sation Earnings ($)	All Other Compen- sation ($)	Total ($)

Steven A. Kandarian Chairman of the Board, President and Chief Executive Officer (1)	2018	1,550,000	0	8,209,525	1,291,076	5,500,000	584,814	291,330	17,426,745
	2017	1,550,000	0	7,103,183	2,078,380	3,000,000	670,763	324,395	14,726,721
	2016	1,525,000	0	6,874,761	1,897,550	4,000,000	705,651	278,977	15,281,939

John D. McCallion Executive Vice President and Chief Financial Officer, effective May 1, 2018 (2)	2018	597,834	0	428,064	127,151	2,000,000	118,776	71,928	3,343,753

Michel A. Khalaf President, U.S. Business and Europe, the Middle East and Africa (2)(3)	2018	837,492	200,000	2,612,171	410,797	3,500,000	104,564	3,142,476	10,807,500
	2017	740,169	299,988	1,217,739	356,297	2,100,000	505,499	928,324	6,148,016

Martin J. Lippert Executive Vice President, Global Technology and Operations	2018	900,000	0	2,612,171	410,797	3,500,000	338,133	120,000	7,881,101
	2017	847,500	0	2,029,549	593,833	2,100,000	324,514	4,500	5,899,896
	2016	756,250	0	1,833,297	506,013	2,100,000	328,378	0	5,523,938

Steven J. Goulart Executive Vice President and Chief Investment Officer	2018	776,250	0	2,238,997	352,112	3,000,000	268,474	91,050	6,726,883
	2017	761,250	0	1,691,259	494,863	1,500,000	260,583	90,450	4,798,405
	2016	725,000	0	1,636,886	451,805	1,500,000	242,190	85,000	4,640,881

John C. R. Hele former Executive Vice President and Chief Financial Officer (4)	2018	611,250	0	2,089,704	328,645	1,500,000	231,054	63,337	4,823,990
	2017	811,250	0	2,029,549	593,833	1,500,000	303,787	100,610	5,339,029
	2016	781,250	0	1,964,270	542,164	2,000,000	313,841	104,275	5,705,800

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Summary Compensation Table

1	Mr. Kandarian will end his service as Chairman of the Board, President and Chief Executive Officer on April 30, 2019.

2
Under SEC rules, the Summary Compensation Table includes compensation to a Named Executive Officer for 2017 or 2016 solely to the extent that it was disclosed in either of the Proxy Statements for the prior two years. Mr. McCallion was not a Named Executive Officer in the Company's 2018 or 2017 Proxy Statement. Mr. Khalaf was not a Named Executive Officer in the Company’s 2017 Proxy Statement.

3
Amounts for Mr. Khalaf in this table and other executive compensation disclosure in this Proxy statement that were denominated, accrued, earned, or paid in United Arab Emirates Dirham (AED); dollars have been converted to U.S. dollars at a rate of U.S.$1 = AED3.673.

The "Bonus" column presents Mr. Khalaf's transition allowances in 2017 and 2018 for purposes such as travel and other incidental costs in connection with his transfer to the United States in lieu of a variety of benefits generally available to other relocating employees. Mr. Khalaf must repay his relocation-related payments, in whole or in part, if he leaves MetLife voluntarily or MetLife terminates his employment for misconduct within 12 months after his transition.
The Company reported $743,297 in tax-related items as a component of Mr. Khalaf’s 2017 All Other Compensation in the 2018 Proxy Statement. The Company based that amount on an estimate of such benefits. It could not timely determine the precise amount because some non-U.S. sources reported information on income, deductions, and other matters fundamental to Mr. Khalaf’s tax returns after the Company’s Proxy Statement filing. In addition, some tax years applicable to Mr. Khalaf were inconsistent with the Company’s fiscal year. The Company has now determined that the benefit was $565,866. The Company has reflected this amount in Mr. Khalaf’s All Other Compensation and Total for 2017 in this table. Accordingly, the Company has disclosed different amounts for Mr. Khalaf’s All Other Compensation and Total for 2017 in this table than it did in the Company’s 2018 Proxy Statement.

4	Mr. Hele's service as an Executive Officer ended on April 30, 2018, and his MetLife employment ended September 30, 2018.

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Summary Compensation Table

Basis for the information in the Summary Compensation Table
The amounts reported in the table above for 2018 include several elements that were not paid to the Named Executive Officers in 2018. The table includes items such as salary and cash incentive compensation that have been earned. It also includes the grant date fair value of Share-based long-term incentive awards granted in 2018 which may never become payable or be delivered, or may ultimately have a value that differs substantially from the values reported in this table. The table also includes changes in the value of pension benefits from prior year-end to year-end 2018 which will become payable only after the Named Executive Officer ends employment. The items and amounts reported in the table above for 2017 and 2016 bear a similar relationship to performance and amounts paid or payable in those years.
In addition, the amounts in the Total column do not represent “Total Compensation” as defined for purposes of the Company’s compensation framework and philosophy, and include elements that do not relate to 2018 performance. For additional information, see the Compensation Discussion and Analysis.
Amounts in the Summary Compensation Table are further discussed in the following.
Salary
The amount reported in the Salary column is the amount of base salary earned by each Named Executive Officer in that year. For the relationship of each Named Executive Officer’s 2018 base salary earnings to that officer’s 2018 Total Compensation, see "Highlights of Executive Compensation and Performance."
Bonus
See the footnotes to the Summary Compensation Table.
Stock Awards
Performance Shares and Performance Units. The Company granted Performance Shares or Performance Units to each Named Executive Officer in 2018 pursuant to the 2015 Stock and Incentive Plan.

No monetary consideration was paid by a Named Executive Officer for any awards. No dividends or dividend equivalents are earned on any awards.

Performance Shares are delivered in Shares. Performance Units are paid in cash using the price of Shares after the end of the three-year performance period from January 1, 2018 to December 31, 2020.
The number of Shares the Company delivers (or amount of cash it pays, in the case of Performance Units) at the end of the performance period is calculated by multiplying the number of Performance Shares or Performance Units by a performance factor (from 0% to 175%). The metrics call for the performance factor to be determined in consideration of the Company’s annual Adjusted ROE compared to its three-year business plan and TSR during the performance period compared to the Company’s peers.
For a further discussion of the performance goals applicable to the Performance Share and Performance Unit awards in 2018, see the Compensation Discussion and Analysis. For a discussion of the 2017 and 2016 Performance Share and Performance Unit awards, see the Company’s 2018 and 2017 Proxy Statements, respectively. For a description of the effect on the awards of a termination of employment or change-in-control of MetLife, see “Potential Payments upon Termination or Change-in-Control at 2018 Fiscal Year-End.”
Restricted Stock Units and Restricted Units. The Company granted Restricted Stock Units or Restricted Units to each Named Executive Officer in 2018 pursuant to the 2015 Stock and Incentive Plan. One-third of each of these awards vests on the first business day in March on or following each of the first three anniversaries of the grant date. No monetary consideration was paid by a Named Executive Officer for any awards. No dividends or dividend equivalents are earned on any awards.
Restricted Stock Units are delivered in Shares. Restricted Units are paid in cash using the price of Shares.
For a discussion of the 2017 and 2016 Restricted Stock Unit and Restricted Unit awards, see the Company’s 2018 and 2017 Proxy Statements. For a description of the effect on the awards of a termination of employment or change-in-control of MetLife, see “Potential Payments upon Termination or Change-in-Control at 2018 Fiscal Year-End."

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Summary Compensation Table

Method for Determining Amounts Reported. The amounts reported in this column for Stock Awards were calculated by multiplying the number of Shares or units by their respective grant date fair value:

•	$39.95 for March 2, 2018.

•	$47.30 for February 28, 2017.

•	$33.54 for February 23, 2016.
Those amounts are the aggregate grant date fair value of the awards under ASC 718 consistent with the estimate of aggregate compensation cost to be recognized over the service period. For Performance Shares and Performance Units, the amounts are based on target performance, which is a total performance factor of 100%. This is the “probable outcome” of the performance conditions to which those awards are subject, determined under ASC 718. The grant date fair values of the Performance Shares and Performance Units assuming the highest level of performance conditions would be 1.75 times the amounts included in this column, rounded down to the nearest whole Share (or Share equivalent), because the same grant date fair value per share would be used but the total performance factor used would be 175%. For 2018 Performance Share and Performance Unit awards, that would produce the following hypothetical Grant Date Fair Values:

Name	Hypothetical Grant Date Fair Value of 2018-2020 Performance Shares and Performance Units at Maximum Performance Level ($)
Steven A. Kandarian	11,831,352
John D. McCallion	499,375
Michel A. Khalaf	3,764,568
Martin J. Lippert	3,764,568
Steven J. Goulart	3,226,722
John C. R. Hele	3,011,591

For a description of the assumptions made in determining the expenses of Share awards, see Notes 1 and 15 to the Consolidated Financial Statements in the 2018 Form 10-K, Notes 1 and 15 in the 2017 Form 10-K, and Notes 1 and 15 in the 2016 Form 10-K. In determining these expenses, it was assumed that each Named Executive Officer would satisfy any service requirements for vesting of the award. As a result, while a discount for the possibility of forfeiture of the award for this reason was applied to determine the expenses of these awards as reported in the Company’s Annual Reports on Form 10-K, no such discount was applied in determining the expenses reported in this column.
Option Awards
The Company granted Stock Option awards in 2018 to each Named Executive Officer pursuant to the 2015 Stock and Incentive Plan. The Stock Options will normally become exercisable at the rate of one-third of each grant on each of the first three anniversaries of the grant date, and expire on the day before the tenth anniversary of that grant date. Each of these awards had a per option exercise price equal to the closing price of a Share on the grant date: $45.50. No monetary consideration was paid by a Named Executive Officer for any awards.
For a discussion of the 2017 and 2016 Stock Options, see the Company’s 2018 and 2017 Proxy Statements, respectively. For a description of the effect on the awards of a termination of employment or change-in-control of MetLife, see “Potential Payments upon Termination or Change-in-Control at 2018 Fiscal Year-End.”
Method for Determining Amounts Reported. The amounts reported in this column were calculated by multiplying the number of Stock Options by a grant date fair value per option of:

•	$11.87 for March 2, 2018.

•	$13.84 for February 28, 2017.

•	$9.26 for February 23, 2016.
Those amounts are the aggregate grant date fair value of the Stock Options granted in each year under ASC 718, consistent with the estimate of aggregate compensation cost to be recognized over the service period.

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Summary Compensation Table

For a description of the assumptions made in determining the expenses of Stock Option awards, see Notes 1 and 15 to the Consolidated Financial Statements in the 2018 Form 10-K, Notes 1 and 15 in the 2017 Form 10-K, and Notes 1 and 16 in the 2016 Form 10-K. In determining these expenses, it was assumed that each Named Executive Officer would satisfy any service requirements for vesting of the award. As a result, while a discount for the possibility of forfeiture of the award was applied to determine the expenses of these awards as reported in the Company’s Annual Reports on Form 10-K, no such discount was applied in determining the expenses reported in this column. In each case, the grant date of the awards was the date that the Compensation Committee endorsed the awards.
Non-Equity Incentive Plan Compensation
The amounts reported in the Non-Equity Incentive Plan Compensation column for each Active Named Executive Officer include the 2018 AVIP awards made in February 2019 by the Compensation Committee to each of the Named Executive Officers, which are based on 2018 performance. The awards were made pursuant to the 2015 Stock and Incentive Plan and were payable in cash by March 15, 2019. The factors considered and analyzed by the Compensation Committee in determining the awards are discussed in the Compensation Discussion and Analysis.
Amounts reported in this column for 2017 and 2016 are AVIP awards with a similar relationship to performance in those years. The basis of these awards to the Named Executive Officers who appear in the Company’s 2018 and 2017 Proxy Statements, respectively, is discussed further in those Proxy Statements.
The Board determined the amount reported in the Non-Equity Incentive Plan Compensation column for Mr. Hele in consideration of the Company's performance, and Mr. Hele's, for 2018. The Company required Mr. Hele to agree to a supplementary general release and comply with the terms of his separation agreement before the Board would consider such a payment. See "Separation Arrangements for Mr. Hele" in "Potential Payments upon Termination or Change-in-Control at 2018 Fiscal Year-End."

Change in Pension Value and Nonqualified Deferred Compensation Earnings
The amounts reported in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column for 2018 represent any aggregate increase during 2018 in the present value of accumulated pension benefits for each of the Named Executive Officers.
The increase in the present value of the benefits for those who participate in the U.S.-based pension program reflects additional service in 2018, base salary compensation earned in 2018 (reflecting any increases in base salary rate), annual incentive awards payable in March 2018 for 2017 performance. The Named Executive Officers who participate in the U.S.-based pension program participate in the same program that applies to other administrative employees in the U.S. Mr. Khalaf participated in the Overseas Plan and the Globally Mobile Plan, under which the increase in the present value of benefits reflects base salary earned in 2018 and additional service during 2018.
For a description of pension benefits, including the formula for determining benefits, see “Pension Benefits at 2018 Fiscal Year-End."
None of the Named Executive Officers’ earnings on their nonqualified deferred compensation in 2018, 2017, or 2016 were above-market or preferential. As a result, earnings credited on their nonqualified deferred compensation are not required to be, nor are they, reflected in this column. For a description of the Company’s nonqualified deferred compensation plans and the simulated investments used to determine earnings, see “Nonqualified Deferred Compensation at 2018 Fiscal Year-End.”

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All Other Compensation

All Other Compensation
The amounts reported in this column for 2018 include all other items of compensation:

Name	Employer 401(k) Program and Other Defined Contribution Program Contributions ($)	Perquisites and Other Personal Benefits ($) (1)	Tax- Related Items ($)	Total ($)

Steven A. Kandarian	182,000	109,330	0	291,330
John D. McCallion	43,707	28,221	0	71,928
Michel A. Khalaf	0	249,496	2,892,980	3,142,476
Martin J. Lippert	120,000	0	0	120,000
Steven J. Goulart	91,050	0	0	91,050
John C. R. Hele	63,337	0	0	63,337

1	Each of Mr. Lippert's, Mr. Goulart's, and Mr. Hele's aggregate amounts of perquisites and other personal benefits in 2018 were less than $10,000 and are therefore reported at $0.
Employer 401(k) Program and Other Defined Contribution Program Contributions. U.S. based eligible employees may make contributions to the 401(k) Plan, which is tax-qualified under the U.S. Internal Revenue Code. Employer matching contributions are also made to that plan. In 2018, matching contributions to that plan of $11,000 were made for Mr. Kandarian, Mr. McCallion, Mr. Lippert, and Mr. Goulart, and $8,250 was made for Mr. Hele.
Employer contributions are made to the Auxiliary Match Plan due to U.S. Internal Revenue Code limits on the amount of compensation that is eligible for contributions to the 401(k) Plan.
The amount of contributions for each Named Executive Officer, other than those made to the 401(k) Plan, is also reflected in the “Registrant Contributions in Last FY” column of the "Nonqualified Deferred Compensation at 2018 Fiscal Year-End" table.
Perquisites and Other Personal Benefits. Goods or services provided to the Named Executive Officers are perquisites or personal benefits only if they confer a personal benefit on the executive. However, goods or services that are directly and integrally related to the executive’s job duties, or are offered generally to all employees, or for which the executive fully reimbursed the Company, are not perquisites or personal benefits. Perquisites and other personal benefits are reported at the Company’s aggregate incremental cost. The following describes each type of perquisite or other personal benefit.

Personal Car Service. The Company provided limited personal automobile travel, incurring the cost of tolls, fuel, driver overtime compensation and other costs reported in the table above. Where the executive used an outside car service for personal travel, the Company’s cost is also included.
Personal Company Aircraft Use. The reported amounts include the $69,918 variable costs for Mr. Kandarian's personal use of aircraft that were charged to the Company by the vendor that operates the Company’s leased aircraft for trip-related crew hotels and meals, landing and ground handling fees, hangar and parking costs, in-flight catering and telephone usage, and similar items. Fuel costs were calculated based on average fuel cost per flight hour for each hour of personal use. Because the aircraft is leased primarily for business use, fixed costs such as lease payments are not included in these amounts. The Company does not require the CEO to use the Company’s aircraft for all personal and business travel.
Security. The reported amounts include MetLife’s $29,941 cost for personal residence security services to Mr. Kandarian.
Personal Conference, Event, and Travel. The reported amounts include the costs incurred by the Company for personal items for the Named Executive Officer at a Company business conference or meeting, at MetLife Stadium or at other events, and for personal guests of the Named Executive Officer at such events. Costs paid to a vendor to make personal travel reservations for the

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All Other Compensation

Named Executive Officers or their family members are also included.
Non-U.S. Assignment Benefits. The Company provided $73,224 in housing assistance and an automobile allowance to Mr. Khalaf's family in Dubai, prior to the family's mid-2018 relocation to the U.S. The Company’s incremental costs to provide these items, common for executives in Dubai, are included in the table above.
Relocation. In connection with transferring Mr. Khalaf to the United States, the Company provided him temporary housing at a cost of $99,314 and tax return preparation assistance at a cost of $26,468, as well as relocation assistance services, such as family relocation services, assistance searching for new permanent housing, and establishing new personal financial services, excess baggage or shipping fees, and transport of household or personal items.
Mr. McCallion’s previous MetLife service in EMEA caused multi-jurisdiction tax complexity that persisted for several years after his return to the U.S. As a result MetLife, Inc. agreed to provide Mr. McCallion with tax return preparation services.

Tax-Related Items. The Company withheld for taxes from Mr. Khalaf’s 2018 pay and conveyed tax amounts due to taxing authorities at applicable U.S. tax resident rates. The Company’s cost to make Mr. Khalaf whole for the net taxes the Company conveyed, and to make Mr. Khalaf whole for imputed income for temporary housing and other relocation assistance benefits, is reported in the table above. The amount above reflects an estimate of the Company’s costs for all such taxes, as some non-U.S. sources will report information on income, deductions, and other matters fundamental to Mr. Khalaf’s tax returns after the Company’s Proxy Statement filing. In addition, some tax years applicable to Mr. Khalaf are inconsistent with the Company’s fiscal year. All of the transition plan’s tax-related features ended with compensation earned in 2018, with the exception of make-whole for shipment costs, four months before Mr. Khalaf's becoming Chief Executive Officer and a year earlier than planned, absent the promotion. See “Discontinuation of Tax-Related Items” in "How Did We Compensate our CEO and Other Named Executive Officers?"

2019 Proxy Statement	92

Grants of Plan-Based Awards in 2018

Grants of Plan-Based Awards in 2018

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards Maximum ($)	Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Secu- rities Under- lying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
			Thres-hold (#)	Target (#)	Maxi-mum (#)

Steven A. Kandarian		10,000,000
	March 2, 2018		42,307	169,231	296,154				6,760,778
	March 2, 2018					36,264			1,448,747
	March 2, 2018						108,768	45.50	1,291,076
John D. McCallion		10,000,000
	March 2, 2018		1,785	7,143	12,500				285,363
	March 2, 2018					3,572			142,701
	March 2, 2018						10,712	45.50	127,151
Michel A. Khalaf		10,000,000
	March 2, 2018		13,461	53,847	94,232				2,151,188
	March 2, 2018					11,539			460,983
	March 2, 2018						34,608	45.50	410,797
Martin J. Lippert		10,000,000
	March 2, 2018		13,461	53,847	94,232				2,151,188
	March 2, 2018					11,539			460,983
	March 2, 2018						34,608	45.50	410,797
Steven J. Goulart		10,000,000
	March 2, 2018		11,538	46,154	80,769				1,843,852
	March 2, 2018					9,891			395,145
	March 2, 2018						29,664	45.50	352,112
John C. R. Hele		10,000,000
	March 2, 2018		10,769	43,077	75,384				1,720,926
	March 2, 2018					9,231			368,778
	March 2, 2018						27,687	45.50	328,645

2019 Proxy Statement	93

Grants of Plan-Based Awards in 2018

Non-Equity Incentive Plan Awards
Each Named Executive Officer was eligible for an AVIP award for 2018 performance of up to $10 million. The amounts of the 2018 AVIP awards paid to the Named Executive Officers are reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table and further described in the text accompanying that table. The factors and analysis of results considered by the Compensation Committee in determining the 2018 AVIP awards are discussed in the Compensation Discussion and Analysis.
Equity Incentive Plan Awards
The amounts in these columns reflect a range of Shares the Company may deliver for Performance Shares, or Share equivalents it may pay in cash for Performance Units, granted to each Named Executive Officer in 2018. In each case, it is also possible that no Shares will be delivered or cash paid.
If the 25% threshold performance factor in the metrics endorsed by the Compensation Committee applies, each Named Executive Officer would receive the number of Performance Shares or Performance Units reflected in the Threshold column of this table. If the target performance factor applies, each Named Executive Officer would receive the number of Performance
Shares or Performance Units reflected in the Target column of the table. The maximum performance factor of 175% is reflected in the Maximum column of the table, rounded down to the nearest whole Share (or Share equivalent).
For a more detailed description of the material terms and conditions of these awards, see the Summary Compensation Table and the text accompanying that table.

All Other Stock Awards
The amounts in this column reflect the potential number of Shares the Company may deliver for Restricted Stock Units, or Share equivalents it may pay in cash for Restricted Units, granted to each Named Executive Officer in 2018. In each case, it is also possible that no Shares will be delivered or cash paid.
For a more detailed description of the material terms and conditions of these awards, see the Summary Compensation Table and the text accompanying that table.
All Other Option Awards
For a description of the material terms and conditions of these awards, see the Summary Compensation Table and the text accompanying that table.

2019 Proxy Statement	94

Outstanding Equity Awards at 2018 Fiscal Year-End

Outstanding Equity Awards at 2018 Fiscal Year-End
This table presents information about:

•	Option Awards granted to the Named Executive Officers that were outstanding on December 31, 2018 because they had not been exercised or forfeited as of that date.

•	Performance Shares and Performance Units granted to the Named Executive Officers that were outstanding on December 31, 2018 because they had not vested as of that date.

•	Restricted Stock Units and Restricted Units granted to the Named Executive Officers that were outstanding on December 31, 2018 because they had not vested as of that date.
The awards reported in this table include awards granted in 2018, which are also reported in the Summary Compensation Table and the “Grants of Plan-Based Awards in 2018” table.

2019 Proxy Statement	95

Outstanding Equity Awards at 2018 Fiscal Year-End

	Option Awards (1) (6)				Stock Awards (6)

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexer- cisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (2)	Market Value of Shares or Units of Stock That Have Not Vested ($) (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (5)

Steven A. Kandarian	85,072 89,549 167,905 367,292 203,521 146,077 163,364 152,918 56,032 0	0 0 0 0 0 0 0 76,461 112,065 108,768	31.13 40.91 39.84 34.21 31.15 45.15 45.91 34.33 46.85 45.50	February 22, 2020 February 22, 2021 March 20, 2021 February 27, 2022 February 25, 2023 February 24, 2024 February 23, 2025 February 22, 2026 February 27, 2027 March 1, 2028	99,114	4,069,621	492,267	20,212,483

John D. McCallion	3,861 6,716 8,619 10,745 2,177 0	0 0 0 0 4,356 10,712	20.82 31.13 40.91 34.21 46.85 45.50	February 23, 2019 February 22, 2020 February 22, 2021 February 27, 2022 February 27, 2027 March 1, 2028	6,605	271,201	20,123	826,250

Michel A. Khalaf	29,383 52,498 35,616 25,181 26,138 26,213 9,605 0	0 0 0 0 0 13,109 19,212 34,608	40.91 34.21 31.15 45.15 45.91 34.33 46.85 45.50	February 22, 2021 February 27, 2022 February 25, 2023 February 24, 2024 February 23, 2025 February 22, 2026 February 27, 2027 March 1, 2028	22,315	916,254	127,851	5,249,562

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Outstanding Equity Awards at 2018 Fiscal Year-End

	Option Awards (1) (6)				Stock Awards (6)

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexer- cisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (2)	Market Value of Shares or Units of Stock That Have Not Vested ($) (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (5)

Martin J. Lippert	41,976 36,715 61,055 41,968 44,108 40,778 16,009 0	0 0 0 0 0 20,389 32,019 34,608	26.36 34.21 31.15 45.15 45.91 34.33 46.85 45.50	September 5, 2021 February 27, 2022 February 25, 2023 February 24, 2024 February 23, 2025 February 22, 2026 February 27, 2027 March 1, 2028	29,012	1,191,233	150,265	6,169,881

Steven J. Goulart	15,671 19,141 20,484 78,691 40,704 26,859 32,673 36,409 13,340 0	0 0 0 0 0 0 0 18,206 26,684 29,664	20.82 31.13 40.91 34.21 31.15 45.15 45.91 34.33 46.85 45.50	February 23, 2019 February 22, 2020 February 22, 2021 February 27, 2022 February 25, 2023 February 24, 2024 February 23, 2025 February 22, 2026 February 27, 2027 March 1, 2028	24,855	1,020,546	127,462	5,233,590

John C. R. Hele	49,009 43,690 16,009 0	0 21,847 32,019 27,687	45.91 34.33 46.85 45.50	February 23, 2025 February 22, 2026 February 27, 2027 March 1, 2028	27,190	1,116,421	131,417	5,395,982

2019 Proxy Statement	97

Outstanding Equity Awards at 2018 Fiscal Year-End

1
Each of these Option Awards are Stock Options, except that Mr. Khalaf's Option Awards expiring in 2021 are Unit Options. Each Option Award has an expiration date that is the day before the tenth anniversary of its grant date. Mr. Kandarian’s Option Awards that expire on March 20, 2021 became exercisable on the third anniversary of their grant date, subject to conditions. Each of the other Option Awards will become exercisable at a rate of one-third of each annual grant on each of the first three anniversaries of the grant date, subject to conditions.

2	Each of these Stock Awards is comprised of Restricted Stock Units, except that Mr. Khalaf’s Stock Awards expiring in 2026 and 2027 are Restricted Units.

3
The hypothetical amount reflected in this column for each Named Executive Officer is equal to the number of Restricted Stock Units and Restricted Units reflected in the column entitled “Number of Shares or Units of Stock That Have Not Vested” multiplied by the closing price of a Share on December 31, 2018, the last business day of that year.

4
Each of these Stock Awards is comprised of Performance Shares, except that Mr. Khalaf’s Stock Awards granted in 2016 and 2017 are Performance Units. The number of Stock Awards reported is the maximum number of Shares that the Company could deliver (or pay the equivalent in cash) for the following performance periods:

	Maximum Performance Shares or Performance Units

Name	2017-2019 (#)	2018-2020 (#)

Steven A. Kandarian	196,113	296,154
John D. McCallion	7,623	12,500
Michel A. Khalaf	33,619	94,232
Martin J. Lippert	56,033	94,232
Steven J. Goulart	46,693	80,769
John C. R. Hele	56,033	75,384

The Company has not yet delivered any Shares or paid any cash for these Performance Shares and Performance Units, which vest at the end of the three-year performance period. The number of Shares the Company delivers or cash it pays may be lower than the amounts reflected in this table. Under the terms of the awards, the number of Shares the Company delivers, or cash it pays, if any, will depend on a performance factor that the Board determines based upon a three-year performance period. The maximum performance factor has been used to report these outstanding awards because it was not possible to determine the Company’s performance in 2019 or 2020 at the time this Proxy Statement was filed. See the Summary Compensation Table and the text accompanying that table for a description of the terms of the Performance Share and Performance Unit awards.

5
The hypothetical amount reflected in this column for each Named Executive Officer is equal to the number of Performance Shares and Performance Units reflected in the column entitled “Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested” multiplied by the closing price of a Share on December 31, 2018, the last business day of that year.

6
The Option Awards and Stock Awards granted in 2017 and earlier reflect an adjustment made as of August 4, 2017. On that date, MetLife, Inc. completed the separation of Brighthouse Financial through a distribution of Brighthouse Financial, Inc. common stock to MetLife, Inc. common shareholders. LTI award holders did not receive anything in that distribution. As a result, in order to maintain the intrinsic value of the LTI pursuant to the anti-dilution provisions of the 2015 Stock and Incentive Plan (or other applicable plan), the Company increased Option Awards and Stock Awards outstanding as of that date by an adjustment ratio, and lowered the Option Awards’ exercise price by dividing it by the same adjustment ratio (the Separation Adjustment). The Company determined the adjustment ratio by dividing the $53.92 closing price of MetLife, Inc. common stock on August 4, 2017 by the $48.17 opening price of MetLife, Inc. common stock on August 7, 2017, the next trading day.

2019 Proxy Statement	98

Option Exercises and Stock Vested in 2018

Option Exercises and Stock Vested in 2018

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exerscise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Steven A. Kandarian	179,324	4,693,507	196,466	8,389,516
John D. McCallion	0	0	7,542	327,370
Michel A. Khalaf	0	0	33,472	1,428,332
Martin J. Lippert	0	0	52,806	2,256,291
Steven J. Goulart	0	0	46,087	1,964,721
John C. R. Hele	130,478	1,503,404	56,392	2,409,289

Option Awards The amount for the value realized on exercise of Option Awards is the market value of Shares when the executive exercised the Stock Options less the exercise price of the Stock Options.
Stock Awards
Restricted Stock Units and Restricted Units. These amounts include Shares the Company delivered for Restricted Stock Units, or equivalent in cash it paid for Restricted Units, that vested in 2018. The value realized on vesting was determined using the closing price of a Share on the vesting date. None of the Named Executive Officers had the opportunity to defer the Shares that they might receive for these awards.

2016-2018 Performance Shares and Performance Units. These amounts also include Shares deliverable for Performance Shares, or for Mr. Khalaf the equivalent cash payable for Performance Units, for the 2016-2018 performance period, which vested on December 31, 2018. The value realized on vesting was determined using the number of Shares deliverable, or Share equivalent payable in cash, multiplied by the closing price of Shares on the vesting date. The number of Shares deliverable for this award (or cash equivalent) was calculated by multiplying the number of Performance Shares by the performance factor that pertained to the awards, which was 87.7%. For more information, see "Performance Shares" in "How Did We Compensate Our CEO and Other Named Executive Officers?".
Each Named Executive Officer who had a Performance Share award for the 2016-2018 performance period had the opportunity to defer Shares deliverable for that award. None of them chose to defer any of those Shares.

2019 Proxy Statement	99

Pension Benefits at 2018 Fiscal Year-End

Pension Benefits at 2018 Fiscal Year-End

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)

Steven A. Kandarian	Retirement Plan	13.75	262,254
	Auxiliary Retirement Plan	13.75	4,898,883
John D. McCallion	Retirement Plan	12.50	267,556
	Auxiliary Retirement Plan	12.50	364,498
Michel A. Khalaf	Overseas Plan	29.75	2,103,188
	Globally Mobile Plan	29.75	898,964
Martin J. Lippert	Retirement Plan	7.33	146,743
	Auxiliary Retirement Plan	7.33	1,590,177
Stephen J. Goulart	Retirement Plan	12.50	275,715
	Auxiliary Retirement Plan	12.50	1,539,151
John C. R. Hele	Retirement Plan	6.08	121,783
	Auxiliary Retirement Plan	6.08	1,246,908

U.S.-Based Plans
For 2018, each of the Named Executive Officers, except Mr. Khalaf, were eligible to participate in the U.S.-based: Retirement Plan and Auxiliary Retirement Plan. Eligible employees qualify for pension benefits after one year of service and become vested in their accrued benefits after three years of service.
Pension Plans. Pension benefits are paid under two separate plans, primarily due to U.S. Internal Revenue Code requirements. The Retirement Plan is a tax-qualified defined benefit pension plan that provides benefits for eligible employees on the United States payroll. The U.S. Internal Revenue Code imposes annual limitations on eligible compensation and on the amounts that can be paid under the Retirement Plan. The purpose of the Auxiliary Retirement Plan is to provide benefits which eligible employees would have received under the Retirement Plan if these limitations were not imposed. Benefits under the Auxiliary Retirement Plan are calculated in substantially the same manner as they are under the Retirement Plan. The Auxiliary Retirement Plan is unfunded, and benefits under that plan are general unsecured promises of payment.

Determination of Benefits. Each Named Executive Officer’s benefit under the U.S.-based plans will be determined under the Personal Retirement Account Formula, which is based on monthly contributions for each employee based on the employee’s eligible compensation, plus interest.
This formula is the standard formula that applies to all similarly-situated employees. Each eligible Named Executive Officer had sufficient service as of year-end 2018 to be fully vested in his Personal Retirement Account Formula benefit.
Under the Personal Retirement Account Formula, an eligible employee's account is credited each month with an amount equal to five percent of eligible compensation up to the Social Security wage base (for 2018, $128,400), plus 10% of eligible compensation in excess of that wage base. Eligible compensation includes base salary and eligible annual incentive awards. In addition, amounts credited to each employee earn interest at an approximation of the U.S. government’s 30-year Treasury securities rate. For pension benefit purposes, the 2009 annual incentive awards, which were paid outside of AVIP, are considered on the same basis as AVIP awards.
Once the employee’s eligible compensation exceeds the IRS annual limitation on eligible compensation, monthly credits continue in the Auxiliary Retirement Plan.

2019 Proxy Statement	100

Pension Benefits at 2018 Fiscal Year-End

Form and Timing of Payment of Benefits. An employee may choose to receive vested Personal Retirement Account Formula benefits from the Retirement Plan as a single lump-sum payment or as one of several forms of annuity at termination of employment or deferred until no later than age 65. Amounts accrued under the Auxiliary Retirement Plan that are determined by the Personal Retirement Account Formula are paid in a lump sum at termination of employment or death, subject to any elections and other terms described under “Code 409A Requirements” below.
Code Section 409A Requirements. Personal Retirement Account balances in the Auxiliary Retirement Plan are subject to the requirements of U.S. Internal Revenue Code Section 409A (Section 409A). Eligible participants had the opportunity in 2008 to choose their form of payment (including a lump sum or annuity) for their accrued benefit, so long as they did not begin receiving payments in the year of the election. Payments of amounts that are subject to the requirements of Section 409A to the top 50 highest paid officers in the Company that are due upon separation from service are delayed for six months following their separation, as required by Section 409A.
Present Value Calculation Assumptions. The present value of each eligible Named Executive Officer participant’s accumulated pension benefits is equal to his Personal Retirement Account balance at December 31, 2018. Each Named Executive Officer who participated in the U.S. based plans was vested in such benefit as of that date.
Retirement Eligibility. Personal Retirement Account participants qualify to be paid their full vested benefit when their employment ends. Because Personal Retirement Account benefits are based on total amounts credited for the employee and not final average compensation, those benefits are not reduced for any early retirement.
Normal Retirement Eligibility applies at age 65 with at least one year of service. An employee is eligible for early Retirement Eligibility beginning at age 55 with 15 years of service. Each year of age over age 57 1/2 reduces the number of years of service required to qualify for early retirement, until normal Retirement Eligibility at age 65 and at least one year of service.
While attaining Retirement Eligibility does not affect Personal Retirement Account benefits, attaining Retirement Eligibility does effect whether a departed employee may continue to exercise vested Stock

Options or Unit Options granted in 2014 or earlier. See the text accompanying “Potential Payments upon Termination or Change-in-Control at 2018 Fiscal Year-End” for a discussion of these effects as of 2018 year-end.
Of the Named Executive Officers based in the U.S., only Mr. Kandarian and Mr. Goulart were Retirement Eligible during 2018.
Mr. Khalaf
For 2018, Mr. Khalaf participated in the Overseas Plan and the Globally Mobile Plan.
Mr. Khalaf, and a number of other employees, was eligible for the Overseas Plan before MetLife acquired the company that sponsored that plan in 2010 and has remained eligible. Mr. Khalaf became eligible for the Globally Mobile Plan upon his appointment as President, U.S. and EMEA during 2017, and was immediately credited with service on the same basis as the Overseas Plan.
The purpose of the Overseas Plan is to provide benefits for eligible employees based on length of service and salary, excluding compensation for services to the Company while in the U.S. Eligible employees qualify for pension benefits after six months of service and become vested in their benefits after five years of service. The Overseas Plan is unfunded, and benefits under that plan are general unsecured promises of payment.
Mr. Khalaf’s service for purposes of the Overseas Plan includes his period of service with Alico and its affiliates prior to the Company’s acquisition of Alico on the same basis as such service is credited to other similarly-situated employees. The Overseas Plan does not recognize service by any employee for the first six months of employment or service by an employee in the United States while the employee is a U.S. taxpayer, resident, or citizen.
An employee’s annual benefit under the Overseas Plan is determined by multiplying the employee’s years of service since January 1, 1966, but not exceeding 40 years, by 1.75% of the employee’s average final compensation, less each of the following: (1) approximately 1.43% of any social security benefit which the employee is eligible to receive, multiplied by the employee’s years of service, limited to 35 years; (2) the actuarial equivalent of the employer-contributed portion of any government-mandated defined contribution retirement plan, i.e., a “Provident Fund”; (3) any termination indemnity or severance allowance

2019 Proxy Statement	101

Pension Benefits at 2018 Fiscal Year-End

due under applicable law or labor agreement, not including any Company or affiliate severance plan, policy or agreement; (4) the actuarial equivalent of any employer contributions to any applicable defined contribution plan, and earnings on such contributions; and (5) the actuarial equivalent of the amount due to a participant from any other defined benefit plan sponsored by the Company or a Company affiliate.
An employee’s final average compensation is calculated by looking back at the 10-year period prior to retirement or termination of employment and determining the consecutive three-year period during which the employee’s eligible compensation produces the highest average annual compensation. Eligible compensation is limited to base salary, but does not include salary for services to the Company while in the U.S.
A participant may choose to receive benefits under the Overseas Plan as a 100% joint and survivor annuity, a 75% joint and survivor annuity, a 50% joint and survivor annuity, life annuity, or life and 10 year term certain annuity. The actuarial value of all forms of payment is substantially equivalent.
Benefits may not be paid to an employee before the employee becomes retirement eligible. Participants qualify for normal retirement at age 65 with at least five years of service, and early retirement beginning at age 55 with at least 10 years of service.
Early retirement payments are reduced from normal retirement benefits by an early retirement factor that depends on the employee’s age and years of service at the time payments begin. For each year prior to normal retirement that benefit payments begin, the annual payment is reduced by a stated percentage. For employees who were not yet age 54 as of January 1, 2006, including Mr. Khalaf, benefits accrued prior to January 1, 2006 are reduced by an early retirement factor of 3%. Benefits for such employees that accrued on or after January 1, 2006 are subject to the following early retirement reduction factors:

Minimum Age	Minimum Number of Years of Service	Reduction Factor (%)

60	30	3
60	25	4
55	10	5

Mr. Khalaf was not eligible for normal or early retirement benefits in 2018.
The purpose of the Globally Mobile Plan is to provide benefits on the same basis as the Overseas Plan, but based on eligible compensation earned for services to the Company in the U.S. Globally Mobile Plan benefits are determined in the same way as benefits under the Overseas Plan based on that eligible compensation. Globally Mobile Plan benefits are paid in a single lump sum and, because that plan is subject to Section 409A, any payments to the top 50 highest paid officers in the Company that are due upon separation from service must be delayed for six months following separation. The Globally Mobile Plan is unfunded, and benefits under that plan are general unsecured promises of payment.
The present value of Mr. Khalaf’s accumulated pension benefits is reported in the table above using assumed retirement at the earliest date Mr. Khalaf could retire with full benefits. This is the date Mr. Khalaf will reach age 65. Otherwise, the assumptions used were the same as those used for financial reporting under GAAP. The discount rates used to determine the present value of the benefits were 3.65% as of December 31, 2017 and 4.35% as of December 31, 2018. For a discussion of the other assumptions made regarding this valuation, see Notes 1 and 17 of the Notes to Consolidated Financial Statements included in the 2018 Form 10-K.
In connection with Mr. Khalaf’s appointment as MetLife, Inc. CEO, the Company will transfer his employment from a MetLife company based in the United Arab Emirates to one based in the United States. The Company’s pension benefit plans would subtract from Mr. Khalaf’s pension benefit any "end of service gratuity" payment to which he would be entitled in the UAE. In 2019, Mr. Khalaf chose to retain his full Company pension benefits rather than receive an “end of service gratuity” in exchange for a waiver and release of claims.

2019 Proxy Statement	102

Nonqualified Deferred Compensation at 2018 Fiscal Year-End

Nonqualified Deferred Compensation at 2018 Fiscal Year-End

Name (1)	Plan Name	Registrant Contributions in Last FY ($) (2)	Aggregate Earnings in Last FY ($) (3)	Aggregate Balance at Last FYE ($) (4)

Steven A. Kandarian	Leadership Plan	0	(1,263,442)	6,774,079
	Auxiliary Match Plan	171,000	58,236	1,971,614
John D. McCallion	Auxiliary Match Plan	32,707	(15,809)	172,360
Martin J. Lippert	Auxiliary Match Plan	109,000	(3,033)	105,968
Steven J. Goulart	Leadership Plan	0	(12,354)	125,952
	Auxiliary Match Plan	80,050	(67,174)	726,124
John C. R. Hele	Auxiliary Match Plan	55,087	(8,647)	394,504

1	Mr. Khalaf was not eligible to participate in a nonqualified deferred compensation plan in 2018.

2	Amounts in this column are reported as components of Employer 401(k) Program for 2018 in the “All Other Compensation” column of the Summary Compensation Table.

3
None of the amounts in this column are reported for 2018 in the Summary Compensation Table. See the text pertaining to the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of that table.

4
A portion of the amounts reported in this column is attributable to Auxiliary Match Plan contributions. These contributions are reflected in the “All Other Compensation” column of the Summary Compensation Tables in the Company’s previous Proxy Statements (beginning in 2007) for Named Executive Officers who appeared in those Proxy Statements: $1,650,117 for Mr. Kandarian, $287,717 for Mr. Goulart, and $320,736 for Mr. Hele.

2019 Proxy Statement	103

Nonqualified Deferred Compensation at 2018 Fiscal Year-End

Leadership Plan
The Company’s U.S.-based nonqualified deferred compensation program offers deferral opportunities to hundreds of eligible employees. The program includes the MetLife Leadership Deferred Compensation Plan, or Leadership Plan. Under the Leadership Plan, employees may generally elect to defer receipt of their base salary, AVIP awards, and Performance Shares. Income taxation on such compensation is delayed until the employee receives payment. Amounts deferred under the Leadership Plan are subject to the requirements of Section 409A. None of the Named Executive Officers deferred any compensation under the Leadership Plan in 2018.
Under the Leadership Plan, eligible employees may elect to defer receipt of up to 75% of their base salary, all of their AVIP awards, and any Shares deliverable for Performance Share awards. These deferrals are voluntary contributions of the Named Executive Officers’ own earnings.
Compensation that would have been made in Shares, but is deferred, remains deliverable in Shares. This includes Shares deliverable for Performance Shares, Restricted Stock Units, and the Shares deliverable under the Long Term Performance Compensation Plan formerly maintained by the Company. Cash awards under the Long Term Performance Compensation Plan that were irrevocably deferred in the form of Shares are also delivered in Shares. All other deferred compensation is payable in cash.
Participants may elect to receive compensation they have deferred at a specified date before, upon or after employment. In addition, participants may elect to receive payments in a single lump sum or in up to 15 annual installments. However, MetLife pays out the deferred compensation in a single lump sum when the employee leaves MetLife, unless the participant has met certain age and/or service milestones. With respect to compensation that would otherwise have been paid in 2014 and earlier but is instead deferred, the employee’s choice of form and timing of payment is honored if the employee becomes Retirement Eligible or Bridge Eligible (meet the requirements for age and service and have a final separation agreement under a particular severance plan, making the employee eligible for post-retirement medical benefits despite not being Retirement Eligible). With respect to compensation that would have been paid in 2015 or later but was instead deferred, the employee’s choice of form and timing of payment is honored if the employee has completed five or more years of service or is at least age 60 when employment ends. Payments to the top 50 highest paid officers that are due upon separation from service are delayed for six months following their separation, in compliance with Section 409A.
The Company offers a number of simulated investments under the Leadership Plan. Participants may generally choose the simulated investments for their deferred cash compensation at the time they elect to defer compensation, and may change the simulated investment selections for their existing account balances up to six times each calendar year. The rate set for the Auxiliary Fixed Income Fund cannot exceed 120% of the applicable federal long term rate under U.S. Internal Revenue Code Section 1274(d) at the time that rate is set.
The MetLife Deferred Shares Fund is available exclusively for compensation payable in Shares that the employee has deferred (Deferred Shares). The MetLife Common Stock Fund is available for deferred cash compensation. Each of these two funds reflects changes in value of Shares plus the value of imputed reinvested dividends.
The following table reflects the simulated investment returns for 2018 on each of the alternatives offered under the Leadership Plan.

Simulated Investment	2018 Returns (%)

Auxiliary Fixed Income Fund	3.12
Brighthouse Funds Trust II - Western Asset Management Strategic Bond Opportunities Portfolio - Class A	(3.80)
Oakmark Fund® - Investor Class	(12.73)
Small Cap Equity Fund	(10.93)
Oakmark International Fund - Investor Class	(23.43)
S&P 500® Index	(4.38)
Russell 2000® Index	(11.01)
MSCI EAFE® Index	(13.79)
Bloomberg Barclays U.S. Aggregate Bond Index	0.01
Bank of America (BofA) Merrill Lynch U.S. High Yield Index	(2.25)
MSCI Emerging Markets Index SM	(14.58)
MetLife Deferred Shares Fund	(15.81)
MetLife Common Stock Fund	(15.81)

Each simulated investment was available for the entirety 2018.

2019 Proxy Statement	104

Nonqualified Deferred Compensation at 2018 Fiscal Year-End

Auxiliary Match Plan
Eligible U.S.-based Named Executive Officers and other eligible U.S.-based employees who elected to contribute a portion of their eligible compensation under the tax-qualified 401(k) Plan in 2018 received an employer matching contribution of their eligible compensation in that plan in 2018:

Employee Contribution (as a percentage of eligible compensation) (%)	Employer Matching Contribution (as a percentage of eligible compensation) (%)

3	3.0
4	3.5
5 or more	4.0

The employee’s eligible compensation under the 401(k) Plan includes base salary and eligible annual incentive awards.
The U.S. Internal Revenue Code limits compensation that is eligible for employer contributions under the 401(k) Plan. In 2018, the Company could not make contributions based on compensation over $275,000. Named Executive Officers and other eligible employees who elected to participate in the 401(k) Plan during 2018 were credited with a percentage of their eligible compensation beyond that limit. The employer matching contribution was determined using the same employee contribution rate as applied under the 401(k) Plan. This employer matching contribution is credited to an account established for the employee under the nonqualified Auxiliary Match Plan.
If the employee makes no election otherwise, Auxiliary Match Plan balances are paid in a lump sum one year after termination of employment. Employees can elect to receive their Auxiliary Match Plan balances in up to 15 annual installments and/or may elect to delay their payment, or the beginning of their annual payments, for up to 10 years after termination of employment.

Amounts in the Auxiliary Match Plan are subject to the requirements of Section 409A. Participants were able to elect the time and form of their payments through 2008, which was within the time period permitted for such elections under Section 409A. Since 2008, participants may change the time and form of their payments, but the election must be made during employment, must be made at least 12 months before payments would otherwise have begun, and must delay the start of benefit payments by at least five years from the date payments would have otherwise begun. Payments to the top 50 highest paid officers that are due upon separation from service are delayed for six months following their separation, in compliance with Section 409A.
Employees may choose from a number of simulated investments for their Auxiliary Match Plan accounts. These simulated investments were identical to the core funds offered under the 401(k) Plan in 2018, except that: (1) the rate set for the Auxiliary Fixed Income Fund available under the Auxiliary Match Plan cannot exceed 120% of the applicable federal long term rate under U.S. Internal Revenue Code Section 1274(d) at the time that rate is set; and (2) while the 401(k) Plan offered funds consisting primarily of Brighthouse Financial, Inc. common stock and Reinsurance Group of America, Inc., respectively (due to the distribution of such stock to that plan from transactions involving its Share ownership), the Auxiliary Match Plan did not offer a similar simulated investment. Employees may change the simulated investments for new employer matching contributions to their Auxiliary Match Plan accounts at any time.
Employees could change the simulated investments for their existing Auxiliary Match Plan accounts up to four times a month in 2017. Beginning in 2010, employees could not allocate more than 10% of their existing Auxiliary Match Plan account balances to the MetLife Company Stock Fund (except for any account balance already in the MetLife Company Stock Fund as of January 1, 2010), and could not allocate more than 10% of future contributions to that fund. Fees are charged to employees for moving existing balances out of certain international simulated investments prior to the expiration of pre-established holding periods.

2019 Proxy Statement	105

Nonqualified Deferred Compensation at 2018 Fiscal Year-End

The following table reflects the simulated investment returns for 2018 on each of the alternatives offered under the Auxiliary Match Plan.

Simulated Investment	2018 Returns (%)

Auxiliary Fixed Income Fund	3.12
Bond Index Fund	(0.14)
Balanced Index Fund	(2.03)
Large Cap Equity Index Fund	(4.46)
Large Cap Value Index Fund	(8.32)
Large Cap Growth Index Fund	(1.58)
Mid Cap Equity Index Fund	(11.16)
Small Cap Equity Fund	(10.93)
International Equity Fund	(17.12)
MetLife Company Stock Fund	(15.87)

The MetLife Company Stock Fund includes a limited proportion of simulated investments in instruments other than Shares.
Each simulated investment was available for the entirety of 2018.

2019 Proxy Statement	106

Potential Payments upon Termination or Change-in-Control at 2018 Fiscal Year-End

Potential Payments upon Termination or Change-in-Control at 2018 Fiscal Year-End
The following table reflects hypothetical, estimated additional payments and benefits that would have been earned or accrued, or that would have vested or been issued or paid earlier than normal, for any Named Executive Officer employed through last business day of 2018 (an Active Named Executive Officer). It covers the following hypothetical events:

•	the Active Named Executive Officer was terminated from employment on last business day of 2018 (the Trigger Date); and

•	MetLife had a change-in-control on the Trigger Date.
The table is based, as applicable, on:

•	Trigger Date Closing Price, the closing price of a Share on the Trigger Date, $41.06;

•	Trigger Date Outstanding Share Awards, which consist of:

◦
Trigger Date Outstanding Performance Awards, the executive's 2017-2019 and 2018-2020 Performance Shares and Performance Units, each of which was outstanding as of the Trigger Date, at 100% of Performance Shares granted (Target Performance); and

◦	Trigger Date Outstanding Restricted Awards, the executive's Restricted Stock Units or Restricted Units outstanding as of the Trigger Date.
The table does not include payments or benefits under arrangements available on the same basis generally to all salaried employees in the jurisdiction in which the executive is employed. Any of the executive’s pension benefits and nonqualified deferred compensation are described in the “Pension Benefits at 2018 Fiscal Year-End” and “Nonqualified Deferred Compensation at 2018 Fiscal Year-End” tables.

2019 Proxy Statement	107

Potential Payments upon Termination or Change-in-Control at 2018 Fiscal Year-End

	Voluntary Resig- nation ($)	Death		Severance-Eligible Termination (No Change-in-Control)			Change-in-Control (Assuming No Alternative Award)		Change-in-Control Severance Eligible Termination
Name		Accelerated Stock Options ($) (1)	Issuance of Shares (or Payment of Cash Equivalent) for Share Awards ($) (2)	Severance Pay ($) (3)	Out- placement ($) (4)	Pro-Rata Delivery of Shares (or Payment of Cash Equivalent) for Share Awards ($) (5)	Accelerated Stock Options ($) (1)	Issuance of Shares (or Payment of Cash Equivalent) for Share Awards ($) (2)	Severance Pay ($) (6)	Benefits Con-tinuation ($) (7)

Steven A. Kandarian	0	514,583	15,619,635	1,222,116	4,959	0	514,583	15,619,635	10,766,667	99,758
John D. McCallion	0	0	743,350	538,462	4,959	244,400	0	743,350	2,133,669	71,507
Michel A. Khalaf	0	88,224	3,916,015	0	0	1,416,700	88,224	3,916,015	4,500,000	69,638
Martin J. Lippert	0	137,218	4,716,891	605,770	4,959	0	137,218	4,716,891	6,133,333	82,998
Steven J. Goulart	0	122,526	4,011,192	600,000	4,959	0	122,526	4,011,192	4,493,333	75,492

1	Trigger Date unexercisable Options at Trigger Date Closing Price less exercise price.

2	Trigger Date outstanding Share Awards at Trigger Date Closing Price.

3	Twenty-eight weeks of Trigger Date annual salary rate plus one week Trigger Date annual salary for every year of service, up to overall maximum of 52 weeks base salary.

4	Company's cost for outplacement services.

5
For Active Named Executive Officers whose age and service did not meet the Rule of 65 as of the Trigger Date, Trigger Date Outstanding Performance Awards, prorated for the performance period through the Trigger Date, at Trigger Date Closing Price.

6
Two times the sum of Trigger Date annual salary rate and the average annual incentive awards for the three fiscal years prior to the change-in-control, subject to a "modified cap" for any U.S. Internal Revenue Code excise taxes. The Company would not have made the executive whole for any such taxes.

7	Three-year actuarial present value of continued benefits, using assumptions in MetLife's GAAP financial statements.

2019 Proxy Statement	108

Potential Payments upon Termination or Change-in-Control at 2018 Fiscal Year-End

Voluntary Resignation
None of the Named Executive Officers has a preferential arrangement that calls for any severance pay in connection with a voluntary resignation from employment prior to a change-in-control. Nor in such a case would any additional preferential payments or benefits have been earned or accrued, or have vested or been delivered or paid out earlier than normal, in favor of any Named Executive Officer.
An Active Named Executive Officer who had resigned but was Retirement Eligible (for awards granted in 2014 or earlier) or met the Rule of 65 (for awards granted in 2015 or later) as of the Trigger Date would have continued to receive the benefit of the executive’s outstanding LTI. The Company would have delivered Shares for each of the executive’s Performance Shares, or paid cash for each of the executive’s Performance Units, after the conclusion of the performance period, and would have delivered Shares or paid cash for the executive’s Restricted Stock Units and Restricted Units after the conclusion of the restriction period, and all of the executive’s unexercised Stock Options would have continued to vest and remain exercisable for the remainder of their full ten-year term. These terms apply to all employees who meet the age and service qualifications to become Retirement Eligible and have received such awards. Employees who retain their awards may forfeit them if they violate terms including non-disparagement, protection of Company property, interfering with MetLife business, soliciting MetLife employees to leave the Company, or, for executive officers of the Company, competing with MetLife. See “Outstanding Equity Awards at 2018 Fiscal Year-End” for details on the Performance Shares and Stock Options (and cash equivalents of each).

As of the Trigger Date, of the Active Named Executive Officers based in the U.S., Mr. Kandarian and Mr. Goulart were Retirement Eligible and Mr. Kandarian, Mr. Lippert, and Mr. Goulart met the Rule of 65.
An executive terminated for “cause” on the Trigger Date would not have continued to receive the benefit of existing LTI described in the previous paragraph. For this purpose, “cause” is defined as engaging in a serious infraction of Company policy, theft of Company property or services or other dishonest conduct, conduct otherwise injurious to the interests of the Company, or demonstrated unacceptable lateness or absenteeism.
Any other Active Named Executive Officer who had resigned on the Trigger Date would nevertheless have received any 2016-2018 Performance Shares or Performance Units previously granted to him, because these awards vested on December 31, 2018. The executive would have had 30 days from the Trigger Date to exercise any Stock Options that had vested as of the Trigger Date. Such an Active Named Executive Officer would have forfeited all other outstanding LTI.
Death
In the event that an Active Named Executive Officer had died on the Trigger Date, that executive’s LTI would have vested and Shares would have become immediately deliverable, or cash become immediately payable. The Company would have delivered Shares for the executive’s unvested Performance Shares, or paid cash for the executive’s Performance Units, using Target Performance, and would have delivered Shares or paid cash for the executive’s unvested Restricted Stock Units and/or Restricted Units. All of the executive’s Stock Options would have become immediately exercisable. These terms apply to all employees of the Company who have been granted such awards. The Share delivery or cash payment for LTI reflected in the table above was calculated using the Trigger Date Closing Price.
Severance-Eligible Termination
(No Change-in-Control)
None of the Active Named Executive Officers has an employment agreement or other arrangement that calls for any severance pay in connection with a termination of employment for cause. If one of these Active Named Executive Officers had been terminated for cause on the Trigger Date, the executive’s unvested Performance Shares, Performance Units, and Restricted Stock Units, and all of the executive’s Stock Options (and any cash equivalents for each), would have been forfeited and the executive would have received no annual award for 2018 performance. For the definition of cause for this purpose, see above under “Voluntary Resignation.”
Had such an Active Named Executive Officer (except for Mr. Khalaf) been terminated from employment on the Trigger Date due to job elimination without a change-in-control having occurred, the executive would have been eligible for severance pay under a severance program for all officer-level employees. The severance pay would have been equal to 28 weeks base salary plus one week for every year of service, up to 52 weeks base salary. In order to receive any severance pay, the executive would have had to enter into a separation agreement that would have included a release of employment-related claims against the Company (a Separation Agreement). Each executive would also have been entitled to outplacement services. The cost of these payments and services is reflected in the table above. If such an Active Named Executive Officer’s termination

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Potential Payments upon Termination or Change-in-Control at 2018 Fiscal Year-End

had been due to performance, the amount of severance pay would have been one-half of what it would have been in the case of job elimination.
Mr. Khalaf was not eligible for severance pay on the Trigger Date under any program that applies without a change-in-control having occurred, except for the equivalent of approximately $690,625 under terms and conditions of employment that applied on the same basis to all employees in Dubai.
An employee who would have been Bridge Eligible had the employee been involuntarily terminated with severance pay on the Trigger Date would have received the benefit of all outstanding LTI made in 2005 through 2014 on the same basis as those who were Retirement Eligible. In order to be Bridge Eligible, an employee must enter into a Separation Agreement. None of the Active Named Executive Officers had the requisite age and service to qualify for Bridge Eligibility as of the Trigger Date.
An Active Named Executive Officer whose employment was terminated with severance pay and who was not Retirement Eligible, had not met the Rule of 65, and was not Bridge Eligible as of the Trigger Date would have had 30 days from the Trigger Date to exercise any Stock Options that had vested as of the Trigger Date. Such an Active Named Executive Officer would have received Shares (or cash equivalent) for his 2016-2018 Performance Shares and Performance Units, because these awards vested at the end of the performance period on December 31, 2018. Such an Active Named Executive Officer would have been offered pro rata cash payments in consideration of any 2017-2019 and 2018-2020 Performance Shares and Performance Units, contingent on a Separation Agreement. The amount of payment for these Performance Shares and Performance Units would have been determined using the amount of time that had passed in the performance period through the date of the termination of employment, the number of Performance Shares or Performance Units granted, the lesser of the performance factor ultimately determined for that three-year performance period or target performance (100%), and the lesser of the closing price of Shares on the date of grant and the closing price of Shares on the date the Board determined the performance factor for that performance period. Such payments would not have been made until after the end of the applicable performance period.
Such an Active Named Executive Officer would also have been offered a pro rata cash payment for any outstanding Restricted Stock Units or Restricted Units that were to have vested in their entirety on the third or later anniversary of their grant date. Such a payment would have been based on the amount of time that had passed in the restriction period through the date of termination of employment.
The estimated cost of these Share-award-related pro rata payments for each Named Executive Officer is reflected in the table above, using the closing price of Shares on the date of grant and a hypothetical 100% performance factor.
Change-in-Control (Assuming No Alternative Award)
The Company’s definition of change-in-control is: any person acquires beneficial ownership of 25% or more of MetLife’s voting securities (for this purpose, persons include any group under Rule 13d-5(b) under the Exchange Act, not including MetLife, any affiliate of MetLife, any Company employee benefit plan, or the MetLife Policyholder Trust); a change in the majority of the membership of MetLife’s Board of Directors (other than any director nominated or elected by other directors) occurs within any 24-month period; or a completed transaction after which the previous shareholders of MetLife do not own the majority of the voting shares in the resulting company, or do not own the majority of the voting shares in each company that holds more than 25% of the assets of MetLife prior to the transaction.
Had a change-in-control occurred on the Trigger Date, the Company could have chosen to substitute an award with at least the same value and at least equivalent material terms that complies with Section 409A (an Alternative Award), rather than accelerate the vesting of, and deliver Shares or pay cash for, the existing LTI Otherwise, the Company would have delivered Shares for an Active Named Executive Officer’s unvested Performance Shares, or paid cash for the executive’s unvested Performance Units, using Target Performance and the change-in-control price of Shares, and would have delivered Shares or paid cash for the executive’s unvested Restricted Stock Units and Restricted Units using the change-in-control price of Shares. The Company would have made delivery or payment within 30 days after the change-in-control, except that if the event did not qualify as a change-in-control as defined in Section 409A, then delivery or payment would have been made following the end of the three-year performance period originally applicable to the Performance Shares or Performance Units, or following the end of the restriction period applicable to the Restricted Stock Units or Restricted Units.

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Potential Payments upon Termination or Change-in-Control at 2018 Fiscal Year-End

In addition, if no Alternative Award had been made, each executive’s unvested Stock Options would have become immediately exercisable, and the Compensation Committee could have chosen to cancel each option in exchange for a cash payment equal to the difference between the exercise price of the Stock Option and the change-in-control price.
The estimated cost of these payments and benefits (assuming no Alternative Award) is reflected in the table above. The payment related to unvested LTI was calculated using the Trigger Date Closing Price.
Change-in-Control Severance-Eligible Termination
In addition to being eligible to receive the payments described above under “Change-in-Control,” each of the Active Named Executive Officers is eligible to participate in the Executive Severance Plan. Under this plan, had a change-in-control occurred on the Trigger
Date, and had such an Active Named Executive Officer’s terms and conditions of employment during the three-year period beginning with the Trigger Date (Employment Period) not satisfied specified standards, the Named Executive Officer could have terminated employment and received severance pay and related benefits. These standards include:

•	base pay no lower than the level paid before the change-in-control;

•	annual bonus opportunities at least as high as other Company executives;

•	participation in all long-term incentive compensation programs for key executives at a level at least as high as for other executives of the Company of comparable rank;

•	aggregate annual bonus and long-term compensation awards at least equal to the aggregate value of such awards for any of the three years prior to the change-in-control;

•
a pro rata annual bonus for any fiscal year that extends beyond the end of the three-year period at least equal to the same pro rata portion of any of the three annual bonuses granted prior to the change-in-control;

•	participation in all Company pension, deferred compensation, savings, and other benefit plans at the same level as or better than those made available to other similarly-situated officers;

•	vacation, indemnification, fringe benefits, and reimbursement of expenses on the same basis as other similarly-situated officers; and

•	a work location at the same office as the executive had immediately prior to the change-in-control, or within 50 miles of that location.
In addition, if the Company had terminated an Active Named Executive Officer’s employment without cause during the Employment Period, the executive would have received severance pay and related benefits. For these purposes, cause is defined as the executive’s conviction or plea of nolo contendere to a felony, dishonesty or gross misconduct which results or is intended to result in material damage to the Company’s business or reputation, or repeated, material, willful and deliberate violations by the executive of the executive’s obligations.
Had an Active Named Executive Officer listed in the table above qualified for severance pay as of the Trigger Date, the amount would have been two times the sum of the executive’s annual salary rate plus the average of the executive’s annual incentive awards for the three fiscal years prior to the change-in-control. If the executive would have received a greater net after-tax benefit by reducing the amount of severance pay below the U.S. Internal Revenue Code’s change-in-control excise tax threshold, the severance pay would have been reduced to an amount low enough to avoid that excise tax.
The executive’s related benefits would have included up to three years continuation of existing medical, dental, and long-term disability plan benefits.
The estimated cost of these payments and benefits is reflected in the table above, using the Trigger Date Closing Price and the actuarial present value of continuation of benefits using the same assumptions or principles that are used by the Company for financial reporting purposes under GAAP.
If severance pay and related benefits had become due because the executive voluntarily terminated employment because the Company failed to provide the terms and conditions specified above during the Employment Period, payment would have been delayed for six months in order to comply with Section 409A.

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Potential Payments upon Termination or Change-in-Control at 2018 Fiscal Year-End

Separation Arrangements for Mr. Hele
In June, 2018, the Company entered into a separation agreement with former Executive Vice President and Chief Financial Officer John C. R. Hele. Mr. Hele  remained employed in a special advisory capacity through September, 2018 and, by virtue of his age and service, retained his outstanding stock-based long-term incentive awards under their existing terms, notwithstanding the end of his employment. The Company entered into the separation agreement in order to secure Mr. Hele's release and other obligations under the agreement, and to promote a smooth transition.
In his separation agreement, Mr. Hele released claims against the Company and those associated with it. Mr. Hele’s agreement also modified his post-employment obligations to provide that he may not interfere with Company business, or solicit individuals associated with the Company and its affiliates to leave or to perform services for anyone else, for 12 months following the end of his employment. Mr. Hele also may not disparage the Company and those associated with it. Mr. Hele may also forfeit his outstanding Performance Shares if he associates with any of the competitors the Company uses to determine relative total shareholder return performance under recent Performance Share awards.

In October, 2018, Mr. Hele entered into a supplementary general release with MetLife. Company management subsequently recommended that the Board of Directors approve a payment to Mr. Hele, based on 2018 Company performance and Mr. Hele’s performance, and the Board approved a $1,500,000 payment on that basis. The Board considered and reviewed a number of aspects of Mr. Hele's performance in approving this payment:

•
As the Company’s CFO through April 2018, Mr. Hele contributed to the Company’s achievements in exceeding the 2018 Business Plan, ensuring execution of savings commitments, remediating material weaknesses, and disposing the Company’s remaining ownership of Brighthouse Financial.

•
Through the end of his employment on September 30, 2018, Mr. Hele served as Special Actuarial Advisor, assisting management with knowledge transfer and ongoing projects such as embedded value measures, regulatory inquiries, and audits.

•	Mr. Hele honored all of his commitments and responded effectively to all management requests in a satisfactory manner.
The payment is reflected in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table.

2019 Proxy Statement	112

Pay Ratio

Pay Ratio
MetLife has calculated a reasonable estimate of the ratio of the CEO’s compensation to that of a median employee, using methods consistent with SEC rules for that purpose.
MetLife has determined the 2018 median employee using the same compensation information and method it used to determine the 2017 median employee, as it described in its 2018 Proxy Statement. The Company believes there have been no changes that would significantly affect its pay ratio because it has not significantly changed its employee population or employee compensation arrangements. However, it is not appropriate for MetLife to use the median employee it identified for 2017 because of a change to that employee's circumstances, i.e., a promotion substantially changed the employee's compensation arrangements. As a result, the Company has used another employee whose compensation is substantially similar to the 2017 median employee, based on the same compensation measures.

The determination of the total compensation of the median employee for calendar year 2018 included salary and incentive compensation earned in 2018, employer contributions to defined contribution plans, change in pension value, estimated cost of group medical and dental benefits, and recognition awards. The median employee’s total compensation required no annualization.
The median employee’s 2018 total compensation was $73,464. The CEO’s 2018 total compensation was $17,439,109, which is 12,364 higher than the total column of the Summary Compensation Table due to the addition of the estimated cost of group medical and dental benefits. The resulting ratio of CEO to median employee 2018 total compensation was approximately 237:1.

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Security Ownership of Directors and Executive Officers

OTHER INFORMATION
Security Ownership of Directors and Executive Officers
The table below shows the number of MetLife equity securities beneficially owned by each of the Directors and Named Executive Officers of MetLife and all the Directors and Executive Officers as a group. Other than as disclosed in note (6) below, information in this table is reported as of April 22, 2019.
Securities beneficially owned include, to the extent applicable to a Director, Named Executive Officer, or Executive Officer:

•	securities held in each individual’s name;

•	securities held by a broker for the benefit of the individual;

•	securities which the individual could acquire within the following 60 days (as described in notes (3) and (4) below);

•	securities held indirectly in the 401(k) Plan; and

•	other securities for which the individual may directly or indirectly have or share voting power or investment power (including the power to direct the disposition of the securities).
As of April 22, 2019, none of the Directors or Executive Officers of the Company beneficially owned any of the Company’s Preferred Stock.

	Common Stock

Name	Amount and Nature of Beneficial Ownership (1)(2)(3)(4)	Percent of Class

Steven A. Kandarian	1,751,672	*
Steven J. Goulart	348,483	*
Cheryl W. Grisé	18,032	*
Carlos M. Gutierrez	25,225	*
Gerald L. Hassell	14,476	*
John C. R. Hele	77,854	*
David L. Herzog	5,858	*
R. Glenn Hubbard	54,361	*
Alfred F. Kelly, Jr.	23,742	*
Edward J. Kelly, III	2,964	*
William E. Kennard	19,629	*
Michel A. Khalaf	175,197	*
James M. Kilts (5)	30,802	*
Catherine R. Kinney	44,630	*
Martin J. Lippert	350,417	*
John McCallion	49,005	*
Diana McKenzie	2,187	*
Denise M. Morrison	15,384	*
Board of Directors of MetLife, but not in each Director’s individual capacity (6)	147,240,587	15.4%
All Directors and Executive Officers, as a group (7)	2,981,780	*

*	Number of Shares represents less than one percent of the number of Shares outstanding as of April 22, 2019.

1	Each Director and Named Executive Officer has sole voting and investment power over the Shares shown in this column opposite his or her name, except as indicated in notes (2), (3) and (4) below.

2
Includes, in the case of William E. Kennard 10 Shares held by the MetLife Policyholder Trust allocated to him in his individual capacity as a beneficiary of the MetLife Policyholder Trust. Directors and Executive Officers as of April 22, 2019, as a group, were allocated 10 Shares as beneficiaries of the MetLife Policyholder Trust in their individual capacities. The beneficiaries have sole investment power and shared voting power with respect to such Shares. Note (6) below describes additional beneficial ownership attributed to the Board of Directors as an entity, but not to any Director in an individual capacity, of Shares held by the MetLife Policyholder Trust.

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Security Ownership of Directors and Executive Officers

3
Includes Shares that are subject to Stock Options which were granted under the MetLife, Inc. 2005 Stock and Incentive Plan and the 2015 Stock and Incentive Plan, are exercisable on April 22, 2019 or become so within 60 days thereafter, and have an exercise price lower than the closing price on April 22, 2019. The number of such Stock Options held by each Named Executive Officer is shown in the following table:

Name	Number of Stock Options Exercisable Within 60 Days	Name	Number of Stock Options Exercisable Within 60 Days	Name	Number of Stock Options Exercisable Within 60 Days

Steven A. Kandarian	1,288,795	Michael A. Khalaf	152,617	Steven J. Goulart	240,494
John D. McCallion	26,080	Martin J. Lippert	242,881

All Executive Officers as of April 22, 2019, as a group, held 1,984,271 Stock Options exercisable within 60 days following April 22, 2019. None of the Directors, except for Mr. Kandarian, held any Stock Options as of April 22, 2019.

4
Includes Shares deferred under the Company’s nonqualified deferred compensation program (Deferred Shares) that the Director or Named Executive Officer could acquire within 60 days following April 22, 2019, such as by ending employment or service as a Director, or by taking early distribution of the Shares (in some cases with a 10% reduction as provided under the applicable deferred compensation plan). The number of such Deferred Shares held by individual Directors and Named Executive Officers is shown in the following table:

Name	Number of Deferred Shares That Can Be Acquired Within 60 Days	Name	Number of Deferred Shares That Can Be Acquired Within 60 Days	Name	Number of Deferred Shares That Can Be Acquired Within 60 Days

Cheryl W. Grisé	13,324	Alfred F. Kelly, Jr.	5,710	James M. Kilts	9,616
Gerald L. Hassell	4,447	Edward J. Kelly, III	2,964	Catherine R. Kinney	30,778
David L. Herzog	678	William E. Kennard	19,619	Diana L. McKenzie	2,187
R. Glenn Hubbard	46,583

The number of Deferred Shares reflected in the table immediately above includes Deferred Shares acquirable within 60 days even if the Company would delay delivery of Shares in order to comply with Section 409A to a date outside the 60 day period. All Directors and Executive Officers as of April 22, 2019, as a group, held 135,906 Deferred Shares that could be acquired within 60 days following April 22, 2019.

5	Includes 236 Shares held by a limited partnership in which Mr. Kilts and members of his family hold indirect interests.

6
This information is reported as of February 14, 2019. The Board of Directors of MetLife, as an entity, but not any Director in his or her individual capacity, is deemed to beneficially own the Shares held by the MetLife Policyholder Trust because the Board will direct the voting of those Shares on certain matters submitted to a vote of shareholders. This number of Shares deemed owned by the Board of Directors is reflected in Amendment No. 76 to Schedule 13D referred to under the heading “Security Ownership of Certain Beneficial Owners."

7
Does not include Shares held by the MetLife Policyholder Trust that are beneficially owned by the Board of Directors, as an entity, as described in note (6). Includes the Shares in the MetLife Policyholder Trust allocated to the Directors and Executive Officers in their individual capacities, as described in note (2). Includes 1,984,271 Shares that are subject to Stock Options that are exercisable, and 148,359 Deferred Shares that could be acquired, within 60 days following April 22, 2019, by all Directors and Executive Officers of the Company, as a group, as described in notes (3) and (4), respectively.

2019 Proxy Statement	115

Deferred Shares Not Beneficially Owned and Deferred Share Equivalents /
Section 16(a) Beneficial Ownership Reporting Compliance

Deferred Shares Not Beneficially Owned and Deferred Share Equivalents
The following table presents additional items that align the Directors’ and Named Executive Officers’ interests with those of the Company’s shareholders because their values depend on the price of Shares, but do not represent beneficial ownership of Shares. Deferred Shares that could not be acquired within 60 days following April 22, 2019 are not considered beneficially owned. Deferred cash compensation or auxiliary cash benefits measured in Share value (Deferred Share Equivalents) are not considered Shares beneficially owned because their payment is not made in Shares. The following table sets forth information on Deferred Shares that could not be acquired within 60 days following April 22, 2019 and Deferred Share Equivalents as of April 22, 2019.

Name	Deferred Shares Not Bene- ficially Owned	Deferred Share Equi- valents

Steven A. Kandarian	166,530	—
Cheryl W. Grisé	39,501	—
Gerald L. Hassell	—	1,778
David L. Herzog	2,712	—
R. Glenn Hubbard	—	22,276
Alfred F. Kelly, Jr.	18,833	—
Edward J. Kelly, III	11,855	—
James M. Kilts	43,333	11,602

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires the Company’s Directors, certain officers of the Company, and beneficial owners of more than 10% of the Shares to file with the SEC initial reports of ownership and reports of changes in ownership of Shares and other equity securities of the Company. Based solely upon a review of the filings furnished to the Company during 2018 or written representations that no Form 5 was required, the Company believes that all filings required to be made by reporting persons were timely made in accordance with the requirements of the Exchange Act.

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Security Ownership of Certain Beneficial Owners

Security Ownership of Certain Beneficial Owners
The following persons have reported to the SEC beneficial ownership of more than five percent of the Shares:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

Beneficiaries of the MetLife Policyholder Trust (1) c/o Wilmington Trust Company, as Trustee Rodney Square North 1100 North Market Street Wilmington, DE 19890	147,240,587	15.4%
BlackRock, Inc. (2) 55 East 52nd Street New York, NY 10055	72,555,303	7.4%
The Vanguard Group (3) 100 Vanguard Blvd. Malvern, PA 19355	67,457,918	6.83%

1
The Board of Directors of the Company has reported to the SEC that, as of February 14, 2019, it, as an entity, had shared voting power over 147,240,587 Shares held in the MetLife Policyholder Trust. The Board’s report is in Amendment No. 76, filed on February 22, 2019, to the Board’s Schedule 13D. MetLife created the trust when MLIC, a wholly-owned subsidiary of MetLife, converted from a mutual insurance company to a stock insurance company in April 2000. At that time, eligible MLIC policyholders received beneficial ownership of Shares, and MetLife transferred these Shares to a trust, which is the record owner of the Shares. Wilmington Trust Company serves as trustee. The trust beneficiaries have sole investment power over the Shares, and can direct the trustee to vote their Shares on matters identified in the trust agreement that governs the trust. However, the trust agreement directs the trustee to vote the Shares held in the trust on some shareholder matters as recommended or directed by MetLife’s Board of Directors and, on that account, the Board, under SEC rules, shares voting power with the trust beneficiaries and the SEC has considered the Board, as an entity, a beneficial owner under the rules.

2
This information is based solely on a Schedule 13G/A filed with the SEC on February 6, 2019 by BlackRock, Inc., which reported beneficial ownership as of December 31, 2018 of 72,555,303 Shares, constituting 7.4% of the Shares, with sole voting power with respect to 63,328,787 of the Shares, sole dispositive power with respect to 72,555,303 of the Shares, and shared voting and dispositive power with respect to 0 of the Shares.

3
This information is based solely on a Schedule 13G/A filed with the SEC on February 11, 2019 by The Vanguard Group, which reported beneficial ownership as of December 31, 2018 of 67,457,918 Shares, constituting 6.83% of the Shares, with sole voting power with respect to 1,075,479 of the Shares, sole dispositive power with respect to 66,196,593 of the Shares, shared voting power with respect to 197,849 of the Shares, and shared dispositive power with respect to 1,261,325 of the Shares.

2019 Proxy Statement	117

Information About the Annual Meeting, Proxy Voting, and Other Information

Information About the Annual Meeting, Proxy Voting, and Other Information
The Board is not aware of any matters to be presented for a vote at the Annual Meeting other than those described in this Proxy Statement. If any other matters properly arise at the meeting, your proxy, together with the other proxies received, will be voted at the discretion of the proxy holders designated on the proxy card.
Accessing your proxy materials
MetLife is using “notice and access” procedures to distribute its proxy materials to its shareholders. MetLife is mailing a Notice of Internet Availability of Proxy Materials (Notice) to shareholders. Shareholders who received the Notice may access the proxy materials over the Internet or, on request, receive a paper copy of the materials by mail or an e-mail copy. The Notice includes instructions on how to access the materials over the Internet and how to request a paper or e-mail copy. The Notice further provides instructions on how shareholders may elect to receive proxy materials in the future in printed form or by electronic mail.
Some of our shareholders, including shareholders who previously asked to receive paper copies of the proxy materials, will receive paper copies of the proxy materials.
Electronic delivery of the proxy statement and annual report to shareholders
If you are a shareholder of record, you may choose to receive future proxy statements and annual reports to shareholders electronically by consenting to electronic delivery online by accessing your account at: www.computershare.com/metlife. If you choose to receive your proxy materials electronically, your choice will remain in effect until you notify MetLife that you wish to discontinue electronic delivery of these documents. You may provide your notice to MetLife by accessing your account via the Internet at www.computershare.com/metlife.
If you hold your Shares in street name in a stock brokerage account or at a bank or other nominee, refer to the information provided by that entity for instructions on how to elect this option.
Attending the Annual Meeting
MetLife shareholders of record or their duly appointed proxies are entitled to attend the Annual Meeting. Each shareholder may appoint only one representative to attend the Annual Meeting on his, her or its behalf.

Holders of record. If you are a MetLife shareholder of record and wish to attend the meeting, you will be required to bring an admission ticket. If you received your proxy materials by mail, your admission ticket will be your Notice of Internet Availability, proxy card (shareholders of record only) or voting instruction form (beneficial owners only). If you received your proxy materials by email, you will be given an opportunity to print an admission ticket after you vote online. We encourage shareholders to pre-register in advance of the Annual Meeting by visiting www.proxyvote.com. On the day of the meeting, please bring your admission ticket, together with government issued photo identification such as a driver’s license or passport, which you will be asked to present to gain entrance to the meeting at 200 Park Avenue, New York, New York.
Holders in street name. Beneficial owners whose Shares are held in street name in a stock brokerage account or by a bank or other nominee also are entitled to attend the meeting. However, because the Company may not have evidence that you are a beneficial owner, you will need to bring proof of your ownership, together with government issued photo identification such as a driver’s license or passport, to be admitted to the meeting. A recent statement or letter from the record owner (your bank, broker or other nominee) confirming your beneficial ownership, together with such photo identification, will be acceptable proof.
Shares outstanding and holders of record entitled to vote at the Annual Meeting
There were 951,815,687 Shares outstanding as of the April 22, 2019 record date. Each of those Shares is entitled to one vote on each matter to be voted on at the Annual Meeting.
All holders of record of Shares at the close of business on the April 22, 2019 record date are entitled to vote at the Annual Meeting.
Your vote is important
Whether or not you plan to attend the Annual Meeting, please take the time to vote your Shares as soon as possible. You may vote your Shares on the Internet, by using a toll-free telephone number or by mailing your proxy card (see your Notice or proxy card for complete instructions, or refer to the instructions that follow).

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Information About the Annual Meeting, Proxy Voting, and Other Information

Voting your Shares
Holders of record. If you are a shareholder of record or a duly appointed proxy of a shareholder of record, you may vote by:

•	attending the Annual Meeting and voting in person;

•	voting on the Internet or by telephone no later than 11:59 p.m., Eastern Time, June 17, 2019; or

•	mailing your proxy card so that it is received by MetLife, to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 prior to the Annual Meeting.
Instructions about these ways to vote appear on your Notice or proxy card. If you vote on the Internet or by telephone, please have your Notice or proxy card available for reference when you vote.
For shareholders of record, votes submitted by mail, on the Internet or by telephone will be voted by the individuals named on the proxy card in the manner you indicate. If you do not specify how your Shares are to be voted, the proxies will vote your Shares FOR Proposal 1 (election of each Director nominee), Proposal 2 (ratification of appointment of independent auditor) and Proposal 3 (advisory vote to approve compensation paid to the Company’s Named Executive Officers).
Holders in street name. If you are a beneficial owner whose Shares are held in street name and you wish to vote in person at the Annual Meeting, you must contact your bank, broker or other nominee to obtain its proxy. Bring that document with you to the meeting.
If you do not instruct your broker how to vote on Proposals 1 or 3, your Shares will not be voted (a Broker Non-Vote). See “Tabulation of abstentions and Broker Non-Votes” following for additional details. Contact your bank, broker or other nominee directly if you have questions.
Changing your vote or revoking your proxy after it is submitted
Holders of record. You may change your vote or revoke your proxy by:

•	subsequently voting on the Internet or by telephone no later than 11:59 p.m., Eastern Time, June 17, 2019;

•	signing another proxy card with a later date and returning it so that it is received by MetLife, at Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 prior to the Annual Meeting;

•
sending your notice of revocation so that it is received by MetLife, to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 prior to the Annual Meeting or sending your notice of revocation to MetLife via the Internet at www.proxyvote.com no later than 11:59 p.m., Eastern Time, June 17, 2019; or

•	attending the Annual Meeting and voting in person.
Holders in street name. If you hold your shares in street name in a stock brokerage account or at a bank or other nominee, please contact the brokerage firm, bank or other nominee for instructions on how to change your vote.
Voting by participants in the MetLife 401(k) Plan
The Bank of New York Mellon is trustee for the portion of the 401(k) Plan which is invested in the MetLife Company Stock Fund. As trustee, it will vote the Shares in the 401(k) Plan in accordance with the voting instructions given by 401(k) Plan participants to the trustee. Instructions on voting appear on the voting instruction form distributed to 401(k) Plan participants. 401(k) Plan participants should return their proxy cards to Broadridge, the MetLife 401(k) Plan proxy tabulator, with their voting instructions no later than 11:59 p.m., Eastern Time, June 13, 2019. The trustee will generally vote the Shares held by the 401(k) Plan for which it does not receive voting instructions in the same proportion as the Shares held by such plan for which it does receive voting instructions.
Voting of Shares held in the MetLife Policyholder Trust
The beneficiaries of the MetLife Policyholder Trust may direct Wilmington Trust Company, as trustee, to vote their Shares held in the trust on certain matters that are identified in the trust agreement governing the trust, including approval of mergers and contested Directors’ elections. On all other matters, the trust agreement directs the trustee to vote the Shares held in the trust as recommended or directed by the Company’s Board of Directors. The beneficiaries of the trust may not direct the trustee to vote their shares on any matters to be presented at the Annual Meeting.
Vote required to elect Directors
Under the Company’s By-laws, in an uncontested election, such as the election of Directors at the Annual Meeting, the vote of a majority of the votes cast with respect to a Director’s election at a meeting at which a quorum is present will determine the election of the Director.

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Information About the Annual Meeting, Proxy Voting, and Other Information

Under Delaware law, a Director holds office until the Director’s successor is elected and qualified or until the Director’s earlier resignation or removal. The Company’s By-Laws provide that, following the certification of the shareholder vote in an uncontested election, such as the election of Directors at the Annual Meeting, any incumbent Director who is a nominee for election as Director who receives a greater number of votes “against” his or her election than votes “for” his or her election will promptly tender his or her resignation. The Governance and Corporate Responsibility Committee of the Board will promptly consider the offer to resign and recommend to the Board whether to accept or reject it. The Board of Directors will decide within 90 days following certification of the shareholder vote whether to accept or reject the resignation. The Board’s decision and, if applicable, the reasons for rejecting the resignation, will be disclosed in a Current Report on Form 8-K filed with the SEC.
Vote required to approve matters other than the election of Directors
The affirmative vote of the holders of a majority of the Shares voting will be sufficient to ratify the appointment of Deloitte as MetLife’s independent auditor for 2019 (Proposal 2) and to approve the advisory vote to approve the compensation paid to the Company’s Named Executive Officers (Proposal 3).
Tabulation of abstentions and Broker Non-Votes
If a shareholder abstains from voting as to the election of Directors (Proposal 1), the ratification of the appointment of Deloitte as MetLife’s independent auditor for 2019 (Proposal 2), or the approval of the advisory vote to approve the compensation paid to the Company’s Named Executive Officers (Proposal 3), the shareholder’s Shares will not be counted as voting for or against that matter.
If you are a beneficial owner whose Shares are held in street name and you do not submit voting instructions to your broker, your broker may generally vote your Shares in its discretion on routine matters. Proposal 2 is considered routine and may be voted upon by your broker if you do not submit voting instructions. However, brokers do not have the discretion to vote their clients’ Shares on non-routine matters, unless the broker receives voting instructions from the beneficial shareholder. Proposals 1 and 3 are considered non-routine matters. Consequently, if your Shares are held in street name, you must provide your broker with instructions on how to vote your Shares in order for your Shares to be voted on these proposals. If a broker does not cast a vote as to Proposal 1 or Proposal 3, the absence of a vote will have the same effect on those proposals as an abstention, and will not affect the outcome of the vote.
Quorum
To conduct business at the Annual Meeting, a quorum must be present. A quorum will be present if shareholders of record of one-third or more of the Shares entitled to vote at the meeting are present in person or are represented by proxies. Abstentions and Broker Non-Votes will be counted to determine whether a quorum is present.

	Proposal	Vote Required	Effect of Abstentions	Effect of Broker Non-Votes

1.	Election of 12 Directors to one-year terms	Majority of Shares voted (1)	No effect	No effect
2.	Ratification of the appointment of Deloitte & Touche LLP as MetLife’s independent auditor for 2019	Majority of Shares voted	No effect	Not applicable
3.	Advisory vote to approve compensation paid to the Company’s Named Executive Officers	Majority of Shares voted	No effect	No effect

1	See “Vote required to elect Directors” above.

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Information About the Annual Meeting, Proxy Voting, and Other Information

Inspector of Election and confidential voting
The Board of Directors has appointed an agent of Broadridge Financial Solutions to be Inspector of Election at the Annual Meeting. The Company’s By-Laws provide for confidential voting.
Directors’ attendance at annual meetings of shareholders
Directors are expected to attend annual meetings of shareholders, and 10 out of 11 Directors serving at that time attended MetLife’s 2018 annual meeting of shareholders.
Cost of soliciting proxies for the Annual Meeting
The Company has retained Georgeson LLC to assist with the solicitation of proxies from the Company’s shareholders of record. For these services, the Company will pay Georgeson LLC a fee of approximately $12,500, plus expenses. The Company also will reimburse banks, brokers or other nominees for their costs of sending the Company’s proxy materials to beneficial owners. Directors, officers or other MetLife employees also may solicit proxies from shareholders in person, or by telephone, facsimile transmission or other electronic means of communication, but will not receive any additional compensation for such services.
Deadline for submission of shareholder proposals and nominations for the 2020 annual meeting of shareholders
Rule 14a-8 under the Exchange Act establishes the eligibility requirements and the procedures that must be followed for a shareholder’s proposal to be included in a public company’s proxy materials. Under the Rule, proposals submitted for inclusion in MetLife’s 2020 proxy materials must be received by MetLife, Inc. at 200 Park Avenue, New York, NY 10166, Attention: Corporate Secretary, on or before the close of business on December 27, 2019. If the Company changes this deadline, it will disclose that fact and the new deadline in a Quarterly Report on Form 10-Q or a Current Report on Form 8-K. Proposals must comply with all the requirements of Rule 14a-8.
MetLife’s By-Laws permit a shareholder, or a group of up to 20 shareholders, owning Shares continuously for at least three years representing an aggregate of at least three percent of the voting power entitled to vote in the election of Directors, to nominate and include in MetLife’s proxy materials Director nominees constituting up to the greater of two nominees or 20% of MetLife’s Board, provided that the shareholders and the Director nominees satisfy the requirements in the By-Laws. Notice of Director nominees for inclusion in the proxy materials must be received by our Corporate Secretary at the address below no earlier than the close of business on January 20, 2020 and no later than the close of business on February 19, 2020.
A shareholder may present a matter for consideration at MetLife’s 2020 annual meeting of shareholders (including any shareholder proposal not submitted under Rule 14a-8 or any Director nomination) without requesting that the matter be included in the Company’s Proxy Statement. To do so, the shareholder must deliver to the MetLife Corporate Secretary no earlier than the close of business on January 20, 2020 and no later than the close of business on February 19, 2020 or such other date as may be announced by the Company in accordance with its By-Laws a notice containing the information required by the advance notice and other provisions of the Company’s By-Laws. Copies of the By-Laws may be obtained by written request to MetLife, Inc., 200 Park Avenue, New York, NY 10166, Attention: Corporate Secretary. The By-Laws also are available on MetLife’s website at www.metlife.com/about-us/corporate-governance/ by selecting the appropriate category under the heading “Related Links.”
Where to find the voting results of the Annual Meeting
The Company will announce preliminary voting results at the Annual Meeting and publish preliminary or final voting results in a Form 8-K within four business days following the meeting. If only preliminary voting results are available for reporting in the Form 8-K, the Company will amend the Form 8-K to report final voting results within four business days after the final voting results are known.
Principal executive offices
The principal executive offices of MetLife are at 200 Park Avenue, New York, NY 10166.
Communications with the Company’s Directors
The Board of Directors provides procedures through which security holders may send written communications to individual Directors or the Board of Directors, and procedures through which interested parties may submit communications to the Non-Management Directors. In addition, the Audit Committee of the Board of Directors provides procedures through which interested

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Information About the Annual Meeting, Proxy Voting, and Other Information

parties may submit communications regarding accounting, internal accounting controls or auditing matters to the Audit Committee. Information about these procedures is available on MetLife’s website at www.metlife.com/about-us/corporate-governance/ by selecting “Corporate Conduct” and then the appropriate link under the “Corporate Conduct” section.
Forward-Looking Statements
This Proxy Statement may contain or incorporate by reference information that includes or is based upon forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give expectations or forecasts of future events. These statements can be identified by the fact that they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “will,” “drive,” “become,” “transform,” “continue,” and other words and terms of similar meaning, or are tied to future periods, in connection with a discussion of future financial performance. In particular, these include statements relating to future actions, prospective services or products, future performance or results of current and anticipated services or products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, trends in operations and financial results.
Any or all forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many such factors will be important in determining the actual future results of MetLife, its subsidiaries and affiliates. These statements are based on current expectations and the current economic environment. They involve a number of risks and uncertainties that are difficult to predict. These statements are not guarantees of future performance. Actual results could differ materially from those expressed or implied in the forward-looking statements. Risks, uncertainties, and other factors that might cause such differences include the risks, uncertainties and other factors identified in MetLife’s 2018 Form 10-K, any Quarterly Reports on Form 10-Q or Current Report on Form 8-K filed by MetLife with the SEC after the date of the 2018 Form 10-K under the captions “Note Regarding Forward-Looking Statements” or “Risk Factors,” and other filings MetLife makes with the SEC. MetLife does not undertake any obligation to publicly correct or update any forward-looking statement if MetLife later becomes aware that such statement is not likely to be achieved. Please consult any further disclosures MetLife makes on related subjects in reports to the SEC.
MetLife’s Annual Report on Form 10-K
MetLife, Inc. will provide to shareholders without charge, upon written request, a copy of MetLife, Inc.’s Annual Report on Form 10-K (including financial statements and financial statement schedules, but without exhibits) for the fiscal year ended December 31, 2018. MetLife, Inc. will furnish to requesting shareholders any exhibit to the 2018 Form 10-K upon the payment of reasonable expenses incurred by MetLife, Inc. in furnishing such exhibit. Requests should be directed to MetLife Investor Relations, MetLife, Inc., 200 Park Avenue, New York, New York 10166 or via the Internet by going to http://investor.metlife.com and selecting “Request for Information ” under the "Shareholder Services" section. The 2018 Form 10-K may also be accessed at http://investor.metlife.com by selecting “SEC Filings” under the “Financials” section as well as at the website of the United States Securities and Exchange Commission at www.sec.gov.

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Appendix A – Compensation Discussion and Analysis Supplementary Information

APPENDIX A — COMPENSATION DISCUSSION AND ANALYSIS SUPPLEMENTARY INFORMATION
Comparator Group and MetLife Revenues, Total Assets and Market Capitalization

Comparator Group Company	Revenues ($) (1) (3)	Total Assets ($) (1) (4)	Market Capitalization ($) (2) (4)

Aflac Incorporated	21,758	140,406	34,411
The Allstate Corporation	39,815	112,249	27,433
American Express Company (6)	40,338	188,602	80,736
American International Group, Inc.	47,389	491,984	34,153
AXA S.A.(5)(7)	117,811	1,065,832	52,369
Bank of America Corporation (6)	91,247	2,354,507	238,251
Citigroup Inc. (6)	72,854	1,917,383	123,302
The Hartford Financial Services Group, Inc.	18,955	62,307	15,964
HSBC Holdings plc (5) (6)	53,780	2,558,124	165,201
JPMorgan Chase & Co. (6)	109,029	2,622,532	319,780
Manulife Financial Corporation (5) (8)	28,574	550,099	28,023
Morgan Stanley (6)	40,107	853,531	67,398
Prudential Financial, Inc.	62,992	815,078	33,494
Sun Life Financial Inc. (5) (8)	19,794	199,304	19,896
The Travelers Companies, Inc.	30,282	104,233	31,566
U.S. Bancorp (6)	22,637	467,374	73,501
Wells Fargo & Company (6)	86,408	1,895,883	211,104
MetLife (9)	67,941	687,538	39,361

1	Source: 2018 Annual Reports on Forms 10-K, 20-F, or 40-F as applicable, except source for AXA S.A.: registration document 2018-Annual Financial Report. Amounts in millions for 2018.

2	Source: Bloomberg.

3	Amounts in millions for fiscal year ended December 31, 2018.

4	Amounts in millions as of December 31, 2018.

5
Amounts reported for “Revenues" and “Total Assets” under International Financial Reporting Standards. Amount reported for “Revenues” combines financial statement lines for Revenues and Net Investment Result for comparability to GAAP Revenues. All other companies’ information reported under GAAP.

6
For these companies with banking operations, revenues are shown net of the interest expense associated with deposits, short-term borrowings, trading account liabilities, long-term debt, etc. This is consistent with the presentation in each company’s financial statements.

7	Amounts converted from Euros at €1 = U.S.$1.1452, the exchange rate as of December 31, 2018.

8	Amounts converted from Canadian dollars at CAD1 = U.S.$0.7332, the exchange rate as of December 31, 2018.

9	MetLife excludes Brighthouse Financial, which separated from MetLife in 2017.

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Appendix A – Compensation Discussion and Analysis Supplementary Information

AVIP Performance Funding Level and 2018 Calculation
The calculation has the following features:

•
Adjusted Earnings is adjusted to eliminate the impact (if any) of variable investment income on an after-tax basis that was higher or lower than the Business Plan goal by 10% or more (Adjusted Earnings for AVIP).

•
For each one percent deviation in Adjusted Earnings for AVIP within three percent above or below Business Plan, the AVIP Performance Funding Level moves one percent up or down. For each one percent deviation outside of that three percent corridor, the Performance Funding Level moves 2.5% up or down, to a threshold funding level of 50% or maximum funding level of 150%.

•	If Adjusted Earnings for AVIP were less than 50% of the Business Plan Goal, the performance metrics call for AVIP Performance Funding Level at zero – generating no funds for AVIP awards.
The Company’s Adjusted Earnings for AVIP produced the AVIP Performance Funding Level and resulting amount available for all AVIP awards for 2018 shown below.

($ in millions)

Adjusted Earnings (1)	5,214
Add (Subtract) shortfall (excess) of variable investment income, to the extent more than 10% lower (higher) than the Business Plan target	(22)
Sum is Adjusted Earnings for AVIP	5,192
Business Plan Adjusted Earnings goal	4,804
Adjusted Earnings for AVIP as a percentage of Business Plan Adjusted Earnings goal	108.1%
AVIP Performance Funding Level (for Adjusted Earnings for AVIP of 108.1% of Business Plan goal): 100% + 3% + (5.1 x 2.5%) = 115.7%	115.7%
Total target-performance planning amount of all employees’ AVIP (the AVIP Planning Target)	456
Total amount available for all AVIP equals AVIP Performance Funding Level times AVIP Planning Target	528

1	The Compensation Committee modified 2018 Adjusted Earnings for certain items. See “Annual Incentive Awards” in "How Did We Compensate Our CEO and Other Named Executive Officers?"

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Appendix A – Compensation Discussion and Analysis Supplementary Information

Performance Share and Performance Unit
Performance Factor

	Adjusted ROE Performance as a Percentage of Business Plan Goal (%)	Performance Factor (%)

Below Threshold	0-79	0
Threshold	80	25
Target	100	100
Maximum	120	175
Above Maximum	121+	175

	TSR Performance as a Percentile of Peers	Performance Factor (%)

Below Threshold	0-24th %tile	0
Threshold	25th %tile	25
Target	50th %tile	100
Maximum	87.5th %tile	175
Above Maximum	87.6th-99th %tile	175

The performance metrics call for a cap to the entire performance factor at 100% if the Company’s TSR for the performance period is zero or negative.

Performance Share and Performance Unit TSR Peer Group

• Aegon N.V.*	• Legal & General Group PLC
• Aflac Incorporated	• Lincoln National Corporation
• AIA Group Limited*	• Manulife Financial Corporation
• Allianz SE	• Ping An Insurance (Group) Company of China, Ltd.*
• The Allstate Corporation	• Principal Financial Group, Inc.
• American International Group, Inc.	• Prudential Financial, Inc.
• Assicurazioni Generali S.p.A.*	• Prudential plc
• Aviva PLC*	• Sun Life Financial Inc.**
• AXA S.A.	• Torchmark Corporation**
• Chubb Limited**	• The Travelers Companies, Inc.
• The Dai-ichi Life Insurance Company, Limited	• Unum Group
• The Hartford Financial Services Group Inc.	• Zurich Financial Services AG

*	Excluded beginning with the 2019-2021 Performance Period.

**	Included beginning with the 2019-2021 Performance Period.

2019 Proxy Statement	A-3

Appendix B – Non-GAAP and Other Financial Disclosures

APPENDIX B – NON-GAAP AND OTHER FINANCIAL DISCLOSURES

Any references in this Proxy Statement (except in this section and the tables that accompany this section) to:		should be read as, respectively:

(i)	net income (loss);	(i)	net income (loss) available to MetLife, Inc.’s common shareholders;

(ii)	net income (loss) per share;	(ii)	net income (loss) available to MetLife, Inc.’s common shareholders per diluted common share;

(iii)	adjusted earnings;	(iii)	adjusted earnings available to common shareholders;

(iv)	adjusted earnings per share;	(iv)	adjusted earnings available to common shareholders per diluted common share;

(v)	book value per share;	(v)	book value per common share;

(vi)	book value per share, excluding AOCI other than FCTA;	(vi)	book value per common share, excluding AOCI other than FCTA;

(vii)	premiums, fees and other revenues;	(vii)	premiums, fees and other revenues (adjusted);

(viii)	return on equity;	(viii)	return on MetLife, Inc.’s common stockholders’ equity;

(ix)	return on equity, excluding AOCI other than FCTA; and	(ix)	return on MetLife, Inc.’s common stockholders’ equity, excluding AOCI, other than FCTA; and

(x)	adjusted return on equity, excluding AOCI other than FCTA.	(x)	adjusted return on MetLife, Inc.’s common stockholders’ equity, excluding AOCI other than FCTA.

In this Proxy Statement, MetLife presents certain measures of its performance that are not calculated in accordance with accounting principles generally accepted in the United States of America (GAAP). MetLife believes that these non-GAAP financial measures enhance the understanding of MetLife’s performance by highlighting the results of operations and the underlying profitability drivers of the business.
The following non-GAAP financial measures should not be viewed as substitutes for the most directly comparable financial measures calculated in accordance with GAAP:

2019 Proxy Statement	B-1

Appendix B – Non-GAAP and Other Financial Disclosures

Non-GAAP financial measures:		Comparable GAAP financial measures:

(i)	adjusted premiums, fees and other revenues;	(i)	premiums, fees and other revenues;

(ii)	adjusted premiums, fees and other revenues, excluding pension risk transfer;	(ii)	premiums, fees and other revenues;

(iii)	capitalization of deferred policy acquisition costs (DAC), as reported on an adjusted basis;	(iii)	capitalization of DAC;

(iv)	other expenses, as reported on an adjusted basis;	(iv)	other expenses;

(v)	adjusted earnings available to common shareholders;	(v)	net income (loss) available to MetLife, Inc.’s common shareholders;

(vi)	adjusted earnings available to common shareholders, excluding total notable items;	(vi)	net income (loss) available to MetLife, Inc.’s common shareholders;

(vii)	adjusted earnings available to common shareholders per diluted common share;	(vii)	net income (loss) available to MetLife, Inc.’s common shareholders per diluted common share;

(viii)	adjusted earnings available to common shareholders, excluding total notable items per diluted common share;	(viii)	net income (loss) available to MetLife, Inc.’s common shareholders per diluted common share;

(ix)	adjusted return on equity;	(ix)	return on equity;

(x)	adjusted return on equity, excluding AOCI other than FCTA;	(x)	return on equity;

(xi)	adjusted return on equity, excluding total notable items (excludes AOCI other than FCTA);	(xi)	return on equity;

(xii)	adjusted return on equity, excluding net equity of assets and liabilities of disposed subsidiary (excludes AOCI other than FCTA);	(xii)	return on equity;

(xiii)
adjusted return on equity, excluding net equity of assets and liabilities of disposed subsidiary, total notable items, MetLife’s equity investment in Brighthouse Financial, Inc. common stock from the Separation through 2017 year-end and costs associated with separation-related items (excludes AOCI other than FCTA);
		(xiii)	return on equity;

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Appendix B – Non-GAAP and Other Financial Disclosures

(xiv)	MetLife, Inc.’s common stockholders’ equity, excluding AOCI other than FCTA;	(xiv)	MetLife, Inc.’s stockholders’ equity;

(xv)	MetLife, Inc.’s common stockholders’ equity, excluding total notable items (excludes AOCI other than FCTA);	(xv)	MetLife, Inc.’s stockholders’ equity;

(xvi)	MetLife, Inc.’s common stockholders’ equity, excluding net equity of assets and liabilities of disposed subsidiary (excludes AOCI other than FCTA);	(xvi)	MetLife, Inc.’s stockholders’ equity;

(xvii)
MetLife, Inc.’s common stockholders’ equity, excluding net equity of assets and liabilities of disposed subsidiary, total notable items, MetLife’s equity investment in Brighthouse Financial, Inc. common stock from the Separation through 2017 year-end and costs associated with separation-related items (excludes AOCI other than FCTA)
		(xvii)	MetLife, Inc.’s stockholders’ equity;

(xviii)	book value per common share, excluding AOCI other than FCTA;	(xviii)	book value per common share;

(xix)	free cash flow of all holding companies;	(xix)	MetLife, Inc. (parent company only) net cash provided by (used in) operating activities;

(xx)	adjusted expense ratio;	(xx)	expense ratio;

(xxi)	adjusted expense ratio, excluding total notable items related to other expenses;	(xxi)	expense ratio;

(xxii)	adjusted expense ratio, excluding total notable items related to other expenses and PRT;	(xxii)	expense ratio;

(xxiii)	direct expense ratio; and	(xxiii)	expense ratio; and

(xxiv)	direct expense ratio, excluding total notable items related to direct expenses and PRT.	(xxiv)	expense ratio.
Reconciliations of these non-GAAP measures to the most directly comparable GAAP measures are included in this section. Reconciliations of these non-GAAP measures to the most directly comparable GAAP measures is not accessible on a forward-looking basis because we believe it is not possible without unreasonable efforts to provide other than a range of net investment gains and losses and net derivative gains and losses, which can fluctuate significantly within or outside the range and from period to period and may have a material impact on net income.
MetLife’s definitions of the various non-GAAP and other financial measures discussed in this Proxy Statement may differ from those used by other companies:
Adjusted earnings and related measures

•	adjusted earnings available to common shareholders;

•	adjusted earnings available to common shareholders on a constant currency basis;

•	adjusted earnings available to common shareholders, excluding total notable items;

•	adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis;

•	adjusted earnings available to common shareholders per diluted common share; and

•	adjusted earnings available to common shareholders, excluding total notable items per diluted common share.
These measures are used by management to evaluate performance and allocate resources. Consistent with GAAP guidance for segment reporting, adjusted earnings is also MetLife’s GAAP measure of segment performance. Adjusted earnings and other financial measures based on adjusted earnings are also the measures by which MetLife senior management’s and many other employees’ performance is evaluated for the purposes of determining their compensation

2019 Proxy Statement	B-3

Appendix B – Non-GAAP and Other Financial Disclosures

under applicable compensation plans. Adjusted earnings and other financial measures based on adjusted earnings allow analysis of MetLife's performance relative to its business plan and facilitate comparisons to industry results.
Adjusted earnings is defined as adjusted revenues less adjusted expenses, net of income tax. Adjusted loss is defined as negative adjusted earnings. Adjusted earnings available to common shareholders is defined as adjusted earnings less preferred stock dividends.
Adjusted revenues and adjusted expenses
These financial measures, along with the related adjusted premiums, fees and other revenues, focus on our primary businesses principally by excluding the impact of market volatility, which could distort trends, and revenues and costs related to non-core products and certain entities required to be consolidated under GAAP. Also, these measures exclude results of discontinued operations under GAAP and other businesses that have been or will be sold or exited by MetLife but do not meet the discontinued operations criteria under GAAP and are referred to as divested businesses. Divested businesses also includes the net impact of transactions with exited businesses that have been eliminated in consolidation under GAAP and costs relating to businesses that have been or will be sold or exited by MetLife that do not meet the criteria to be included in results of discontinued operations under GAAP. In addition, for the year ended December 31, 2016, adjusted revenues and adjusted expenses exclude the financial impact of converting MetLife’s Japan operations to calendar-year end reporting without retrospective application of this change to prior periods and is referred to as lag elimination. Adjusted revenues also excludes net investment gains (losses) (NIGL) and net derivative gains (losses) (NDGL). Adjusted expenses also excludes goodwill impairments.
The following additional adjustments are made to revenues, in the line items indicated, in calculating adjusted revenues:

•
Universal life and investment-type product policy fees excludes the amortization of unearned revenue related to NIGL and NDGL and certain variable annuity guaranteed minimum income benefits (GMIB) fees (GMIB fees);

•
Net investment income: (i) includes earned income on derivatives and amortization of premium on derivatives that are hedges of investments or that are used to replicate certain investments but do not qualify for hedge accounting treatment, (ii) excludes post-tax adjusted earnings adjustments relating to insurance joint ventures accounted for under the equity method, (iii) excludes certain amounts related to contractholder-directed equity securities, (iv) excludes certain amounts related to securitization entities that are variable interest entities (VIEs) consolidated under GAAP; and (v) includes distributions of profits from certain other limited partnership interests that were previously accounted for under the cost method, but are now accounted for at estimated fair value, where the change in estimated fair value is recognized in NIGL under GAAP; and

•	Other revenues is adjusted for settlements of foreign currency earnings hedges and excludes fees received in association with services provided under transition service agreements (TSA fees).
The following additional adjustments are made to expenses, in the line items indicated, in calculating adjusted expenses:

•
Policyholder benefits and claims and policyholder dividends excludes: (i) changes in the policyholder dividend obligation related to NIGL and NDGL, (ii) inflation-indexed benefit adjustments associated with contracts backed by inflation-indexed investments and amounts associated with periodic crediting rate adjustments based on the total return of a contractually referenced pool of assets and other pass-through adjustments, (iii) benefits and hedging costs related to GMIBs (GMIB costs), and (iv) market value adjustments associated with surrenders or terminations of contracts (Market value adjustments);

•
Interest credited to policyholder account balances includes adjustments for earned income on derivatives and amortization of premium on derivatives that are hedges of policyholder account balances but do not qualify for hedge accounting treatment and excludes certain amounts related to net investment income earned on contractholder-directed equity securities;

•	Amortization of DAC and value of business acquired (VOBA) excludes amounts related to: (i) NIGL and NDGL, (ii) GMIB fees and GMIB costs and (iii) Market value adjustments;

•	Amortization of negative VOBA excludes amounts related to Market value adjustments;

2019 Proxy Statement	B-4

Appendix B – Non-GAAP and Other Financial Disclosures

•	Interest expense on debt excludes certain amounts related to securitization entities that are VIEs consolidated under GAAP; and

•
Other expenses excludes costs related to: (i) noncontrolling interests, (ii) implementation of new insurance regulatory requirements, and (iii) acquisition, integration and other costs. Other expenses includes TSA fees.

Adjusted earnings also excludes the recognition of certain contingent assets and liabilities that could not be recognized at acquisition or adjusted for during the measurement period under GAAP business combination accounting guidance.
The tax impact of the adjustments mentioned above are calculated net of the U.S. or foreign statutory tax rate, which could differ from MetLife's effective tax rate. Additionally, the provision for income tax (expense) benefit also includes the impact related to the timing of certain tax credits, as well as certain tax reforms.
Return on equity and related measures

•
MetLife, Inc.’s common stockholders’ equity, excluding AOCI other than FCTA: MetLife, Inc.’s common stockholders’ equity, excluding the net unrealized investment gains (losses) and defined benefit plans adjustment components of AOCI, net of income tax.

•
MetLife, Inc.’s common stockholders’ equity, excluding total notable items (excludes AOCI other than FCTA): MetLife, Inc.’s common stockholders’ equity, excluding the net unrealized investment gains (losses), defined benefit plans adjustment components of AOCI and total notable items, net of income tax.

•	Return on MetLife, Inc.’s common stockholders’ equity: net income (loss) available to MetLife, Inc.’s common shareholders divided by MetLife, Inc.’s average common stockholders’ equity.

•
Return on MetLife, Inc.’s common stockholders’ equity, excluding AOCI other than FCTA: net income (loss) available to MetLife, Inc.’s common shareholders divided by MetLife, Inc.‘s average common stockholders’ equity, excluding AOCI other than FCTA.

•	Adjusted return on MetLife, Inc.’s common stockholders’ equity: adjusted earnings available to common shareholders divided by MetLife, Inc.‘s average common stockholders’ equity.

•
Adjusted return on MetLife, Inc.’s common stockholders’ equity, excluding AOCI other than FCTA: adjusted earnings available to common shareholders divided by MetLife, Inc.’s average common stockholders’ equity, excluding AOCI other than FCTA.

•
Adjusted return on MetLife, Inc.’s common stockholders’ equity, excluding total notable items (excludes AOCI other than FCTA): adjusted earnings available to common shareholders divided by MetLife, Inc.’s average common stockholders’ equity, excluding total notable items (excludes AOCI other than FCTA).

•
Adjusted return on MetLife, Inc.’s common stockholders’ equity, excluding net equity of assets and liabilities of disposed subsidiary (excludes AOCI other than FCTA): adjusted earnings available to common shareholders divided by MetLife, Inc.’s average common stockholders’ equity, excluding net equity of assets and liabilities of disposed subsidiary (excludes AOCI other than FCTA).

•
Adjusted return on MetLife, Inc.’s common stockholders' equity, excluding net equity of assets and liabilities of disposed subsidiary, total notable items, MetLife’s equity investment in Brighthouse Financial, Inc. common stock from the Separation through 2017 year-end and costs associated with separation-related items (excludes AOCI other than FCTA): adjusted earnings available to common shareholders divided by MetLife, Inc.’s average common stockholders’ equity, excluding net equity of assets and liabilities of disposed subsidiary, total notable items, MetLife’s equity investment in Brighthouse Financial, Inc. common stock from the Separation through 2017 year-end and costs associated with separation-related items (excludes AOCI other than FCTA).

The above measures represent a level of equity consistent with the view that, in the ordinary course of business, MetLife does not plan to sell most investments for the sole purpose of realizing gains or losses. Also refer to the utilization of adjusted earnings and other financial measures based on adjusted earnings mentioned above.

2019 Proxy Statement	B-5

Appendix B – Non-GAAP and Other Financial Disclosures

Expense ratio, direct expense ratio and adjusted expense ratio:

•	Expense ratio: other expenses, net of capitalization of DAC, divided by premiums, fees and other revenues.
• Direct expense ratio: direct expenses, on an adjusted basis, divided by adjusted premiums, fees and other revenues.
• Direct expense ratio, excluding total notable items related to direct expenses and PRT: direct expenses, on an adjusted basis, excluding total notable items related to direct expenses, divided by adjusted premiums, fees and other revenues, excluding PRT.
• Adjusted expense ratio: other expenses, net of capitalization of DAC, both on an adjusted basis, divided by adjusted premiums, fees and other revenues.
• Adjusted expense ratio, excluding total notable items related to other expenses: other expenses, net of capitalization of DAC, both on an adjusted basis, excluding total notable items related to other expenses, divided by adjusted premiums, fees and other revenues.
• Adjusted expense ratio, excluding total notable items related to other expenses and PRT: other expenses, net of capitalization of DAC, both on an adjusted basis, excluding total notable items related to other expenses, divided by adjusted premiums, fees and other revenues, excluding PRT.
Statistical sales information:
• U.S.:

•	Group Benefits: calculated using 10% of single premium deposits and 100% of annualized full-year premiums and fees from recurring premium policy sales of all products.

•
Retirement and Income Solutions: calculated using 10% of single premium deposits and 100% of annualized full-year premiums and fees only from recurring premium policy sales of specialized benefit resources and corporate-owned life insurance.

•	Property & Casualty: calculated based on first year direct written premium, net of cancellation and endorsement activity.
• Latin America, Asia and EMEA: calculated using 10% of single-premium deposits (mainly from retirement products such as variable annuity, fixed annuity and pensions), 20% of single-premium deposits from credit insurance and 100% of annualized full-year premiums and fees from recurring-premium policy sales of all products (mainly from risk and protection products such as individual life, accident & health and group).
Sales statistics do not correspond to revenues under GAAP, but are used as relevant measures of business activity.
The following additional information is relevant to an understanding of MetLife’s performance results:

•
All comparisons on a constant currency basis reflect the impact of changes in foreign currency exchange rates and are calculated using the average foreign currency exchange rates for the current period and are applied to each of the comparable periods.

•
Volume growth, as discussed in the context of business growth, is the period over period percentage change in adjusted earnings available to common shareholders attributable to adjusted premiums, fees and other revenues and assets under management levels, applying a model in which certain margins and factors are held constant. The most significant of such items are underwriting margins, investment margins, changes in equity market performance, expense margins and the impact of changes in foreign currency exchange rates.

•
Asymmetrical and non-economic accounting refers to: (i) the portion of net derivative gains (losses) on embedded derivatives attributable to the inclusion of MetLife’s credit spreads in the liability valuations, (ii) hedging activity that generates net derivative gains (losses) and creates fluctuations in net income because hedge accounting cannot be achieved and the item being hedged does not a have an offsetting gain or loss recognized in earnings, (iii) inflation-indexed benefit adjustments associated with contracts backed by inflation-indexed investments and amounts associated with periodic crediting rate adjustments based on the total return of a contractually referenced pool of assets and other pass-through adjustments, and (iv) impact of changes in foreign currency exchange rates on the re-measurement of foreign denominated unhedged funding agreements and financing transactions to the U.S. dollar and the re-

2019 Proxy Statement	B-6

Appendix B – Non-GAAP and Other Financial Disclosures

measurement of certain liabilities from non-functional currencies to functional currencies. MetLife believes that excluding the impact of asymmetrical and non-economic accounting from total GAAP results enhances investor understanding of MetLife’s performance by disclosing how these accounting practices affect reported GAAP results.

•
MetLife uses a measure of free cash flow to facilitate an understanding of its ability to generate cash for reinvestment into its businesses or use in non-mandatory capital actions. MetLife defines free cash flow as the sum of cash available at MetLife’s holding companies from dividends from operating subsidiaries, expenses and other net flows of the holding companies (including capital contributions to subsidiaries), and net contributions from debt to be at or below target leverage ratios. This measure of free cash flow is prior to capital actions, such as common stock dividends and repurchases, debt reduction and mergers and acquisitions. Free cash flow should not be viewed as a substitute for net cash provided by (used in) operating activities calculated in accordance with GAAP. The free cash flow ratio is typically expressed as a percentage of annual adjusted earnings available to common shareholders.

•
Notable items represent a positive (negative) impact to adjusted earnings available to common shareholders. Notable items reflect the unexpected impact of events that affect MetLife’s results, but that were unknown and that MetLife could not anticipate when it devised its Business Plan. Notable items also include certain items regardless of the extent anticipated in the Business Plan, to help investors have a better understanding of MetLife's results and to evaluate and forecast those results.

•
Total Assets Under Management (Total AUM) is a financial measure based on methodologies other than GAAP. Total AUM are comprised of GA AUM, plus Indexed SA AUM plus TP AUM (each as defined below). MetLife believes the use of Total AUM enhances the understanding of the depth and breadth of its investment management services on behalf of its general account investment portfolio, separate account index investment portfolios and unaffiliated/third party clients.

General Account Assets Under Management (GA AUM) is a financial measure based on methodologies other than GAAP. MetLife utilizes GA AUM to describe assets in its general account investment portfolio which are actively managed and stated at estimated fair value. MetLife believes the use of GA AUM enhances the understanding and comparability of its general account investment portfolio. GA AUM are comprised of general account Total Investments and cash and cash equivalents, excluding policy loans, other invested assets, contractholder-directed equity securities and fair value option securities, as substantially all of those assets are not actively managed in MetLife’s general account investment portfolio. Mortgage loans and certain real estate investments included in GA AUM have been adjusted from carrying value to estimated fair value. Classification of GA AUM by sector is based on the nature and characteristics of the underlying investments which can vary from how they are classified under GAAP.

Passive-Indexed Separate Account Assets Under Management (Indexed SA AUM) are passive-indexed insurance company separate account investment portfolios, which are stated at estimated fair value, managed by MetLife that track the return of industry market indices. Indexed SA AUM represent separate account assets of MetLife insurance companies which are included in MetLife, Inc.’s consolidated financial statements at estimated fair value.

Third Party Assets Under Management (TP AUM) are non-proprietary assets managed by MetLife on behalf of unaffiliated/third party clients, which are stated at estimated fair value. TP AUM are owned by such unaffiliated/third party clients; accordingly, TP AUM are not included in MetLife, Inc.’s consolidated financial statements.

MIM’s investment strategy incorporates relevant environmental, social and governance (“ESG”) considerations in the decision making process to support sustainable long-term returns. Responsible Investments are the portion of Total Assets Under Management that include the following four categories: Impact and Affordable Housing Investments, Green Investments, Infrastructure Investments and Municipal Bonds (i.e., Municipals).

All Other Investments are the portion of Total Assets Under Management that exclude Responsible Investments.

GA AUM, Total AUM and Responsible Investments are non-GAAP financial measures and should not be viewed as substitutes for Total Investments, the most directly comparable GAAP measure. Total Investments under GAAP includes short-term investments and excludes cash and cash equivalents.

2019 Proxy Statement	B-7

Appendix B – Non-GAAP and Other Financial Disclosures

	2017		2018
	(In millions, except per share data)
		Earnings Per Weighted Average Common Shares Diluted(1)		Earnings Per Weighted Average Common Shares Diluted(1)	Earnings Per Weighted Average Common Shares Diluted(1)
Total Company—Reconciliation of Net Income (Loss) Available to MetLife, Inc.’s Common Shareholders to Adjusted Earnings Available to Common Shareholders
Net income (loss) available to MetLife, Inc.’s common shareholders	$3,907	$3.62	$4,982		$4.91
Adjustments from net income (loss) available to MetLife, Inc.’s common shareholders to adjusted earnings available to common shareholders:
Less: Net investment gains (losses)	(308)	(0.29)	(298)		(0.29)
Less: Net derivative gains (losses)	(590)	(0.55)	851		0.84
Less: Other adjustments to continuing operations	(1,622)	(1.51)	(941)		(0.95)
Less: Provision for income tax (expense) benefit	3,188	2.96	(86)		(0.08)
Less: Income (loss) from discontinued operations, net of income tax	(986)	(0.91)	—		—
Add: Net income (loss) attributable to noncontrolling interests	10	0.01	5		—
Adjusted earnings available to common shareholders	$4,235	$3.93	$5,461		$5.39
Less: Total notable items	(622)	(0.58)	(103)		(0.10)
Adjusted earnings available to common shareholders, excluding total notable items	$4,857	$4.50	$5,564		$5.49

Weighted average common shares outstanding—diluted		1,078.5			1,013.9

Total Company—Premiums, Fees and Other Revenues
Premiums, fees and other revenues	$45,843		$51,222
Less: Unearned revenue adjustments	12		(7)
Less: GMIB fees	125		120
Less: Settlement of foreign currency earnings hedges	22		19
Less: TSA fees	—		305
Less: Divested businesses	(516)		7
Adjusted premiums, fees and other revenues	$46,200		$50,778

2019 Proxy Statement	B-8

Appendix B – Non-GAAP and Other Financial Disclosures

	2015	2017	2018
	(In millions, except ratio data)
Reconciliation of Capitalization of DAC to Capitalization of DAC, as reported on an adjusted basis
Capitalization of DAC	$(3,319)	$(3,002)	$(3,254)
Less: Divested businesses	120	34	(1)
Capitalization of DAC, as reported on an adjusted basis	$(3,439)	$(3,036)	$(3,253)

Reconciliation of Other Expenses to Other Expenses, as reported on an adjusted basis
Other expenses	$14,105	$12,953	$12,927
Less: Noncontrolling interest	(13)	(12)	(10)
Less: Regulatory implementation costs	2	—	11
Less: Acquisitions, integration and other costs	28	65	24
Less: TSA fees	—	—	305
Less: Divested businesses	265	491	68
Other expenses, as reported on an adjusted basis	$13,823	$12,409	$12,529

Other Detail and Ratios
Other expenses	$14,105	$12,953	$12,927
Capitalization of DAC	(3,319)	(3,002)	(3,254)
Other expenses, net of capitalization of DAC	$10,786	$9,951	$9,673

Premiums, fees and other revenues	$43,900	$45,843	$51,222

Expense ratio	24.6%	21.7%	18.9%

Direct expenses	$6,444	$6,006	$5,874
Less: Total notable items related to direct expenses	362	296	214
Direct expenses, excluding total notable items related to direct expenses	$6,082	$5,710	$5,660

Other expenses, as reported on an adjusted basis	$13,823	$12,409	$12,529
Capitalization of DAC, as reported on an adjusted basis	(3,439)	(3,036)	(3,253)
Other expenses, net of capitalization of DAC, as reported on an adjusted basis	$10,384	$9,373	$9,276
Less: Total notable items related to other expenses, as reported on an adjusted basis	362	377	214
Other expenses, net of capitalization of DAC excluding total notable items related to other expenses, as reported on an adjusted basis	$10,022	$8,996	$9,062

Adjusted premiums, fees and other revenues	$44,329	$46,200	$50,778
Less: Pension risk transfer (PRT)	1,740	3,305	6,894
Adjusted premiums, fees and other revenues, excluding PRT	$42,589	$42,895	$43,884

Direct expense ratio	14.5%	13.0%	11.6%
Direct expense ratio, excluding total notable items related to direct expenses and PRT	14.3%	13.3%	12.9%
Adjusted expense ratio	23.4%	20.3%	18.3%
Adjusted expense ratio, excluding total notable items related to direct expenses	22.6%	19.5%	17.8%
Adjusted expense ratio, excluding total notable items related to direct expenses and PRT	23.5%	21.0%	20.6%

2019 Proxy Statement	B-9

Appendix B – Non-GAAP and Other Financial Disclosures

	2017	2018

Return on Equity
Return on MetLife, Inc.’s:
Common stockholders’ equity	6.3%	9.6%
Common stockholders’ equity, excluding AOCI other than FCTA	7.7%	11.5%
Adjusted return on MetLife, Inc.’s:
Common stockholders’ equity	6.8%	10.6%
Common stockholders’ equity, excluding AOCI other than FCTA	8.4%	12.6%
Common stockholders’ equity, excluding total notable items (excludes AOCI other than FCTA	9.6%	12.8%
Common stockholders’ equity, excluding net equity of assets and liabilities of disposed subsidiary (excludes AOCI other than FCTA)	10.3%	12.6%
Common stockholders’ equity, excluding net equity of assets and liabilities of disposed subsidiary, total notable items, MetLife’s equity investment in Brighthouse Financial, Inc. common stock from the Separation through 2017 year-end and costs associated with separation-related items (excludes AOCI other than FCTA)	12.5%	12.8%
Book Value(2)
Book value per common share	$54.24	$51.53
Less: Net unrealized investment gains (losses), net of income tax	13.09	9.03
Less: Defined benefit plans adjustment, net of income tax	(1.77)	(2.12)
Book value per common share, excluding AOCI other than FCTA	$42.92	$44.62
Common shares outstanding, end of period (In millions)	1,043.6	958.6

	2017	2018
	(In millions)
MetLife, Inc.’s Common Stockholders’ Equity
Total MetLife, Inc.’s stockholders’ equity	$58,676	$52,741
Less: Preferred stock	2,066	3,340
MetLife, Inc.’s common stockholders’ equity	56,610	49,401
Less: Net unrealized investment gains (losses), net of income tax	13,662	8,655
Less: Defined benefit plans adjustment, net of income tax	(1,845)	(2,028)
Total MetLife, Inc.’s common stockholders’ equity, excluding AOCI other than FCTA	$44,793	$42,774

Average common stockholders’ equity	$62,154	$51,668
Average common stockholders’ equity, excluding AOCI other than FCTA	$50,491	$43,427
Average common stockholders’ equity, excluding total notable items (excluding AOCI other than FCTA)	$50,651	$43,487
Average common stockholder equity, excluding net equity of assets and liabilities of disposed subsidiary (excludes AOCI other than FCTA)	$40,955	$43,427
Average common stockholders’ equity, excluding net equity of assets and liabilities of disposed subsidiary, total notable items, MetLife’s equity investment in Brighthouse Financial, Inc. common stock from the Separation through 2017 year-end and costs associated with separation-related items (excludes AOCI other than FCTA)	$38,919	$43,487

1
Adjusted earnings available to common shareholders is calculated on a standalone basis and may not equal the sum of (i) adjusted earnings available to common shareholders, excluding total notable items and (ii) total notable items.

2	Book value excludes $3,340 million and $2,066 million of equity related to preferred stock at December 31, 2018 and 2017, respectively.

2019 Proxy Statement	B-10

Appendix B – Non-GAAP and Other Financial Disclosures

2015
(In millions)
Total Company—Premiums, Fees and Other Revenues
Premiums, fees and other revenues	$50,035
Less: Unearned revenue adjustments	5
Less: GMIB fees	382
Less: Settlement of foreign currency earnings hedges	(37)
Less: TSA fees	—
Less: Divested businesses	4
Adjusted premiums, fees and other revenues	$49,681

2016
(In millions)
Total Company - Reconciliation of Net Income (Loss) Available to MetLife, Inc.’s Common Shareholders to Adjusted Earnings Available to Common Shareholders
Net income (loss) available to MetLife, Inc.’s common shareholders	$747
Adjustments from net income (loss) available to MetLife, Inc.’s common shareholders to adjusted earnings available to common shareholders:
Less: Net investment gains (losses)	317
Less: Net derivative gains (losses)	(690)
Less: Other adjustments to continuing operations	(481)
Less: Provision for income tax (expense) benefit	306
Less: Income (loss) from discontinued operations, net of income tax	(2,734)
Add: Net income (loss) attributable to noncontrolling interests	4
Adjusted earnings available to common shareholders	$4,033

2019 Proxy Statement	B-11

Appendix B – Non-GAAP and Other Financial Disclosures

	2016	2017	2018
	(In billions, except ratios)
Condensed Reconciliation of Net Cash Provided by Operating Activities of MetLife, Inc. to Free Cash Flow of All Holding Companies
MetLife, Inc. (parent company only) net cash provided by operating activities	$3.7	$6.5	$5.5
Adjustments from net cash provided by operating activities to free cash flow:
Add: Incremental debt to be at or below target leverage ratios	—	—	—
Add: Adjustments from net cash provided by operating activities to free cash flow (1)	(2.3)	(0.3)	(1.1)
MetLife, Inc. (parent company only) free cash flow	1.4	6.2	4.4
Other MetLife, Inc. holding companies free cash flow (2)	1.0	(0.5)	(1.0)
Free cash flow of all holding companies (3)	$2.4	$5.7	$3.4
Ratio of net cash provided by operating activities to consolidated net income (loss) available to MetLife, Inc.’s common shareholders:
MetLife, Inc. (parent company only) net cash provided by operating activities	$3.7	$6.5	$5.5
Consolidated net income (loss) available to MetLife, Inc.’s common shareholders (3)	$0.7	$3.9	$5.0
Ratio of net cash provided by operating activities (parent company only) to consolidated net income (loss) available to MetLife, Inc.’s common shareholders (3),(4)	502%	165%	110%
Ratio of free cash flow to adjusted earnings available to common shareholders:
Free cash flow of all holding companies (5)	$2.4	$5.7	$3.4
Consolidated adjusted earnings available to common shareholders (5)	$4.0	$4.2	$5.5
Ratio of free cash flow of all holding companies to consolidated adjusted earnings available to common shareholders (5)	60%	134%	62%

1
Adjustments include: (i) capital contributions to subsidiaries; (ii) returns of capital from subsidiaries; (iii) repayments on and (issuances of) loans to subsidiaries, net; and (iv) investment portfolio and derivatives changes and other, net.

2
Components include: (i) dividends and returns of capital from subsidiaries; (ii) capital contributions from MetLife, Inc.; (iii) capital contributions to subsidiaries; (iv) repayments on and (issuances of) loans to subsidiaries, net; (v) other expenses; (vi) dividends and returns of capital to MetLife, Inc. and (vii) investment portfolio changes and other, net.

3
Consolidated net income (loss) available to MetLife, Inc.’s common shareholders for 2018 includes costs related to the separation of Brighthouse Financial, Inc. (Brighthouse) and its subsidiaries (Separation) of $0.08 billion, net of income tax. Excluding this amount from the denominator of the ratio, this ratio, as adjusted, would be 109%. Consolidated net income (loss) available to MetLife, Inc.’s common shareholders for 2017 includes Separation-related costs of $0.3 billion, net of income tax. Excluding this amount from the denominator of the ratio, this ratio, as adjusted, would be 153%. Consolidated net income (loss) available to MetLife, Inc.’s common shareholders for 2016 includes Separation-related costs of $0.07 billion, net of income tax. Excluding this amount from the denominator of the ratio, this ratio, as adjusted, would be 457%.

4
Including the free cash flow of other MetLife, Inc. holding companies of ($1.0) billion, ($0.5) billion and $1.0 billion for the years ended December 31, 2018, 2017 and 2016, respectively, in the numerator of the ratio, this ratio, as adjusted, would be 90%, 153% and 636%, respectively. Including the free cash flow of other MetLife, Inc. holding companies in the numerator of the ratio and excluding the Separation-related costs from the denominator of the ratio, this ratio, as adjusted, would be 88%, 141% and 579% for the years ended December 31, 2018, 2017 and 2016, respectively.

5
i) In 2018, $0.3 billion of Separation-related items (comprised of certain Separation-related inflows primarily related to reinsurance benefit from Brighthouse) were included in free cash flow, which increased MetLife, Inc. holding companies’ liquid assets, as well as MetLife, Inc.'s free cash flow ratio. Excluding these Separation-related items, adjusted free cash flow would be $3.1 billion for the year ended December 31, 2018. Consolidated adjusted earnings available to common shareholders for 2018 was negatively impacted by notable items, primarily related to expense initiative costs of $0.3 billion, net of income tax, partially offset by tax adjustments of $0.2 billion, net of income tax. Excluding the Separation-related items, which increased free cash flow, from the numerator of the ratio and excluding

2019 Proxy Statement	B-12

Appendix B – Non-GAAP and Other Financial Disclosures

such notable items negatively impacting consolidated adjusted earnings available to common shareholders from the denominator of the ratio, the adjusted free cash flow ratio for 2018 would be 56%.
ii) In 2017, $2.1 billion of Separation-related items (comprised of certain Separation-related inflows primarily related to dividends from Brighthouse, net of outflows) were included in free cash flow, which increased MetLife, Inc. holding companies’ liquid assets, as well as MetLife, Inc.'s free cash flow ratio. Excluding these Separation-related items, adjusted free cash flow would be $3.6 billion for the year ended December 31, 2017. Consolidated adjusted earnings available to common shareholders for 2017 was negatively impacted by notable items, primarily related to tax adjustments, of $0.6 billion, net of income tax. Excluding the Separation-related items, which increased free cash flow, from the numerator of the ratio and excluding such notable items negatively impacting consolidated adjusted earnings available to common shareholders from the denominator of the ratio, the adjusted free cash flow ratio for 2017 would be 75%.

iii) In 2016, we incurred $2.3 billion of Separation-related items (comprised of certain Separation-related outflows, net of inflows related to dividends from Brighthouse subsidiaries) which reduced MetLife, Inc. holding companies’ liquid assets, as well as MetLife, Inc.'s free cash flow. Excluding these Separation-related items, adjusted free cash flow would be $4.7 billion for the year ended December 31, 2016. Consolidated adjusted earnings available to common shareholders for 2016 was negatively impacted by notable items, primarily related to the actuarial assumption review and other insurance adjustments, of $0.7 billion, net of income tax, and Separation-related costs of $0.02 billion, net of income tax. Excluding the Separation-related items, which reduced free cash flow, from the numerator of the ratio and excluding such notable items and Separation-related costs negatively impacting consolidated adjusted earnings available to common shareholders from the denominator of the ratio, the adjusted free cash flow ratio for 2016 would be 98%.

2019 Proxy Statement	B-13

MetLife

METLIFE, INC.
C/O COMPUTERSHARE
P.O. BOX 505008
LOUISVILLE, KY, 40233-9814

SCAN TO VIEW MATERIALS & VOTE

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E77175-P19180 KEEP THIS PORTION FOR YOUR RECORDS

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METLIFE, INC.

The following items are more fully described in the Proxy Statement. The Board of Directors has proposed and recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Cheryl W. Grisé	☐	☐	☐
1b. Carlos M. Gutierrez	☐	☐	☐
1c. Gerald L. Hassell	☐	☐	☐
1d. David L. Herzog	☐	☐	☐
1e. R. Glenn Hubbard, Ph.D.	☐	☐	☐
1f. Edward J. Kelly, III	☐	☐	☐
1g. William E. Kennard	☐	☐	☐
1h. Michel A. Khalaf	☐	☐	☐
1i. James M. Kilts	☐	☐	☐
1j. Catherine R. Kinney	☐	☐	☐
1k. Diana McKenzie	☐	☐	☐
1l. Denise M. Morrison	☐	☐	☐

Change your address by logging into your account at www.computershare.com/metlife or by marking here and indicating a change on the reverse side. ☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

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We encourage you to take advantage of Internet or telephone voting.

Both are available 24 hours a day, 7 days a week.

Common Shareholders - Internet and telephone voting are available through 11:59 PM, Eastern Time, June 17, 2019.
Proxy Cards submitted by common shareholders who vote by mail must be received prior to the 2019 Annual Meeting of Shareholders.

MetLife 401(k) Plan Participants - Internet and telephone voting are available until 11:59 PM, Eastern Time, June 13, 2019.
Voting Instruction Forms submitted by plan participants who vote by mail must be received by 11:59 PM, Eastern Time, June 13, 2019.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your Proxy Card/Voting Instruction Form.

Please see reverse for instructions on voting by Internet, telephone or mail.

The Notice and Proxy Statement, Annual Report and Chairman's Letter are available at http://investor.metlife.com.

E77176-P19180

METLIFE, INC.

Proxy Card/Voting Instruction Form

Proxy solicited on behalf of the MetLife, Inc. Board of Directors for the 2019 Annual Meeting of Shareholders, June 18, 2019

Common Shareholders

The shareholder(s) whose signature(s) appear(s) on the reverse side of this Proxy Card hereby appoint(s) Kristin H. Smith and Jeannette N. Pina, or either of them, each with full power of substitution, as proxies to vote all shares of MetLife, Inc. Common Stock that the shareholder(s) would be entitled to vote on all matters that may properly come before the 2019 Annual Meeting and at any adjournments or postponements thereof. The proxies are authorized to vote and will vote in accordance with the specifications indicated by the shareholder(s) on the reverse of this Proxy Card. **If this Proxy Card is signed and returned by the shareholder(s), and no specifications are indicated, the proxies are authorized to vote as recommended by the Board of Directors of MetLife, Inc.** If this Proxy Card is signed and returned, the proxies appointed thereby will be authorized to vote in their discretion on any other matters that may be presented for a vote at the 2019 Annual Meeting and at any adjournments or postponements thereof.

Plan Participants

The Bank of New York Mellon is the Trustee (the "Plan Trustee") of the MetLife 401(k) Plan (the "Plan").

As a Plan participant, you have the right to direct the Plan Trustee how to vote the shares of MetLife, Inc. Common Stock ("Shares") that are allocated to your Plan account and shown on the reverse of this Voting Instruction Form. The Plan Trustee will hold your instructions in complete confidence except as may be necessary to meet legal requirements.

You may instruct the Plan Trustee how to vote by telephone, Internet or by signing and returning this Voting Instruction Form. See the reverse side of this form for instructions on how to vote. A postage-paid envelope is enclosed. The Plan Trustee must receive your voting instructions no later than 11:59 p.m., Eastern Time, June 13, 2019, to vote in accordance with the instructions.

The Plan Trustee will vote your Plan Shares in accordance with the specifications indicated by you on the reverse of this Voting Instruction Form. **If the Plan Trustee does not receive your instructions by 11:59 p.m., Eastern Time, June 13, 2019, or if you sign and return this Voting Instruction Form and no specifications are indicated, the Plan Trustee will vote your Plan Shares in the same proportion as the Plan Shares for which it has received instructions.** On any matters other than those described on the reverse of this Voting Instruction Form that may be presented for a vote at the 2019 Annual Meeting of Shareholders and any adjournments or postponements thereof, your Plan Shares will be voted in the discretion of the proxies appointed by the shareholders of MetLife, Inc.

Address Changes/Comments: ______________________________

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(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be marked, dated and signed on reverse side